UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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D.R. Horton, Inc.
(Name of Registrant as Specified In Its Charter)

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DR HORTON AMERICA’S BUILDER NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Message to Our Stockholders:

We are extremely pleased with the D.R. Horton team’s performance in fiscal 2023. We completed our 22nd consecutive year as the largest homebuilder in the United States by closing 89,092 homes in our homebuilding and single-family rental operations during fiscal 2023. Our consolidated revenues of $35.5 billion were 6% higher than fiscal 2022, and our consolidated pre-tax income was $6.3 billion in fiscal 2023. Over the last five years, we have grown our revenues by 121% and our earnings per share by 263%. In fiscal 2023, we generated $4.3 billion of cash from operations. We achieved a homebuilding return on inventory of 30% and return on equity of 23% while reducing our consolidated leverage to 18%. Our strong balance sheet, ample liquidity and low leverage provide us with significant financial flexibility. We are committed to maintaining our disciplined approach to investing capital to enhance the long-term value of our Company, including consistently returning capital to our stockholders through both dividends and share repurchases.

Our purpose as a Company is to enable our customers to achieve the American Dream of homeownership. We achieve this by ensuring that our homes remain affordable for entry-level and first-time homebuyers, and the average selling price of our homes is one of the lowest in the homebuilding industry. We are honored to provide new homes to more individuals and families than any other builder in the country, and in fiscal 2023 we celebrated the delivery of our one millionth home in the history of the Company. We strive to offer compelling value across our broad product offerings to serve a diverse customer base and provide homes for every stage in life.

As a Board, we remain committed to providing consistent and effective oversight of management as the Company implements its vision and strategic plans to create sustainable stockholder value. The Board remains committed to stockholder engagement, and the feedback gained in conversations with stockholders continues to serve as a key input to Board and Committee discussions and decisions. The following proxy statement outlines the significant actions taken by the Board and Compensation Committee to address and align with stockholder feedback. We are also proud to have been named the Best Investor Relations Program in the Homebuilders and Building Products sector by Institutional Investor multiple times in its annual survey, including in three of the four most recent years.

In September 2023, we announced several changes to our executive and board leadership as part of our ongoing succession plans. Effective October 1, 2023, David Auld, who served for the past nine years as President and CEO of the Company, was appointed Executive Vice Chair. Paul Romanowski was promoted to President and CEO and appointed to our Board of Directors. Our founder, Donald R. Horton, will no longer serve as an executive officer of the Company but will continue to provide the Board and Company with valuable insight and leadership as Chairman of the Board. Dr. Benjamin Carson continues to serve as Presiding Director. These moves will help facilitate a smooth transition and succession of management and board leadership, and demonstrate the depth of the Company’s leadership.

The Company continues to provide transparency regarding our Environmental, Social and Governance (“ESG”) efforts, and we plan to publish our second ESG report in early fiscal 2024. This ESG report will include discussion and metrics around the energy efficiency and environmental impacts of our homes, the importance of the people who work for D.R. Horton, our impacts on the communities in which we work, overall business ethics and other important topics.

Our employees continue to be the primary strength of our Company, ensuring the resilience of our business going forward. We remain committed to hiring, developing and supporting a positive, productive, diverse and inclusive workplace by attracting and retaining talented and experienced individuals to manage and support our operations. Our Company’s culture is centered on accountability, integrity and providing growth opportunities for our employees based on competence, effort and character.

Our employees strive to have a positive influence on their local communities by providing new homes to their neighbors and also by supporting local organizations that enhance the well-being of the community and help those in need. We support our employees and their communities through numerous efforts including team volunteering projects, support of individual employee volunteer efforts, natural disaster recovery assistance to municipalities, various types of donations, contributions and cooperation with our trade partners in supporting various charitable causes. Homebuilding is a local business, and we are proud to support the local communities where our employees and customers live and work.

Board of Directors:

Donald R. Horton, Chairman

David V. Auld, Executive Vice Chair

Paul J. Romanowski, Chief Executive Officer

Barbara K. Allen

Brad S. Anderson

Michael R. Buchanan

Benjamin S. Carson, Sr.

Maribess L. Miller

Notice of Annual Meeting of Stockholders

To be Held on Wednesday, January 17, 2024

Date and Time:

January 17, 2024 10:00 a.m. Central Time

Place:

1341 Horton Circle, Arlington, Texas 76011

Dear Stockholders of D.R. Horton:

You are invited to attend the 2024 Annual Meeting of Stockholders of D.R. Horton. Our 2024 Annual Meeting will be held at our corporate offices located at: 1341 Horton Circle, Arlington, Texas 76011, on Wednesday, January 17, 2024, at 10:00 a.m. Central Time, for the following purposes:

1.	To elect the eight directors named in our proxy statement;

2.	To seek an advisory vote on the approval of our executive compensation;

3.	To seek an advisory vote on the frequency of future advisory votes on executive compensation;

4.	To approve the D.R. Horton, Inc. 2024 Stock Incentive Plan;

5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024; and

6.	To conduct other business properly brought before the meeting.

Record Date:

Only stockholders of record at the close of business on Thursday, November 30, 2023 are entitled to notice of and to vote at the 2024 Annual Meeting or any adjournment thereof. The Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of D.R. Horton. D.R. Horton expects that the Proxy Statement and the accompanying form of proxy will first be released to our stockholders of record on or about December 15, 2023.

Whether or not you plan to attend the meeting, your vote is very important. For the convenience of our stockholders, proxies may be submitted either by telephone, electronically through the Internet, or by mail. For casting your vote by mail, a form of proxy on which to indicate your vote and a postage-paid envelope in which to return your proxy are enclosed. WE URGE YOU TO COMPLETE AND RETURN YOUR PROXY BY ONE OF THESE METHODS SO THAT YOUR SHARES WILL BE REPRESENTED. If you decide later to attend the 2024 Annual Meeting, you may revoke your proxy at that time and vote your shares in person. If you desire any additional information concerning the 2024 Annual Meeting, we would be glad to hear from you.

Sincerely,

DONALD R. HORTON

Chairman of the Board

Arlington, Texas

December 15, 2023

PROXY STATEMENT SUMMARY

Proxy Statement Summary

Key Operating and Financial Highlights

The D.R. Horton team, led by our executive officers, delivered outstanding operating and financial results during fiscal 2023. D.R. Horton, Inc. is referred to as “D.R. Horton,” the “Company,” “we,” and “our” in this Proxy Statement. Our results reflect the strength of our experienced operational teams, industry-leading market share, broad geographic footprint and diverse product offerings across multiple brands.

We closed 89,092 homes in our homebuilding and single-family rental operations during fiscal 2023, completing our 22nd consecutive fiscal year as the largest homebuilder in the United States. Over the last five years, we have grown our revenues by 121% and our earnings per share by 263%. In fiscal 2023, we generated $4.3 billion of cash from operations. We achieved a homebuilding return on inventory of 30% and return on equity of 23% while reducing our consolidated leverage to 18%. We have also delivered strong total stockholder returns of 516% and 170% for the last ten years and five years, respectively.

Key Performance Highlights

(1)

Return on assets is calculated as net income attributable to D.R. Horton for the year divided by average consolidated assets, where average consolidated assets is the sum of total assets balances for the trailing five quarters divided by five.

(2)

Return on equity is calculated as net income attributable to D.R. Horton for the year divided by average stockholders’ equity, where average stockholders’ equity is the sum of ending stockholders’ equity balances of the trailing five quarters divided by five.

(3)	Consolidated leverage ratio represents consolidated notes payable divided by total capital (stockholders’ equity plus consolidated notes payable).

(4)	The comparison assumes a hypothetical investment in D.R. Horton common stock and in the S&P 500 Index of $100 at September 30, 2018 and assumes that all dividends were reinvested.

D.R. HORTON, INC. 2024 PROXY STATEMENT      1

PROXY STATEMENT SUMMARY

	As of and for the Fiscal Year Ended September 30,					% Change
						2023 vs 2022	2023 vs 2019
Stock Price and Other Data	2023	2022	2021	2020	2019

Common stock price	$107.47	$67.35	$83.97	$75.63	$52.71	60%	104%

Total equity market capitalization (in millions)	$35,986	$23,165	$29,895	$27,529	$19,420	55%	85%

Book value per common share	$67.78	$56.39	$41.81	$32.53	$27.20	20%	149%

Diluted earnings per common share	$13.82	$16.51	$11.41	$6.41	$4.29	(16)%	222%

Cash dividends paid per common share	$1.00	$0.90	$0.80	$0.70	$0.60	11%	67%

Track Record of Board Responsiveness and Commitment to Stockholder Engagement

Our Board believes that engaging in stockholder outreach is an essential element of strong corporate governance. It strives for a collaborative approach to issues of importance to stockholders and continually seeks to better understand the views of our stockholders on key topics.

Our Board and Compensation Committee, alongside our Investor Relations team, engage in a robust stockholder outreach program. Throughout fiscal 2023, we were in contact with stockholders collectively representing approximately 58% of outstanding shares and had substantive conversations with interested stockholders regarding executive compensation, corporate governance and other ESG matters.

Our engagement program has resulted in actions and updates to our corporate governance, executive compensation and environmental and social disclosures over the past several years that were adopted in line with stockholder feedback, as summarized in the table below.

	Actions Taken	Key Highlights

Shareholder Accountability	✔ Adopted Proxy Access in fiscal 2017	• Annual Director Elections • Majority Vote Standard with Resignation Policy

Board Composition	✔ Added 2 new independent directors since 2018 ✔ Enhanced gender and ethnic/racial diversity	• 63% independent Board • 25% gender diversity • 100% of Committee Chairs and our Presiding Director are diverse

Executive Compensation

✔  Reduced payout percentage and established cap on annual incentive; split payout between cash and equity

✔  Established 3-year performance period for performance equity, increased target to above-median

✔  At least 50% of annual equity awards to be in the form of Performance RSUs

• 90% of 2023 CEO Target Pay is at risk • Majority of equity granted as Performance RSUs • Payouts aligned with Company performance and incremental stockholder value creation

Environmental & Social

✔  Adopted Human Rights Policy and Political Contributions Policy Statement in fiscal 2021

✔  Disclosed EEO-1 Report in fiscal 2022

✔  Completed ESG Materiality Assessment

✔  Published inaugural ESG Report in December 2022

• Continuous evaluation of Company’s governance and impact on the environment and society • Commitment to transparency as the Company improves and expands tracking of key metrics

Our Board values the opportunity to engage with stockholders, and the feedback received serves as a key input to Board and committee discussions and decisions. Our Board remains committed to gathering feedback from stockholders.

D.R. HORTON, INC. 2024 PROXY STATEMENT      2

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

Our governance structures predicated on our Corporate Governance Principles ensure robust independent oversight of management and accountability to stockholders.

Governance Principles	Corporate Governance Practice

Accountability to our Stockholders

✔  Our common stock is our only class of stock, with one vote per share.

✔  Our stockholders elect directors for one-year terms by a majority vote standard.

✔  Our Bylaws permit stockholder proxy access.

✔  We do not have a “poison pill” or similar anti-takeover provision in place.

Board Independence

✔  Five of our eight director nominees are independent.

✔  We have a separate chairman and chief executive officer and an independent presiding director.

✔  Our independent directors regularly meet in executive sessions.

✔  All the members of our three standing Board committees—Audit, Compensation and Nominating and Governance—are independent.

Board Diversity

✔  Two of our eight directors are women, and one director is ethnically diverse.

✔  Director gender and ethnic diversity is supported by our candidate recruitment policy.

✔  All of the key Board committee chairs and our Presiding Director are either female or ethnically diverse.

Board Policies and Practices

✔  Our Board annually reviews its performance, as well as the performance of each of its standing committees.

✔  Our Board actively engages in chief executive officer succession planning and reviews succession plans for our other executives annually.

✔  Our Nominating and Governance Committee oversees risks associated with overall governance and Board succession planning and ESG.

✔  Our Compensation Committee evaluates our CEO’s performance annually.

✔  Our Audit Committee oversees cybersecurity risk.

Risk Mitigation and Alignment of Interests

✔  We have robust stock ownership guidelines for executive officers and directors.

✔  Effective October 2023, we adopted an amended clawback policy that applies to both cash and equity incentives and is triggered by either a financial restatement or other material harm to the Company.

✔  Our directors and executive officers may not engage in pledging or hedging transactions or other transactions designed to hedge or offset any decrease in the market value of our Company stock.

✔  No executive officer or director has any shares of Company stock pledged or hedged.

D.R. HORTON, INC. 2024 PROXY STATEMENT      3

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

Our Compensation Committee strives to design a fair and competitive compensation program for executive officers using incentives based on Company performance that emphasize the creation of sustainable long-term stockholder value and that will attract, motivate and retain highly qualified and experienced executives.

Executive Compensation Principles	Executive Compensation Objectives

Business Resilience	✔ Achieve long-term sustainability of our business

Alignment of Interests	✔ Align our executives’ interests with stockholders’ interests with the goal of maximizing long-term stockholder value

Pay-for-Performance	✔ Award compensation that recognizes valuable short- and long-term individual performance as well as the Company’s overall performance

Attract and Retain	✔ Motivate and retain highly qualified and experienced executives

Our executive compensation design promotes performance alignment and protects stockholder interests.

Design Feature	Rationale and Impact	Business Resilience	Alignment of Interests	Pay for Performance	Attract and Retain

Emphasize At-Risk and Performance-based Compensation	• 90% of fiscal 2023 CEO Target Pay at risk	✔	✔	✔

Balance Short- and Long-Term Incentives	• Reward executives for actions that will create short- and long-term stockholder value	✔	✔	✔	✔

Equity Pay Mix	• Majority of equity granted as Performance RSUs	✔	✔	✔	✔

Annual Cash and Equity Incentive Tied to Profitability	• Reward executives for increased profitability, which creates stockholder value • No guaranteed bonuses	✔	✔	✔	✔

Stock Ownership Guidelines	• Ensure alignment of executive interests with those of long-term stockholders		✔	✔

Clawback and Anti-hedging and Pledging Policies	• Mitigate compensation risk and ensure strong alignment with stockholder interests	✔	✔	✔

D.R. HORTON, INC. 2024 PROXY STATEMENT      4

PROXY STATEMENT SUMMARY

ESG Initiatives & Progress

Our management team and Board have focused on providing ESG information to our stockholders, including metrics that may assist with understanding and mitigating our impacts on the environment and climate.

As the largest homebuilder in the United States, our business activities, including the acquisition and development of land and the construction and sale of residential homes, may impact the environment. We consider our impact on the environment in each phase of constructing our homes, beginning with the performance of environmental studies during site selection, through the completion of our homes by including or offering energy efficient or energy-saving features.

In December 2022, we published our inaugural ESG report, which included information and metrics that we believe are of importance to our stakeholders. We plan to publish our second ESG report in early fiscal 2024.

Date	Key Achievements
July 2021	Began internal tracking of various ESG metrics
July 2021	Adopted Human Rights Policy, Political Contributions Policy Statement, Performance of Initial ESG Materiality Assessment
January 2022	Published Human Capital Document with quantitative demographic metrics
April 2022	Refined internal reporting process for ESG metrics and engaged sustainability firm to assist with GHG emissions calculation
August 2022	Published additional ESG fact sheets to website
September 2022	Disclosed EEO-1 Report Data
October 2022	Performed formal ESG Materiality Assessment
December 2022	Published inaugural ESG Report in line with Sustainability Accounting Standards Board (“SASB”) standards
Early fiscal 2024	Expect to publish second ESG Report
Ongoing	Continued improvement and assessment of metrics and disclosures around ESG topics

Materiality Assessment

To help establish our baseline priorities for our inaugural ESG Report, we engaged a third-party sustainability firm to assist us with conducting an ESG materiality assessment during fiscal 2022. When combining the results from stakeholders for topics of importance today and in 2030, the following ten items were identified as the top ESG topics of importance to our stakeholders.

Top 10 ESG Topics

Business Ethics	Home Quality and Safety

Community Impact	Indoor Environmental Quality

Talent Retention	Sustainable Supply Chain

Health/Wellness of Employees	Sustainable Building Supplies

Home Energy Efficiency	Water Management and Efficiency

D.R. HORTON, INC. 2024 PROXY STATEMENT      5

PROPOSAL ONE – ELECTION OF DIRECTORS

Proposal One – Election of Directors

Our Board of Directors currently consists of eight directors. Six of our directors were elected by our stockholders at the 2023 Annual Meeting. Mr. Auld and Mr. Romanowski were appointed to the Board in January 2023 and October 2023, respectively. Our directors will serve until the 2024 Annual Meeting and until his or her successor has been elected and qualified.

The Nominating and Governance Committee recommended to the Board of Directors our eight directors as director nominees, each of whom is listed under the heading “Director Nominees” on page 8.

After review and consideration by the Board of Directors, as recommended by the Nominating and Governance Committee, the Board nominated the following eight nominees for election to our Board of Directors:

Donald R. Horton David V. Auld Paul J. Romanowski Barbara K. Allen	Brad S. Anderson Michael R. Buchanan Benjamin S. Carson, Sr. Maribess L. Miller

Unless otherwise specified in the accompanying proxy, the shares voted by proxy will be voted for each of the persons named as a director nominee for election as a director. Each director nominee elected as a director will be elected for a one-year term and will serve until the next annual meeting of stockholders and his or her successor has been elected and qualified. We do not know of any reason why any of the nominees would be unable to serve. However, if any of the nominees is unable to serve or for good cause will not serve as a director at the time of the 2024 Annual Meeting, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the persons named as proxies may vote “FOR” that substitute nominee.

The Board of Directors Unanimously Recommends that Stockholders Vote “FOR” Each of our Eight Nominees for Director.

D.R. HORTON, INC. 2024 PROXY STATEMENT      6

PROPOSAL ONE – ELECTION OF DIRECTORS

Information Regarding the Director Nominees

The following table, matrix and biographical descriptions set forth certain information with respect to the nominees for election as directors at the 2024 Annual Meeting, based upon information furnished by each director.

The matrix below also represents some of the key skills, experience and attributes that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. This matrix highlights the depth and breadth of skills of our current directors.

Board of Directors Summary

Skills, Experience and Attributes
Nominees and Primary Occupation	Independent	Committee Membership (C = Chair)	Real Estate/ Home- building	Leadership & Strategy	Finance, Accounting and/or Investment	Outside Board Experience	Gender/ Ethnic Diversity
Donald R. Horton Chairman, D.R. Horton, Inc.		Executive (C)	✔	✔	✔
David V. Auld Executive Vice Chair, D.R. Horton, Inc.			✔	✔	✔
Paul J. Romanowski President and CEO, D.R. Horton, Inc.			✔	✔	✔
Barbara K. Allen Retired Partner, Avondale Partners	✔	Compensation (C), Nominating and Governance	✔	✔	✔		✔
Brad S. Anderson Vice Chair, Cushman & Wakefield	✔	Audit, Compensation	✔	✔	✔	✔
Michael R. Buchanan Retired Sr. Advisor, Banc of America Securities	✔	Nominating and Governance	✔	✔	✔	✔
Benjamin S. Carson, Sr. Former Secretary of U.S. HUD	✔	Audit, Nominating and Governance (C)	✔	✔	✔	✔	✔
Maribess L. Miller Retired Partner, PwC	✔	Audit (C)*, Compensation		✔	✔	✔	✔

*	Audit Committee Financial Expert

D.R. HORTON, INC. 2024 PROXY STATEMENT      7

PROPOSAL ONE – ELECTION OF DIRECTORS

Director Nominees

Age: 73 Director Since 1991 Term Expires 2024 Board Committees: Executive (Chair)

Donald R. Horton

Chairman of the Board

Background and Experience

Mr. Horton is founder, sole or principal stockholder, director and president of each of D.R. Horton’s predecessor companies since their respective organization, which date from 1978 to 1990. He has been involved in the real estate and homebuilding industries since 1972.

•  Chairman, D.R. Horton, Inc. (October 2023 to present)

•  Executive Chairman, D.R. Horton, Inc. (1991 to September 2023)

Mr. Horton, his family and their affiliated entities, beneficially own a significant number of shares of the Company’s common stock as set forth in the Beneficial Ownership tables on pages 67 and 68.

Key Skills, Experience and Attributes

   Leadership & Strategy

  Real Estate/Homebuilding

 Financial, Accounting and/or Investment

Key Qualifications

•  Mr. Horton’s 45 years of leadership experience in the homebuilding industry provides valuable perspective and expertise to the Board and to the Company.

•  As founder of the Company and a continuing Chairman of our Board of Directors, Mr. Horton has a unique understanding of all aspects of the homebuilding business, and his leadership and strategic vision provide the Board and the Company with distinct advantages in the homebuilding industry.

Age: 67 Director Since 2023 Term Expires 2024

David V. Auld

Executive Vice Chair

Background and Experience

Mr. Auld has significant experience leading the Company and has unrivaled knowledge of all aspects of our business.

•  Executive Vice Chair, D.R. Horton, Inc. (October 2023 to present)

•  President and Chief Executive Officer, D.R. Horton, Inc. (2014 to September 2023)

•  Executive Vice President and Chief Operating Officer, D.R. Horton, Inc. (2013–2014)

•  Region President, Florida, North and South Carolina, Georgia and Alabama, D.R. Horton, Inc. (2005–2013)

•  Division President, D.R. Horton, Inc. (1988–2005)

•  Texas American Bank (1982-1988) and General Dynamics (1979-1982)

Mr. Auld graduated from Texas Tech University in 1978 with a bachelor of business administration degree in accounting.

Key Skills, Experience and Attributes

   Leadership & Strategy

  Real Estate/Homebuilding

 Financial, Accounting and/or Investment

Key Qualifications

•  As the former President and Chief Executive Officer of the Company, Mr. Auld has a deep knowledge of the Company’s operations as well as all aspects of the homebuilding business, providing the Board with an in-depth perspective of operations, strategy, human capital and risk management.

D.R. HORTON, INC. 2024 PROXY STATEMENT      8

PROPOSAL ONE – ELECTION OF DIRECTORS

Age: 53 Director Since 2023 Term Expires 2024

Paul J. Romanowski

President and Chief Executive Officer

Background and Experience

Mr. Romanowski has significant leadership experience in the Company and has worked directly under the CEO since 2014.

•  President and Chief Executive Officer, D.R. Horton, Inc. (October 2023 to present)

•  Executive Vice President and Co-Chief Operating Officer, D.R. Horton, Inc. (October 2021–September 2023)

•  Region President, Florida and Gulf Coast, D.R. Horton, Inc. (2014–2021), and five Mid-Atlantic states since 2019

•  Division President, South Florida, D.R. Horton, Inc. (1999–2014)

•  Land Acquisition Manager, M/I Homes (1997-1999)

•  South Florida Director, Metrostudy (1992-1997)

Mr. Romanowski graduated from Butler University in 1992 with a bachelor of business administration degree in marketing.

Key Skills, Experience and Attributes

   Leadership & Strategy

  Real Estate/Homebuilding

 Financial, Accounting and/or Investment

Key Qualifications

•  As the President and Chief Executive Officer, and former Co-Chief Operating Officer, of the Company, Mr. Romanowski has a deep knowledge of the Company’s operations as well as all aspects of the homebuilding business and has been vital to the successful expansion, improvement and diversification of D.R. Horton’s operations, providing the Board with an in-depth perspective of homebuilding operations nationwide.

Age: 77 Director Since 2014 Term Expires 2024 Board Committees: Compensation (Chair), Nominating and Governance

Barbara K. Allen

Retired Partner, Avondale Partners

Background and Experience

Ms. Allen has significant experience researching, analyzing and making investment decisions related to housing-related companies.

•  Partner and Analyst of Housing, Construction and Retailing, Avondale Partners (2004 until retirement in 2006)

•  Home Construction, Building Materials, Home Furnishing and DIY Retailing Analyst for Natexis Bleichroeder, Inc. (1997–2004)

•  Vice President, Equity Research for Donaldson, Lufkin & Jenrette (1993–1996)

Key Skills, Experience and Attributes

   Leadership & Strategy

  Real Estate/Homebuilding

 Financial, Accounting and/or Investment

Key Qualifications

•  Ms. Allen’s extensive experience as an analyst and consultant to homebuilding related companies provides valuable investor perspective to the Board, enhancing the Board’s ability to oversee important strategic decisions related to investment, operating and financing matters.

D.R. HORTON, INC. 2024 PROXY STATEMENT      9

PROPOSAL ONE – ELECTION OF DIRECTORS

Age: 62 Director Since 1998 Term Expires 2024 Board Committees: Audit, Compensation

Brad S. Anderson

Vice Chair of Cushman & Wakefield

Background and Experience

Mr. Anderson has significant experience in leadership roles in the homebuilding and real estate industries.

•  Vice Chair of Cushman & Wakefield, a global real estate services firm (2021 to present)

•  Executive Vice President of CBRE Group, Inc., an international real estate brokerage company (2009–2021)

•  Various leadership positions, CB Commercial Real Estate Group, Inc., (1987–2009)

•  Director, KS StateBank (2016 to present)

•  Interim Chair of the Board of Continental Homes Holding Corp. (1997–1998 when it merged with D.R. Horton)

Key Skills, Experience and Attributes

   Leadership & Strategy

  Real Estate/Homebuilding

 Financial, Accounting and/or Investment

 Public Company Board/Corporate Governance

Key Qualifications

•  Mr. Anderson’s extensive real estate industry experience and his current active leadership role with an international real estate services firm brings beneficial insight and perspective to the Board, as many factors that affect the real estate services industry also affect the homebuilding industry.

Age: 76 Director Since 2003 Term Expires 2024 Board Committees: Nominating and Governance

Michael R. Buchanan

Retired Sr. Advisor, Banc of America Securities

Background and Experience

Mr. Buchanan has significant commercial banking experience with several banking institutions serving the real estate and homebuilding sectors.

•  Senior Advisor, Banc of America Securities (2002–2003)

•  Managing Director, Head of National Real Estate Banking Group, Bank of America (1998 until retirement in 2002)

•  Executive Vice President of NationsBank, which later merged with Bank of America (1990–1998)

•  Director, Piedmont Office Realty Trust (NYSE: PDM) (2015–2021)

Key Skills, Experience and Attributes

   Leadership & Strategy

  Real Estate/Homebuilding

 Financial, Accounting and/or Investment

 Public Company Board/Corporate Governance

Key Qualifications

•  Mr. Buchanan is a highly experienced commercial banker in the real estate and homebuilding sectors. His experience provides the Board with a broad understanding of the key drivers of the credit markets and financing considerations through multiple economic cycles, including their effects on the homebuilding industry.

D.R. HORTON, INC. 2024 PROXY STATEMENT      10

PROPOSAL ONE – ELECTION OF DIRECTORS

Age: 72 Director Since 2021 Term Expires 2024 Board Committees: Audit, Nominating and Governance (Chair)

Benjamin S. Carson, Sr.

Former Secretary of U.S. HUD

Background and Experience

Dr. Carson has significant leadership experience in governmental, regulatory and medical roles.

•  17th Secretary of the U.S. Department of Housing and Urban Development (HUD) (2017–2021)

•  Led programs focused on advancing economic opportunity; providing safe, fair and affordable housing; spurring reinvestment in communities; reducing homelessness; assisting self-sufficiency to underserved and vulnerable populations; and helping disaster victims

•  Led the collaboration of eight federal agencies to establish the White House Council on Eliminating Regulatory Barriers to Affordable Housing

•  Distinguished career in the field of medicine including:

•  Director of the Division of Pediatric Neurosurgery at the Johns Hopkins Medical Institutions (1984–2013)

•  Professor of Neurological Surgery, Oncology, Plastic Surgery and Pediatrics at the Johns Hopkins Medical Institutions (1999–2013)

•  Director — Sinclair Broadcast Group, Inc. (NYSE: SBGI) (June 2022 to present)

•  Covenant Logistics Group, Inc. (NASDAQ: CVLG) (2021 to present)

•  Costco Wholesale Corporation (NASDAQ: COST) (1999–2015)

•  Kellogg Company (NYSE: K) (1997–2015)

Key Skills, Experience and Attributes

   Leadership & Strategy

  Real Estate/Homebuilding

 Financial, Accounting and/or Investment

 Public Company Board/Corporate Governance

Key Qualifications

•  Dr. Carson gained extensive management and leadership experience during both his service as HUD Secretary and his many contributions to the medical field.

•  His leadership positions, particularly in overseeing significant capital investments, developing multiple housing initiatives, emphasizing fiscal responsibility and the reduction of regulatory barriers while at HUD, enable Dr. Carson to provide valuable perspective to the Board and its Committees.

•  Dr. Carson also contributes governance expertise having served on the boards of directors of other S&P 500 companies.

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PROPOSAL ONE – ELECTION OF DIRECTORS

Age: 70 Director Since 2019 Term Expires 2024 Board Committees: Audit (Chair and Financial Expert), Compensation

Maribess L. Miller

Retired Partner, PricewaterhouseCoopers

Background and Experience

Ms. Miller, a certified public accountant, has significant experience with both public and private companies gained from leading auditing and consulting engagements.

•  Practice Partner, PricewaterhouseCoopers (PwC) (1984 until retirement in 2009)

•  Managing Partner, North Texas Market (2002 to 2009)

•  Practice Leader, the Southwest Region Consumer, Industrial and Energy practice (1998 to 2002)

•  Managing Partner of PwC’s US Healthcare Audit Practice (1995 to 1998)

•  Director, Triumph Financial, Inc. (NYSE: TFIN) (2014–present)

•  Director, Zix Corporation (2010 until acquisition by OpenText in 2021)

Key Skills, Experience and Attributes

   Leadership & Strategy

 Financial, Accounting and/or Investment

 Public Company Board/Corporate Governance

Key Qualifications

•  Ms. Miller gained extensive experience in the auditing and business consulting fields, knowledge of public and private companies across multiple industries, and significant leadership experience as a managing partner for PwC in several key positions throughout her 34-year career.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance and Board Matters

Our governance structures predicated on our Corporate Governance Principles ensure robust independent oversight of management and accountability to stockholders.

Governance Principles	Corporate Governance Practice

Accountability to our Stockholders	✓ Our common stock is our only class of stock, with one vote per share.
✓ Our stockholders elect directors for one-year terms by a majority vote standard.
✓ Our Bylaws permit stockholder proxy access.
✓ We do not have a “poison pill” or similar anti-takeover provision in place.

Board Independence	✓ Five of our eight director nominees are independent.
✓ We have a separate chairman and chief executive officer and an independent presiding director.
✓ Our independent directors regularly meet in executive sessions.
✓ All the members of our three standing Board committees—Audit, Compensation and Nominating and Governance—are independent.

Board Diversity	✓ Two of our eight directors are women, and one director is ethnically diverse.
✓ Director gender and ethnic diversity is supported by our candidate recruitment policy.
✓ All of the key Board committee chairs and our Presiding Director are either female or ethnically diverse.

Board Policies and Practices	✓ Our Board annually reviews its performance, as well as the performance of each of its standing committees.
✓ Our Board actively engages in chief executive officer succession planning and reviews succession plans for our other executives annually.
✓ Our Nominating and Governance Committee oversees risks associated with overall governance and Board succession planning and ESG.
✓ Our Compensation Committee evaluates our CEO’s performance annually.
✓ Our Audit Committee oversees cybersecurity risk.

Risk Mitigation and Alignment of Interests	✓ We have robust stock ownership guidelines for executive officers and directors.
✓ Effective October 2, 2023, the Board of Directors adopted an amended clawback policy that complies with recently enacted rules and regulations of the NYSE and SEC.
✓ Our directors and executive officers may not engage in pledging or hedging transactions or other transactions designed to hedge or offset any decrease in the market value of our Company stock.
✓ No executive officer or director has any shares of Company stock pledged or hedged.

Board Refreshment and Diversity

Our Nominating and Governance Committee evaluates potential director nominees based on the following qualifications, experiences and characteristics.

The Nominating and Governance Committee utilizes a variety of methods for identifying nominees for director, including considering potential director candidates who come to the Committee’s attention through current officers, directors, professional search firms, stockholders or other persons. Once a potential nominee has been identified, the Nominating and Governance Committee evaluates whether the nominee has appropriate qualifications, experiences and characteristics to become a director in light of the current makeup of the Board of Directors. We believe that appropriate director qualifications and characteristics include having directors with diverse backgrounds, education, experiences, expertise and perspectives.

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Gender and Ethnically Diverse Candidates. The Company’s Board and the Nominating and Governance Committee are committed to using refreshment opportunities to consider new gender and ethnically diverse director candidates to the Board of Directors. The Company’s Corporate Governance Principles require the Board and Nominating and Governance Committee to include gender and ethnically diverse candidates in its initial list of director candidates. Also, when recruiting a new CEO from outside the Company, the Board will include gender and ethnically diverse candidates in its initial list of CEO candidates. Further, the Board and Nominating and Governance Committee will require third-party search consultants engaged by the Board or Nominating and Governance Committee to include gender and ethnically diverse candidates on their initial list of director candidates or CEO candidates from outside the Company, and the Board will evaluate adding diverse directors at its next board refreshment opportunity. Our Board believes that having all of the key Board committee chairs and our Presiding Director being either female or ethnically diverse reflects its commitment to Board diversity.

Key Qualifications and Experiences. We believe the qualifications and experiences listed below are important to the overall composition of our Board. We do not require that each director possess each of these qualifications, but rather we ensure our Board as a whole possesses these qualifications.

Real Estate	Business, Management, Accounting and Finance	Strategic Vision and Leadership

We seek to have directors with expertise or key experience in the real estate industry, which includes experience in homebuilding, land development, real estate services and sales, commercial development and leasing, financing and banking in the real estate industry or experience in analyzing or consulting in these key areas.

Real estate industry experience enables our Board to understand key operational aspects of our national homebuilding business and provides important perspective from their relevant expertise.

We seek to have directors with expertise or key experience in business, management, accounting, finance or similar positions.

Relevant business and financial experience is important to the Board as it oversees risks related to the Company’s operations, financing and reporting.

We seek to have directors with expertise or key experiences in positions that require strategic vision, leadership and decision making. We believe directors acquire these key qualifications through experience as executives, managers, entrepreneurs, business owners, directors, consultants, analysts or advisors.

We believe these key qualifications are important to the Board, as directors with these attributes provide sound business judgment, leadership and strategic vision to the Board and the Company.

Key Characteristics. In addition to the key qualifications and experiences discussed above, we also believe each member of the Board of Directors should have the following characteristics:

•	high personal and professional ethical standards, integrity and values;

•	commitment to representing the long-term interests of the stockholders;

•	practical wisdom, mature judgment and collegiality;

•	objectivity and inquisitiveness; and

•

willingness to offer his or her resignation in the event of any significant change in personal circumstances that could affect the discharge of his or her responsibilities as a director, including a change in his or her principal job responsibilities.

Corporate Governance Standards

Our Board of Directors has adopted a number of standards to comply with requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) rules relating to the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other corporate governance matters. Our Board has adopted the D.R. Horton Corporate Governance Principles, which contain a number of corporate governance initiatives designed to comply with the NYSE listing standards (the “NYSE Rules”) and the rules and regulations of the SEC (the “SEC Rules”) relating to corporate governance. The significant corporate governance initiatives adopted by the Board of Directors are discussed below.

Corporate Governance Website

The Corporate Governance Principles, Board Committee Charters, Codes of Ethics and Conduct, Complaint Procedures and other Corporate Governance documents discussed in this Proxy Statement have been posted to our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section.

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Majority Vote Standard and Resignation Policy

The D.R. Horton Bylaws require that to be elected, a director nominee must receive a majority of the votes cast with respect to such nominee in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). In a contested election, where the number of nominees exceeds the number of directors to be elected (which is not the case for the 2024 Annual Meeting), the directors will be elected by a plurality of the shares present in person or by proxy and entitled to vote on the election of directors. Under the Corporate Governance Principles of the Company, any director who is not elected is required to tender his or her resignation to the Chairman of the Board within a reasonable time following certification of the vote. The Nominating and Governance Committee, which is composed of only independent directors, will consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the resignation offer or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the election results. Thereafter, the Board will promptly publicly disclose in a report filed with the SEC its decision regarding the director’s resignation offer (including the reason(s) for rejecting the resignation offer, if applicable).

Procedures for Nominating or Recommending for Nomination Candidates for Director

Our Bylaws provide, outside of the proxy access process, that any stockholder may make nominations for the election of directors if notice of such nominations is delivered to the principal executive offices of D.R. Horton not later than the close of business on the 90th calendar day or earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is changed by more than 30 calendar days from the anniversary date of the preceding year’s meeting, for notice by the stockholder to be timely, it must be so delivered not earlier than the close of business on the 120th calendar day prior to such meeting and not later than the close of business on the later of the 90th calendar day prior to such meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is made. Such public disclosure is defined to mean a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or a document publicly filed by the Company with the SEC pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the notice must include information specified in our Bylaws, including information concerning the nominee, the stockholder and the beneficial owner, as the case may be. Because no such nominations have been made in accordance with our Bylaws, only the nominations of the Board of Directors may be voted for at the 2024 Annual Meeting.

The Board of Directors has adopted proxy access, which allows a stockholder or group of up to 20 stockholders owning in the aggregate 3% or more of D.R. Horton’s outstanding shares continuously for at least three years to nominate and include in the proxy materials director nominees constituting up to 20% of the number of directors in office, provided the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. In order for a stockholder or group of stockholders to nominate a director candidate to be included in D.R. Horton’s proxy materials, notice of such nomination must be delivered to the principal executive offices of D.R. Horton not later than the close of business on the 120th calendar day or earlier than the close of business on the 150th calendar day prior to the first anniversary of the date that the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting, and the nomination must otherwise comply with our Bylaws. However, in the event that the date of the annual meeting is changed by more than 30 calendar days from the anniversary date of the preceding year’s annual meeting, for notice by the stockholder to be timely, it must be so delivered not earlier than the close of business on the 150th calendar day prior to such meeting and not later than the close of business on the later of the 120th calendar day prior to such meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is made.

In addition, the Nominating and Governance Committee has adopted a policy permitting stockholders to recommend candidates for director for consideration by the committee. The Nominating and Governance Committee will consider candidates recommended by stockholders on the same basis as candidates identified through other means. Stockholders wishing to recommend candidates for election must give notice to the Nominating and Governance Committee by following the same deadlines for notice to submit a nomination outlined in our Bylaws and described above. Each notice must set forth the same information required by our Bylaws to submit a nomination. All recommended candidates shall, at a minimum, possess the characteristics for directors discussed above. The Nominating and Governance Committee may request additional information to assist in the evaluation of the candidacy of such person.

Director Independence

Our Board of Directors is composed of a majority of independent directors in accordance with the NYSE Rules. Our Board made the independence determination of its members based on the “Independence Standards” discussed below.

Our Board has adopted a set of “Independence Standards,” consistent with the NYSE Rules, to aid it in determining whether a member of the Board is independent under the NYSE Rules. In accordance with these Independence Standards, a director must not have a direct or indirect material relationship with the Company or its management, other than as a director. The Independence Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company, its management or its independent auditor.

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The Independence Standards include the following:

•	A director who is an employee or whose immediate family member is an executive officer of D.R. Horton is not independent until three years after the end of such employment relationship.

•

A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from D.R. Horton, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in compensation. Compensation received by an immediate family member for service as a non-executive employee or non-member of senior management of D.R. Horton will not be considered in determining independence under this test.

•

A director is not independent if (i) the director or an immediate family member is a current partner of D.R. Horton’s external audit firm, (ii) the director is a current employee of such firm, (iii) the director’s immediate family member is a current employee of such firm and personally works on D.R. Horton’s audit, or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on D.R. Horton’s audit within that time.

•

A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of D.R. Horton’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or employment relationship.

•

A director who is an executive officer or an employee or whose immediate family member is an executive officer of a company that makes payments to or receives payments from D.R. Horton for property or services in an amount that in any single fiscal year exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

•

If a director serves as an executive officer, director or trustee of a charitable or educational organization and D.R. Horton’s contributions to the organization are less than $500,000, then the relationship will not be considered to be a material relationship that would impair a director’s independence.

For purposes of these Independence Standards, an “immediate family member” includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home.

Audit Committee Independence, Financial Literacy and Audit Committee Financial Expert

In addition to being independent based on the Independence Standards, the NYSE Rules require that each member of an audit committee satisfy additional independence and financial literacy requirements and at least one of these members must satisfy the additional requirement of having accounting or related financial management expertise. This additional requirement can be satisfied by the Board determining that at least one Audit Committee member is an “audit committee financial expert” within the meaning of the SEC Rules. Accordingly, the Corporate Governance Principles contain a set of standards that relate to audit committee independence, financial literacy and audit committee accounting and financial management expertise. Generally, the additional independence standard provides that (i) a member of the Audit Committee is prohibited from receiving any direct or indirect compensation or fee from the Company, its subsidiaries or its affiliates, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee of the Board, and (ii) he or she may not be an affiliated person of the Company or any of its subsidiaries. Generally, the financial literacy standard provides that the Board, in its business judgment, shall determine if each member is financially literate, taking into account factors such as the member’s education, experience and ability to read and understand financial statements of public companies.

Audit Committee Financial Expert Attributes: Audit committee financial experts must have five additional attributes, which are (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities, (iv) an understanding of internal control over financial reporting and (v) an understanding of audit committee functions. Altogether, attributes (i) through (v) are referred to as the “Financial Expert Attributes.” The audit committee Financial Expert Attributes are set forth in the Corporate Governance Principles.

Compensation Committee Independence

In addition to being independent based on the Independence Standards, the NYSE Rules require that each member of a compensation committee satisfy additional independence requirements. The NYSE Rules require that the Board consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from

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management in connection with the duties of a compensation committee member, including, but not limited to (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director and (ii) whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Board Determinations

Independence and Financial Literacy. Based on the independence and financial literacy standards discussed above, the Board has determined that Barbara K. Allen, Brad S. Anderson, Michael R. Buchanan, Benjamin S. Carson, Sr. and Maribess L. Miller are (i) independent for purposes of serving as independent members of the Board of Directors and the Nominating and Governance Committees, (ii) independent for purposes of serving as independent members on the Audit Committee and the Compensation Committee and (iii) financially literate for purposes of serving on the Audit Committee.

The Board also determined that Mr. Horton, Mr. Auld and Mr. Romanowski, each a director nominee, are not independent because they are current or former executive officers.

Audit Committee Financial Expert. Based on the Audit Committee Financial Expert Attributes discussed above, the Board has determined that Ms. Miller has the Financial Expert Attributes to qualify as the Audit Committee Financial Expert.

Retirement Age Policy

In 2007, our Board adopted a retirement policy for directors. Under the policy, directors may not stand for re-election after they have reached the age of 75. Directors serving on the Board on January 25, 2007, which include Mr. Anderson, Mr. Buchanan and Mr. Horton, are exempt from this policy. In fiscal years 2021, 2022 and 2023, the Board determined to waive this retirement age policy for Ms. Allen in the interest of promoting and maintaining gender and tenure diversity and leadership on our Board of Directors and its Committees.

Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers

In accordance with SEC Rules, the Audit Committee and the Board have adopted the Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers. The Board believes that these individuals must set an exemplary standard of conduct for D.R. Horton, particularly in the areas of accounting, internal accounting control, auditing and finance. The ethics code sets forth ethical standards the designated officers must adhere to and other aspects of accounting, auditing and financial compliance. Information relating to any amendment to or waiver of a provision of the Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers will be, if required, disclosed on our website within four business days of such amendment or waiver. This Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers has been posted to our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section.

Corporate Code of Business Conduct and Ethics

The Board of Directors has adopted a Corporate Code of Business Conduct and Ethics (Corporate Code of Conduct) for employees and directors of D.R. Horton in accordance with the NYSE Rules. The Board adopted the Corporate Code of Conduct to provide guidance to the Board and management in areas of ethical business conduct and risk and to provide guidance to employees and directors by helping them recognize and deal with ethical issues including, but not limited to, (i) conflicts of interest, (ii) corporate opportunities, (iii) confidentiality, (iv) fair dealing, (v) protection of corporate assets, (vi) compliance with rules and regulations, including insider trading of securities, and (vii) confidential reporting of unethical behavior and hotline telephone numbers. The Corporate Code of Conduct is reviewed at least annually to determine the need for any updates or revisions. The Corporate Code of Business Conduct and Ethics has been posted to our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section.

Complaint Procedures for Accounting, Internal Control, Auditing and Financial Matters

In accordance with SEC Rules, the Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal control, auditing or financial matters (collectively, “Accounting Matters”) and (ii) the confidential, anonymous submission by employees of concerns regarding questionable Accounting Matters. The Audit Committee oversees treatment of complaints and concerns in this area. The Complaint Procedures for Accounting, Internal Control, Auditing and Financial Matters have been posted to our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section.

Executive Sessions of the Board of Directors

Our non-employee members of the Board of Directors hold regularly scheduled executive sessions of these independent directors. Dr. Carson, Chair of the Nominating and Governance Committee, serves as Presiding Director of these executive sessions, at which the Chairman of the Board, the Executive Vice Chair and the CEO are not present. During fiscal 2023, the non-employee directors met four times in executive session, without members of management present.

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Active Stockholder Engagement and Feedback from Investors

During fiscal 2023, the Company’s management and investor relations professionals attended investment conferences and participated in investor meetings and conference calls with hundreds of institutional investors. The Company’s investor relations team strives to be very responsive to investor requests for information and discussions. The Company has been named the Best Investor Relations Program in the Homebuilders and Building Products sector by Institutional Investor multiple times in its annual survey, including in three of the four most recent years.

Also during fiscal 2023, the Company was in contact with stockholders representing approximately 58% of the Company’s outstanding shares and had substantive conversations with interested stockholders regarding the Company’s executive compensation, corporate governance and other ESG matters. The Compensation Committee Chair participated in outreach to the Company’s largest stockholders and in discussions with those who wished to engage.

The Company values feedback from its stockholders, and the input received regarding the Company’s performance, ESG reporting, executive compensation and other matters is regularly evaluated by management, the Board and Committees. For a more fulsome discussion of actions taken in response to stockholder feedback over recent years, please see the section titled “Track Record of Board Responsiveness and Commitment to Stockholder Engagement” on page 2 above.

Communications with the Board of Directors and the Company

Stockholders and others who wish to contact any member of our Board may send their correspondence to the Chair of the Nominating and Governance Committee, who also serves as the Presiding Director. Send communications to: Presiding Director, c/o Thomas B. Montaño, Senior Vice President and Corporate Secretary, D.R. Horton, Inc., 1341 Horton Circle, Arlington, Texas 76011 or email at tbmontano@drhorton.com. Communications will be promptly forwarded to such Board member(s) or the Presiding Director, as applicable. Stockholders and others who wish to contact our Investor Relations team may send communications to Jessica Hansen, Senior Vice President and Head of Investor Relations, D.R. Horton, Inc., 1341 Horton Circle, Arlington, Texas 76011 or email at InvestorRelations@drhorton.com. Further information may be obtained through our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section.

Board Leadership Structure, Board’s Role in Risk Oversight and Board and Committee Meetings

Board Leadership Transition and Structure

Our Board of Directors and the Nominating and Governance Committee regularly review and evaluate the Board’s leadership structure, including maintaining a succession plan for Board leadership. On September 20, 2023, our Board of Directors announced several changes to our executive and board leadership as part of its leadership succession and transition plans. To ensure a smooth transition of executive and board leadership, effective October 1, 2023, the Board and Nominating and Governance Committee appointed David Auld, who previously served as President and CEO of the Company, as Executive Vice Chair, and appointed Paul Romanowski as President and CEO and to serve as Director of the Company. Donald R. Horton continues to serve as Chairman of the Board, and no longer serves as an executive officer of the Company effective October 1, 2023. Dr. Benjamin Carson continues to serve as Presiding Director.

The Nominating and Governance Committee believes that this leadership structure, supported by independent and diverse key Board committee chairs, delivers independent Board leadership and engagement while offering the benefit of the extensive experience of our Chairman and Executive Vice Chair to provide valuable insight and leadership to both the Board and the Company.

The Board does not have a policy that requires a specific board leadership structure, nor does it require the roles of the Chairman and CEO to be separated. The Board believes the current separation of the Chairman and CEO roles provides an effective leadership structure that facilitates robust and effective communication between the Chairman, the Board’s independent directors and management, which has supported the Company’s enhancement of stockholder value.

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Chairman — Mr. Horton	Executive Vice Chair — Mr. Auld	Presiding Director — Dr. Carson

Primary responsibilities include:

•  advising overall Company vision, direction and strategy;

•  leading the Board in overseeing key risk areas related to the Company; and

•  providing perspective and advice to the executive officers and overseeing the accountability of management to implement Board-approved strategies and oversight functions.

Primary responsibilities include:

•  working with the new CEO and executive officers to ensure smooth transition of responsibilities;

•  mentoring the new CEO and executive officers by conveying institutional knowledge;

•  working with the Chairman and the Board on implementation of succession planning for the Board and management team; and

•  working with the Chairman and full Board on developing overall Company visions, direction and strategy and oversight of key risk areas.

Primary responsibilities include:

•  presiding at meetings of independent directors;

•  calling meetings of independent directors as needed;

•  serving as a liaison between independent directors and Company management including the Chairman and Executive Vice Chair; and

•  working with key Board committee chairs to provide independent oversight of management.

Board’s Role in Risk Oversight

Our Board and Board Committees have oversight responsibility of the Company’s risk management. The risk management process implemented by our executive officers and key managers addresses risks related to the Company’s operations, financing and liquidity needs, ESG matters, cybersecurity, financial reporting, internal control and regulatory compliance. Risk oversight is reviewed in the risk areas of the Company listed below.

Land and Lots. Our ability to build and sell homes that meet buyer demand is heavily impacted by our ability to control, buy and develop land and lots in a cost-effective manner. As a result, we use substantial financial resources to control, buy and develop land and lots. We control the amount of financial resources used in the acquisition of land and lots through a process which requires divisional, regional and corporate approval before financial resources are authorized for this purpose. Corporate approval includes review by corporate legal and accounting personnel and approval by our executive officers. Our executive team reports to the Board regarding our process of reviewing, approving and funding land and lot acquisitions. We believe this process adequately manages the risk related to our land and lot acquisitions.

Financing and Liquidity. Our financing and liquidity position may fluctuate due to changes in the homebuilding industry and home sales demand. Our Board oversees financing and liquidity risk to ensure we maintain the financial resources needed to fund our homebuilding operations. At each quarterly meeting, management reviews the Company’s financial and liquidity position with the Board, which includes projected short- and long-term financing and liquidity needs. To further manage risk in this area, the Board approves a limit on the amount of debt and equity that may be repurchased. Additionally, public debt or equity issuances are approved by the Board. We believe these measures provide adequate oversight of the Company’s financing and liquidity risk.

ESG Matters. Key ESG matters, including environmental and climate-related risks and human capital risks such as diversity, equity and inclusion and employee health and safety, could have an adverse impact on our company. Our Board oversees these risks through the Nominating and Governance Committee, which has regular discussions on these matters with both internal and external personnel with relevant ESG responsibilities and expertise. The Board also supports and receives regular updates on progress in the Company’s reporting of ESG policies, metrics and related disclosures.

In recent years, the Board has approved policies that enhance the Company’s commitments to respect human rights and to transparency of political contributions. The Board also reviewed an enterprise-level ESG risk assessment and the Company’s inaugural ESG report.

We also publish our human capital data and our EEO-1 report to highlight the demographic composition of our workforce and our homebuyers. Our ESG progress will be updated in our second ESG report, which we plan to publish in early fiscal 2024.

Cybersecurity. Our company is largely reliant on information technology (“IT”), and potential IT failures and data security breaches could harm our business. IT and cybersecurity risk is managed by the IT Cyber Security Risk Officer and Chief Information Officer (“CIO”), and our Board oversees this risk via regular discussions with and presentations to the Audit Committee as part of Internal Audit and the CFO’s materials, paired with periodic presentations by the CIO and IT Cyber Security Risk Officer. The most recent formal presentation included highlights around the Company’s process to maintain IT security and discussed the mix of preventative and defensive approaches for IT Security and the formal incident response procedures in place. The Board also regularly inquires about changes, updates and potential issues in our strategy and execution of IT security risk management and has had other informal reviews with the CIO. Internal Audit also conducts cybersecurity reviews as part of its audit procedures and presents any findings to the Board on a quarterly basis. Additionally, we conduct

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cybersecurity training for all employees at least annually. The Company has not had a material cybersecurity breach within the last three years. We believe these measures provide adequate risk oversight of information technology and cybersecurity matters that could affect the Company.

Financial Reporting, Internal Control and Regulatory Compliance. The Audit Committee of the Board provides risk oversight with respect to financial reporting, internal control over financial reporting, internal audit and related regulatory compliance matters. Each quarter, our Audit Committee discusses with our independent auditor its review of our interim financial information and, after our fiscal year-end, discusses its audit of our annual consolidated financial statements, including our procedures on internal control over financial reporting. Also, during the fiscal year, our Audit Committee meets in private session (without the presence of management) with our independent auditor to discuss any matters related to the audit of our annual consolidated financial statements and review of our internal control over financial reporting.

Each quarter, our Audit Committee meets with our director of internal audit and reviews the results of the internal audits of the Company’s operating divisions and other matters that may affect the Company’s key controls. Each year, the Audit Committee reviews and approves the internal audit plan for the forthcoming fiscal year. The internal audit plan is designed using a risk-based approach focusing on key risk areas in the Company’s homebuilding, financial services, IT and other operations. During the fiscal year, the Audit Committee meets in private session (without the presence of management) with our internal audit director.

Our Audit Committee periodically receives presentations on topics related to recent or anticipated changes to accounting rules and regulations, tax laws and regulations, corporate governance and financial reform rules and regulations. The Audit Committee oversees the Company’s compliance with regulatory issues in these areas and discusses with management any actions necessary to maintain or become compliant with such regulatory matters.

People. Through its oversight of and discussions with the Company’s executive management team, the Board maintains awareness of the significant decisions with regard to the appointment, promotion and retention of the Company’s management and employees. The Nominating and Corporate Governance Committee also oversees management and director succession planning.

The Compensation Committee provides risk oversight with respect to compensation of the Company’s employees, including the named executive officers and other key officers, with the assistance of the Board. The Compensation Committee also reviews and approves all equity plan awards to all Company employees. We regularly review the Company’s compensation policies and practices and believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. For a comprehensive compensation risk analysis, see page 42.

Board Meetings

During our fiscal year ended September 30, 2023, our Board of Directors held seven meetings and acted one time by written consent. Each director attended all of the Board and committee meetings for the committees on which he or she served during fiscal 2023. Executive sessions of our non-employee directors, all of whom are independent, are held regularly. The sessions are scheduled and chaired by the Chair of the Nominating and Governance Committee, who also acts as our Presiding Director. Although we do not have a policy with respect to director attendance at our annual meeting of stockholders, the 2023 Annual Meeting was attended in person by each of our directors serving at that time.

Committees of the Board

Our Board is composed of five independent directors and three management directors. Our independent directors meet regularly throughout the year in executive session to encourage open communication and discussion among the independent directors without the presence of management. The Presiding Director chairs these meetings, serves as liaison between the Chairman and the independent directors and has the authority to call meetings of the independent directors.

The Board has designated four primary committees that are responsible for various duties of the Board or its Committees, as applicable. The four committees of the Board are the Nominating and Governance Committee, Audit Committee, Compensation Committee and Executive Committee. The Board of Directors has adopted governing Charters for each of the Nominating and Governance Committee, the Compensation Committee and the Audit Committee. Each of the committee chairs, the Presiding Director and Chairman and Executive Vice Chair discuss agendas for the Board and Committees.

Executive Committee

The Executive Committee, while the Board is not in session, possesses all of the powers and may carry out all of the duties of the Board of Directors in the management of the business of the Company that by state or federal law or the NYSE Rules may be delegated to it by the Board of Directors. During fiscal 2023, the Executive Committee was composed of Donald R. Horton.

D.R. HORTON, INC. 2024 PROXY STATEMENT      20

CORPORATE GOVERNANCE AND BOARD MATTERS

Nominating and Governance Committee
Committee Members: Benjamin S. Carson, Sr. (Chair and Presiding Director) Barbara K. Allen Michael R. Buchanan Committee Independence: 100% Committee Meetings: 7

The Nominating and Governance Committee’s primary purposes are to:

•  identify individuals qualified to become directors consistent with criteria approved by the Board and recommend to the Board the qualified candidates for directorships to be filled by the Board or by the stockholders;

•  oversee the evaluation of the Board and key management;

•  develop and recommend to the Board a set of corporate governance principles applicable to the Company;

•  oversee the Company’s ESG practices and overall strategy as it pertains to:

•  workforce health and safety;

•  human capital management, including diversity and inclusion;

•  energy efficiency and the environmental impact of our business;

•  home affordability, business ethics and compliance; and

•  data privacy and protection; and

•  oversee the Company’s Related Party Transaction Policy.

The Board has determined each member of the Nominating and Governance Committee to be independent in accordance with NYSE Rules.

Compensation Committee
Committee Members: Barbara K. Allen (Chair) Brad S. Anderson Maribess L. Miller Committee Independence: 100% Committee Meetings: 10

The Compensation Committee’s primary purposes are to:

•  understand corporate priorities and objectives relevant to the CEO and other executive officers;

•  determine the compensation of the CEO and other executive officers based on their performance relative to the established priorities and objectives;

•  monitor and administer incentive and equity-based compensation plans;

•  prepare an executive compensation report to be included in the Company’s proxy statement; and

•  review and approve the compensation discussion and analysis to be included in the Company’s proxy statement.

The Board has determined each member of the Compensation Committee to be independent in accordance with NYSE Rules.

Audit Committee
Committee Members: Maribess L. Miller (Chair) Brad S. Anderson Benjamin S. Carson, Sr. Committee Independence: 100% Committee Meetings: 4

The Audit Committee’s primary purposes are to:

•  assist the Board in fulfilling its oversight responsibilities relating to the:

•  integrity of the Company’s financial statements;

•  Company’s compliance with legal and regulatory requirements;

•  Company’s management of IT and cybersecurity risk;

•  independent auditor’s qualifications and independence;

•  performance of the Company’s internal audit function and independent auditor; and

•  prepare an Audit Committee report to be included in the Company’s annual proxy statement.

The Board has determined each member of the Audit Committee to be independent and financially literate in accordance with NYSE Rules, the SEC Rules, and the corporate governance and independence standards adopted by the Board. Also, for fiscal 2023, the Board has determined that Ms. Miller is an audit committee financial expert under such rules, regulations and standards as set forth in the Company’s Corporate Governance Principles posted on our website.

D.R. HORTON, INC. 2024 PROXY STATEMENT      21

CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation of Directors

Our Board of Directors approves the annual compensation and fees paid to our non-employee directors, each of whom is listed in the “Director Compensation for Fiscal 2023” table. The Board’s goal is to set non-employee director compensation at a reasonable level of cash and equity compensation. The total annual compensation of directors has varied primarily due to our practice of awarding retainer restricted stock unit awards every three years. For fiscal 2023, Mr. Horton and Mr. Auld, as members of executive management, did not receive any additional compensation for serving on the Board of Directors. The details of compensation for these individuals are discussed in the Compensation Discussion and Analysis (“CD&A”) section beginning on page 27. In addition, for fiscal 2024, the Compensation Committee approved an annual strategic advisor fee and other benefits for Donald R. Horton, Chairman of the Board, which is described under the heading “Strategic Advisor“ on page 71.

Director Fees Paid in Cash. Non-employee directors are paid cash compensation based on the number of meetings attended in person, by telephone conference or virtually, the number of committees on which they serve and the number of committees for which they serve as Chair. In fiscal 2023, compensation for attending the meetings was $17,500 for each of the four quarterly meetings, not to exceed $70,000 for the calendar year. Additional compensation of $5,000 annually was paid for each committee on which a director serves, and $2,500 annually was paid to each committee chair. All compensation is paid quarterly and on a pro-rata basis if the composition of the committees changes during the year. In fiscal 2024, the Board approved compensation for attending the meetings from $17,500 to $20,000 for each of the four quarterly meetings, not to exceed $80,000 for the calendar year.

Restricted Stock Units. We grant our non-employee directors retainer restricted stock unit awards every three years that vest in annual installments over three years. These awards were last approved in January 2022 and no such retainer grants were made in fiscal 2023. In addition, our non-employee directors are also granted a separate award of restricted stock units on an annual basis at the time the Board and the Committee grant restricted stock units to a broad group of Company employees. Each of Ms. Allen, Mr. Anderson, Mr. Buchanan, Dr. Carson and Ms. Miller received a grant of 695 restricted stock units in April 2023 as reflected in the Director Compensation table that follows. These restricted stock units vest ratably over five years. In addition, when a new non-employee director joins our Board, the Board of Directors may award restricted stock units to the new non-employee director at that time.

Expenses and Health Care Plan. Each non-employee director is entitled to reimbursement for reasonable expenses relating to his or her service on the Board and any committee, including travel, meals and other related expenses. Each non-employee director is also eligible to participate in the Company’s broad-based health care plan, and Ms. Allen, Mr. Anderson and Mr. Buchanan each elected to participate in the plan in fiscal 2023.

Director Compensation for Fiscal 2023

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Total

Barbara K. Allen	$82,500	$71,648	$154,148

Brad S. Anderson	$80,000	$71,648	$151,648

Michael R. Buchanan	$75,000	$71,648	$146,648

Benjamin S. Carson, Sr.	$82,500	$71,648	$154,148

Maribess L. Miller	$82,500	$71,648	$154,148

(1)	The Company pays director fees to only non-employee directors.

(2)	Amounts represent fees paid in cash during fiscal 2023.

(3)

The amounts represent the grant date fair value of $103.09 per unit for the 695 restricted stock units granted to each non-employee director on April 20, 2023, which restricted stock units vest ratably over five years.

The grant date fair value of the restricted stock units was determined in accordance with the accounting guidance for share-based payments. The Company recognizes expense for these awards over the respective vesting period.

As of September 30, 2023, each non-employee director held the following number of unvested restricted stock units:

Name	Unvested Restricted Stock Units

Barbara K. Allen	7,064

Brad S. Anderson	7,064

Michael R. Buchanan	7,064

Benjamin S. Carson, Sr.	6,719

Maribess L. Miller	8,594

D.R. HORTON, INC. 2024 PROXY STATEMENT      22

PROPOSAL TWO – ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

Proposal Two – Advisory Vote on the Approval of Executive Compensation

As required pursuant to Section 14A of the Securities Exchange Act, our stockholders are being asked to approve a non-binding advisory resolution to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. Although this “say-on-pay” resolution is non-binding, our Board of Directors and Compensation Committee welcome your opinion and will consider the result of the vote when making future compensation decisions. Our Board has determined to hold an annual advisory vote on executive compensation, and, pending consideration of the results of Proposal Three, the Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation, included in this proxy statement, we anticipate our next advisory vote on the approval of executive compensation after our 2024 Annual Meeting of Stockholders will be held at our 2025 Annual Meeting of Stockholders.

We encourage you to read the Compensation Discussion and Analysis beginning on page 27 of this Proxy Statement, which describes in detail how our executive compensation policies and procedures are designed and operate to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables, notes and narrative, which provide detailed information on the compensation of our named executive officers and the structure of our executive compensation programs that are designed to incentivize and reward executives for actions that create sustainable stockholder value and reward executives accordingly.

We believe that our current executive compensation program achieves an appropriate balance of short-term and long-term compensation incentives, reinforces the link between executive pay and the Company’s long-term performance and stock value, and thereby aligns the interests of our named executive officers with those of our stockholders.

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve the following advisory resolution at the 2024 Annual Meeting:

RESOLVED, that the stockholders of D.R. Horton, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders.

The Board of Directors Unanimously Recommends that Stockholders Vote “FOR” Approval of the Advisory Resolution on Executive Compensation.

D.R. HORTON, INC. 2024 PROXY STATEMENT      23

PROPOSAL THREE – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Proposal Three – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote an advisory resolution regarding whether future advisory votes to approve executive compensation like Proposal Two should occur every year, every two years or every three years. This vote is not binding on the Board of Directors. After consideration, the Board has determined that continuing to hold an advisory vote on executive compensation every year is appropriate for the Company at this time, and recommends that stockholders vote to hold such future advisory votes each year.

This non-binding “say-on-frequency” vote is required at least once every six years. At our 2018 Annual Meeting, over 89% of votes cast supported holding future advisory votes on executive compensation every year.

While our Company’s executive compensation program is designed to reinforce the link between executive pay and our long-term performance and stock value, the Board recognizes that executive compensation disclosures are made annually. An advisory vote on an annual basis is also consistent with our practice of annual elections for all directors and annual ratification of our independent registered public accounting firm.

In the event the Board decides to make changes to our executive compensation program following a stockholder advisory vote, you should note that because the advisory vote occurs well after the beginning of the compensation year, and because the different elements of our executive compensation program are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to implement such changes by the time of the following year’s annual meeting of stockholders.

We understand that our stockholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation. Although this advisory vote is not binding on the Board, we will carefully review the voting results on this proposal. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

You may specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. You are not voting to approve or disapprove the Board’s recommendation.

The Board of Directors Unanimously Recommends that Stockholders Vote to Conduct Future Advisory Votes on Executive Compensation “EACH YEAR.”

D.R. HORTON, INC. 2024 PROXY STATEMENT      24

EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are:

David V. Auld Executive Vice Chair	Paul J. Romanowski President and Chief Executive Officer	Michael J. Murray Executive Vice President and Chief Operating Officer	Bill W. Wheat Executive Vice President and Chief Financial Officer

During fiscal 2023, David V. Auld served as our President and Chief Executive Officer. Effective October 1, 2023, he transitioned to a new role as Executive Vice Chair. Effective this same day, the Board appointed Paul J. Romanowski, our former Executive Vice President and Co-Chief Operating Officer, as President and Chief Executive Officer and as a member of the Company’s Board.

Non-Director Executive Officers

Michael J. Murray

Executive Vice President and Chief Operating Officer

Mr. Murray, age 57, is Executive Vice President and Chief Operating Officer of D.R. Horton, positions he has held since 2014, including his service as Co-Chief Operating Officer in fiscal 2022 and 2023. Mr. Murray served as Senior Vice President of Business Development from 2012 to 2014. From 2004 to 2012, Mr. Murray served as the Company’s Vice President and Controller after joining the Company in 2002 as the Director of Internal Audit.

He began his career at Price Waterhouse LLP (now PwC) and then worked at several other companies in finance and accounting roles prior to joining the Company.

Mr. Murray graduated from the University of Texas at Arlington in 1988 with a bachelor of business administration degree in accounting.

Bill W. Wheat

Executive Vice President and Chief Financial Officer

Mr. Wheat, age 57, is Executive Vice President and Chief Financial Officer of D.R. Horton, positions he has held since 2003. Mr. Wheat was the Company’s Senior Vice President and Controller from 2000 through 2003, after joining the Company in 1998 as an Accounting Manager. Mr. Wheat also served as a member of the Board of Directors of the Company from 2003 to 2011.

Mr. Wheat began his career at Price Waterhouse LLP (now PwC) and then worked at The Bombay Company in several financial and accounting roles prior to joining the Company.

Mr. Wheat graduated from Baylor University in 1988 with a bachelor of business administration degree in accounting and finance.

D.R. HORTON, INC. 2024 PROXY STATEMENT      25

EXECUTIVE OFFICERS

The following table outlines the respective roles and responsibilities of each of our named executive officers on a forward basis beginning in fiscal 2024.

Roles and Responsibilities of our Named Executive Officers

Donald R. Horton

Chairman & Strategic Advisor

Primary responsibilities include:

•   advising on overall Company vision, direction and strategy;

•   leading the Board in overseeing key risk areas related to the Company; and

•   providing perspective and advice to the executive team and overseeing the accountability of management to implement Board-approved strategies and oversight functions.

David V. Auld

Executive Vice Chair

Primary responsibilities include:

•   working with the new CEO and executive team to ensure smooth transition of responsibilities;

•   mentoring the new CEO and executive team by conveying institutional knowledge;

•   working with the Chairman and the Board on implementation of succession planning for the Board and management team; and

•   working with the Chairman and full Board on developing overall Company vision, direction and strategy and oversight of key risk areas.

Paul J. Romanowski

President & Chief Executive Officer

Primary responsibilities include:

•   day-to-day responsibility for implementation of Company strategies and the operations and financial performance of the Company’s homebuilding, financial services, rental, Forestar and other businesses;

•   executive oversight of four of the Company’s twelve internal homebuilding operating regions, including approval of investments in land and lots; and

•   direct executive oversight of the Chief Operating Officer, Chief Financial Officer and two corporate departments.

Michael J. Murray

Executive Vice President & Chief Operating Officer

Primary responsibilities include:

•   executive oversight of six of the Company’s twelve internal homebuilding operating regions, including approval of investments in land and lots;

•   shared executive coordination of the Company’s homebuilding, financial services, rental and Forestar businesses; and

•   direct executive oversight of the rental business management team and several corporate departments.

Bill W. Wheat

Executive Vice President & Chief Financial Officer

Primary responsibilities include:

•   coordination with executive team to implement and communicate operational and financial strategies, monitor performance and allocate capital across the Company’s businesses;

•   direct executive oversight of the financial services management team and a majority of the corporate departments; and

•   executive oversight of two of the Company’s twelve internal homebuilding operating regions, including approval of investments in land and lots.

D.R. HORTON, INC. 2024 PROXY STATEMENT      26

EXECUTIVE COMPENSATION

Executive Compensation

Compensation Discussion and Analysis

Overview

Our Compensation Committee strives to design a fair and competitive compensation program for executive officers that will attract, motivate and retain highly qualified and experienced executives, reward superior performance and provide incentives that are based on the performance of the Company, with an overall emphasis on maximizing long-term stockholder value. This Compensation Discussion and Analysis (“CD&A”) provides information regarding our compensation objectives and the relationship between executive performance and executive compensation.

Our named executive officers (“NEOs”) for fiscal 2023 were:

Donald R. Horton	Chairman and Strategic Advisor

David V. Auld	Executive Vice Chair

Paul J. Romanowski	President and Chief Executive Officer

Michael J. Murray	Executive Vice President and Chief Operating Officer

Bill W. Wheat	Executive Vice President and Chief Financial Officer

Updates for Fiscal 2024

Effective October 1, 2023, Donald R. Horton, who served as Executive Chairman during fiscal 2023, transitioned to the role of Chairman of the Board and Strategic Advisor and ceased serving as an executive officer of the Company. Also effective October 1, 2023, David V. Auld, who served as President and Chief Executive Officer during fiscal 2023, was appointed as Executive Vice Chair, and Paul J. Romanowski, who was previously Executive Vice President and Co-Chief Operating Officer was appointed to the role of President and Chief Executive Officer.

•  Mr. Horton will continue to serve as Chairman of the Board in fiscal 2024 but will no longer serve as an executive officer of the Company. Hence, he will not be eligible for performance incentives going forward such as the PTI Bonus and Performance restricted stock (“Performance RSUs”). Mr. Horton will serve as a Strategic Advisor and will be compensated through a strategic advisor fee, which includes a cash fee and time-based equity awards.

•  Upon his promotion to President and Chief Executive Officer, the Compensation Committee increased Mr. Romanowski’s base salary to reflect his additional responsibilities. The fiscal 2024 base salaries for the other NEOs were unchanged.

•  The compensation structures for Mr. Auld, Mr. Romanowski and Mr. Murray will continue to include cash and equity performance incentives including the PTI Bonus and performance-based and time-based equity awards.

•  The compensation structure for Mr. Wheat will continue to include equity performance incentives, including performance-based and time-based equity awards. To increase the performance alignment of Mr. Wheat’s cash compensation, Mr. Wheat will also be eligible to participate in the PTI Bonus plan starting in fiscal 2024.

•  The PTI Bonus eligibility payout percentages were adjusted to reflect the responsibilities of the executive team starting in fiscal 2024.

•  During fiscal 2024, Performance RSUs will continue to comprise a majority of equity awards and utilize a three-year performance period. The payout levels will continue to target above-median Company performance relative to peers on both TSR and financial and operational metrics.

D.R. HORTON, INC. 2024 PROXY STATEMENT      27

EXECUTIVE COMPENSATION

Our Executive Compensation Principles Drive our Compensation Design

Our Board and its Compensation Committee strongly believe that it is in the best interests of stockholders to incentivize executives to take actions that create sustainable stockholder value and reward executives accordingly. To achieve that, the Compensation Committee has designed a compensation structure that is grounded in compensation principles which in turn drive our executive compensation objectives.

Executive Compensation Principles	Executive Compensation Objectives
Business Resilience	✓ Achieve long-term sustainability of our business
Alignment of Interests	✓ Align our executives’ interests with stockholders’ interests with the goal of maximizing long-term stockholder value
Pay-for-Performance	✓ Award compensation that recognizes valuable short- and long-term individual performance as well as the Company’s overall performance
Attract and Retain	✓ Motivate and retain highly qualified and experienced executives

Our executive compensation design promotes performance alignment and protects stockholder interests.

Design Feature	Rationale and Impact	Business Resilience	Alignment of Interests	Pay for Performance	Attract and Retain

Emphasize At-Risk and Performance-based Compensation	• 90% of fiscal 2023 CEO Target Pay at risk	✓	✓	✓

Balance Short- and Long-term Incentives	• Reward executives for actions that will create short- and long-term stockholder value	✓	✓	✓	✓

Equity Pay Mix	• Majority of equity granted as Performance RSUs	✓	✓	✓	✓

Annual Cash and Equity Incentive Tied to Profitability	• Reward executives for increased profitability which creates stockholder value	✓	✓	✓	✓
• No guaranteed bonuses

Stock Ownership Guidelines	• Ensure alignment of executive interests with those of long-term stockholders		✓	✓

Clawback and Anti-hedging and Pledging Policies	• Mitigate compensation risk and ensure strong alignment with stockholder interests	✓	✓	✓

D.R. HORTON, INC. 2024 PROXY STATEMENT      28

EXECUTIVE COMPENSATION

Key Performance Highlights

(1)

Return on assets is calculated as net income attributable to D.R. Horton for the year divided by average consolidated assets, where average consolidated assets is the sum of total assets balances for the trailing five quarters divided by five.

(2)

Return on equity is calculated as net income attributable to D.R. Horton for the year divided by average stockholders’ equity, where average stockholders’ equity is the sum of ending stockholders’ equity balances of the trailing five quarters divided by five.

(3)	Consolidated leverage ratio represents consolidated notes payable divided by total capital (stockholders’ equity plus consolidated notes payable).

(4)	The comparison assumes a hypothetical investment in D.R. Horton common stock and in the S&P 500 Index of $100 at September 30, 2018 and assumes that all dividends were reinvested.

	As of and for the Fiscal Year Ended September 30,					% Change
						2023 vs 2022	2023 vs 2019
Stock Price and Other Data	2023	2022	2021	2020	2019

Common stock price	$107.47	$67.35	$83.97	$75.63	$52.71	60%	104%

Total equity market capitalization (in millions)	$35,986	$23,165	$29,895	$27,529	$19,420	55%	85%

Book value per common share	$67.78	$56.39	$41.81	$32.53	$27.20	20%	149%

Diluted earnings per common share	$13.82	$16.51	$11.41	$6.41	$4.29	(16)%	222%

Cash dividends paid per common share	$1.00	$0.90	$0.80	$0.70	$0.60	11%	67%

D.R. HORTON, INC. 2024 PROXY STATEMENT      29

EXECUTIVE COMPENSATION

Fiscal 2023 Compensation Highlights

Pay Mix

Donald R. Horton

90% At-Risk

3% Base Salary	20% PTI Bonus (Cash Portion)	20% PTI Bonus (Equity Portion)	50% Performance RSUs	7% Time RSUs

23% Cash		77% Long-Term Equity

David V. Auld

90% At-Risk

2% Base Salary	20% PTI Bonus (Cash Portion)	20% PTI Bonus (Equity Portion)	50% Performance RSUs	8% Time RSUs

22% Cash		78% Long-Term Equity

Other Named Executive Officers

(average)

87% At-Risk

4% Base Salary	43% PTI/Other Bonus	44% Performance RSUs	9% Time RSUs

47% Cash		53% Long-Term Equity

Executive	Fixed[1]	At-Risk[1]	Cash[2]	Equity[2]

Donald R. Horton	10%	90%	23%	77%

David V. Auld	10%	90%	22%	78%

Paul J. Romanowski	12%	88%	49%	51%

Michael J. Murray	12%	88%	49%	51%

Bill W. Wheat	16%	84%	42%	58%

(1)	The fixed portion of compensation includes the executive’s base salary and time-based restricted stock units that vest based on continued employment with the Company.

The at-risk compensation includes the annual PTI Bonus (for Mr. Horton, Mr. Auld, Mr. Romanowski and Mr. Murray) and the discretionary performance bonuses (for Mr. Wheat), in addition to performance-based equity awards for each named executive officer, which are at-risk if the performance goals or criteria are not achieved.

(2)	Cash compensation includes the executive’s base salary and PTI Bonuses paid in cash (for Mr. Horton, Mr. Auld, Mr. Romanowski and Mr. Murray) and discretionary performance bonuses (for Mr. Wheat).

Equity compensation includes the portion of the PTI Bonuses paid in common stock (for Mr. Horton and Mr. Auld) and the grant date fair value of performance-based restricted stock units and time-based restricted stock units for each named executive officer.

D.R. HORTON, INC. 2024 PROXY STATEMENT      30

EXECUTIVE COMPENSATION

Prior to approving the final amounts of compensation to be paid to our executive officers, including the PTI Bonuses, the Compensation Committee reviewed the key operating and financial results achieved in fiscal 2023 and determined that the mix of cash bonus and equity bonus was appropriate based on the results achieved. (See “2023 Fiscal Year—Pre-Tax Income Performance Bonus Results and Payout” on page 35.)

Why You Should Vote FOR the Advisory Vote on the Approval of Executive Compensation
✓

•  Over recent years, the Compensation Committee in response to the feedback received from our stockholders has implemented significant changes to both annual and long-term incentives to better align executives’ interests with those of long-term stockholders.

•  Our compensation program design, based on our executive compensation philosophy and compensation objectives, rewards executives for actions that create, and provides pay outcomes that are in line with, long-term stockholder value.

•  More than 85% of executive target compensation remains at-risk, promoting a strong focus on both Company and individual performance.

•  PTI Bonus program is 100% performance-based with 50% of short-term incentive payout to Mr. Horton and Mr. Auld in equity which is subject to a further two-year holding period that strengthens long-term alignment of interests.

•  Minimum of three-year vesting for both performance and time-based equity encourages long-term focus and stability of management.

•  Robust stock ownership guidelines and recoupment policies promote alignment of executives’ interests while mitigating compensation risk.

D.R. HORTON, INC. 2024 PROXY STATEMENT      31

EXECUTIVE COMPENSATION

Components of Compensation

Based on the objectives discussed above, our executive compensation for fiscal 2023 was designed to include pay elements that focus executives on, and reward actions that create, sustainable stockholder value. Hence, our executive compensation includes what the Compensation Committee believes to be an appropriate mix of cash and equity compensation, with a significant focus on performance-based incentives that are earned when the Company achieves performance measured against preset goals.

For fiscal 2023, the Compensation Committee designed pay elements that it believes best serves the interests of stockholders as outlined in the table below:

Pay Element	At Risk	Purpose of Pay Element	What the Pay Element Rewards	Key Highlights

Base Salary		Provide fixed compensation in line with peer group	Skills, experience, competence, performance, responsibility, leadership and contribution to the Company	✓ Base salaries unchanged for all NEOs during fiscal 2023; in line with or below comparable positions in our peer group

PTI Bonus (1)	✓	Achieve higher profitability that leads to increased stockholder value	Annual achievement of metrics that measure execution of strategic goals	✓ Dollar cap for all NEOs ✓ Payouts for Mr. Horton and Mr. Auld split equally into cash and equity, with equity subject to a further two-year holding period

Performance RSUs	✓	Focus on longer-term performance, create alignment with long-term stockholders	Achievement of multi-year financial performance goals and value creation	✓ Three-year performance period ✓ Performance RSUs comprise majority of target fiscal 2023 compensation in Performance RSUs ✓ Performance must exceed median for target payout

Time-based RSUs		Create alignment with stockholders by focusing efforts on longer-term stockholder returns	Long-term stockholder value creation	✓ Three- to five-year vesting provides retentive value

Chairman Pay At Risk %	90%

CEO Pay At Risk %	90%

Other NEOs Pay At Risk %	87%

(1)

Mr. Wheat did not participate in the PTI Bonus program in fiscal 2023, but rather received a cash bonus in an amount determined by the Compensation Committee based on performance of his responsibilities and overall Company performance. Beginning in fiscal 2024, based on growth and additional responsibilities, Mr. Wheat will participate in the PTI Bonus program.

D.R. HORTON, INC. 2024 PROXY STATEMENT      32

EXECUTIVE COMPENSATION

Cash Compensation: Base Salaries and Performance Bonuses

Base Salaries – Named Executive Officers

Base salaries for our executive officers provide a fixed base level of compensation. When setting fiscal 2023 base salaries for our executives, we considered the following factors:

•	level of experience, responsibility and tenure;

•	national scope of the Company’s operations;

•	contributions to achievements of the Company’s objectives;

•	amount of fixed cash compensation considered appropriate to retain the executive’s services;

•	average and median base salaries of comparable executives in our peer group; and

•	recommendations of Mr. Horton and Mr. Auld, other than for themselves.

When determining named executive officer base salaries, the Compensation Committee did not assign specific weight to the factors listed above, nor did they assign a specific ranking that base salaries should be within the peer group, nor use a percentage or ratio that the base salaries should be in relation to total compensation. Base salaries for our named executive officers for fiscal 2023 and 2022 are set forth in the following table:

	Base Salary
Name	2023	2022

Donald R. Horton	$1,000,000	$1,000,000

David V. Auld	$700,000	$700,000

Paul J. Romanowski	$500,000	$500,000

Michael J. Murray	$500,000	$500,000

Bill W. Wheat	$500,000	$500,000

Based on the Compensation Committee’s analysis, the base salaries of our named executive officers are below or in line with comparable positions within our peer group. We believe that these salaries provide a competitive level of fixed pay to incentivize and retain our executives.

Updates for Fiscal 2024

•  Given that Mr. Horton will no longer serve as an executive officer of the Company, he will not receive a base salary.

•  The base salary for Mr. Romanowski was increased to $700,000 to reflect the additional responsibilities in his new role.

•  The base salaries for Mr. Auld, Mr. Murray and Mr. Wheat remain unchanged.

2023 Fiscal Year - Pre-Tax Income Performance Bonus

During fiscal 2023, in line with our compensation philosophy to award incentive bonuses based on performance, Mr. Horton, Mr. Auld, Mr. Romanowski and Mr. Murray each had the opportunity to earn a performance bonus (“PTI Bonus”) based on the Company’s pre-tax income earned during the year.

“Pre-tax income” or “PTI” means consolidated income before income taxes, as publicly reported by the Company in its consolidated financial statements prepared in accordance with generally accepted accounting principles.

The PTI Bonus focuses Mr. Horton, Mr. Auld, Mr. Romanowski and Mr. Murray on generating and increasing pre-tax income. We believe that increases in pre-tax income result in increases in the value of the Company, which benefits all of our long-term stockholders.

The maximum payout percentages for the PTI Bonus in fiscal 2023 are included in the table below. The Compensation Committee sets these percentages each year at the beginning of the fiscal year. The Compensation Committee has discretion to adjust the earned PTI Bonus downward, but not upward.

D.R. HORTON, INC. 2024 PROXY STATEMENT      33

EXECUTIVE COMPENSATION

Background. To link pay and performance, the combined annual incentive bonus for Mr. Horton, Mr. Auld, Mr. Romanowski and Mr. Murray has historically been based on a percentage of the Company’s pre-tax income. The Compensation Committee believes that strong profitability puts the Company in excellent position to achieve its long-term performance goals.

For fiscal 2023, the Compensation Committee believed that by using a percentage of pre-tax income, we would incentivize Mr. Horton, Mr. Auld, Mr. Romanowski and Mr. Murray to achieve higher levels of pre-tax income, which aligns their interests with those of our stockholders. In line with stockholder feedback received in fiscal 2022, the Compensation Committee significantly lowered the PTI payout percentages. For fiscal 2023, the following PTI payout percentages were selected for the PTI Bonuses: 0.20% for Mr. Horton and Mr. Auld, and 0.10% for Mr. Romanowski and Mr. Murray. These maximum percentages were subjectively determined rather than based on any specific formulaic methodology, and the Compensation Committee reserves the right to use its discretion to adjust downward, but not upward, the final earned PTI Bonus amounts.

Evolution of PTI Bonus Eligibility
	Percent of Pre-Tax Income
Name	Fiscal 2024		Fiscal 2023		Fiscal 2022		Fiscal 2021

Donald R. Horton	N/A		0.20	%(1)	0.20	%(1)	0.60%

David V. Auld	0.10	%(3)	0.20	%(1)	0.20	%(1)	0.40%

Paul J. Romanowski	0.15	%(3)	0.10	%(2)	0.10	%(2)	N/A

Michael J. Murray	0.125	%(4)	0.10	%(2)	0.10	%(2)	0.15%

Bill W. Wheat	0.10	%(5)	N/A		N/A		N/A

(1)	Payout capped at $14 million with the amount earned split equally between cash and company stock subject to a two-year holding period.

(2)	Payout capped at $10 million with the amount paid in cash.

(3)	Payout capped at $14 million with the amount earned split equally between cash and company stock.

(4)	Payout capped at $12.5 million with the amount earned split equally between cash and company stock.

(5)	Payout capped at $10 million with the amount earned split equally between cash and company stock.

Updates for Fiscal 2024

•  Mr. Horton will no longer be eligible for the PTI Bonus.

•  Mr. Auld, Mr. Romanowski and Mr. Murray will continue to be eligible to receive the PTI Bonus as indicated in the table above, with their respective PTI Bonus percentage adjusted to reflect their roles in fiscal 2024.

•  In lieu of receiving a discretionary cash bonus as in prior years, effective in fiscal 2024, Mr. Wheat will be eligible for the PTI Bonus as indicated in the table above. The Compensation Committee believes that having Mr. Wheat participate in the PTI Bonus plan better aligns the pay structure within the executive team and ensures payouts in line with the creation of stockholder value.

•  In line with the updates made in prior years, the PTI Bonus payout for the Mr. Auld will continue to be capped at $14 million. In connection with his promotion to CEO, Mr. Romanowski’s PTI Bonus will also be subject to a total cap of $14 million.

•  The PTI Bonus for all named executive officers will be equally split between cash and company stock.

2023 Fiscal Year – Pre-Tax Income Performance Bonus Percentages

		Maximum Bonus Potential
Name	Fiscal 2023 Performance Goal	1st Semi-Annual Period	2nd Semi-Annual Period

Donald R. Horton	Pre-Tax Income	0.20%	0.20%

David V. Auld	Pre-Tax Income	0.20%	0.20%

Paul J. Romanowski	Pre-Tax Income	0.10%	0.10%

Michael J. Murray	Pre-Tax Income	0.10%	0.10%

The 1st semi-annual period was the six months ended March 31, 2023 (first and second quarters of fiscal 2023) and the 2nd semi-annual period was the six months ended September 30, 2023 (third and fourth quarters of fiscal 2023). The hurdle or threshold for achieving an annual incentive bonus was the attainment of pre-tax income. If no pre-tax income was attained, then no bonus would be paid under the PTI Bonus. The bonuses paid under the PTI Bonus program were paid as set forth in the tables on the next page.

D.R. HORTON, INC. 2024 PROXY STATEMENT      34

EXECUTIVE COMPENSATION

2023 Fiscal Year – Pre-Tax Income Performance Bonus Results and Payout

The tables below set forth the Company’s pre-tax income (“PTI”) and PTI Bonuses paid in cash and stock for fiscal 2023 to Mr. Horton, Mr. Auld, Mr. Romanowski and Mr. Murray:

Donald R. Horton and David V. Auld
		Maximum Bonus Percentage	Total Bonus Earned	Portion of Bonus Paid
Semi-Annual Period	PTI			Cash	Stock
1st Semi-Annual Period Ended March 31, 2023	$2,512,526,003	0.20%	$5,025,052	$2,512,548	$2,512,504
2nd Semi-Annual Period Ended September 30, 2023	$3,802,152,600	0.20%	$7,604,305	$3,802,161	$3,802,144

Annual Amount	$6,314,678,603	0.20%	$12,629,357	$6,314,709	$6,314,648

		Max Payout	$14,000,000

Paul J. Romanowski and Michael J. Murray
		Maximum Bonus Percentage	Total Bonus Earned	Portion of Bonus Paid
Semi-Annual Period	PTI			Cash	Stock
1st Semi-Annual Period Ended March 31, 2023	$2,512,526,003	0.10%	$2,512,526	$2,512,526	$—
2nd Semi-Annual Period Ended September 30, 2023	$3,802,152,600	0.10%	$3,802,153	$3,802,153	$—

Annual Amount	$6,314,678,603	0.10%	$6,314,679	$6,314,679	$—

		Max Payout	$10,000,000

For fiscal 2023, the total PTI Bonus payable to Mr. Horton and Mr. Auld was capped at $14 million, with any payout earned split between cash and Company stock, and the equity portion of the award subject to a two-year holding period. The number of shares issued was determined by dividing the portion of the PTI Stock Bonus by the Company’s stock price on the date the Compensation Committee approved the award payout. Amounts attributable to any fractional shares for the equity component were paid in cash. During the two-year holding period, Mr. Horton and Mr. Auld are permitted to make transfers of stock for estate planning purposes as long as the shares of stock remain within their respective family’s beneficial ownership. The Compensation Committee believes the holding period further motivates the executives to deliver strong long-term stock performance, which we believe aligns them with the goals of our stockholders. For fiscal 2023, the total PTI Bonus payable to Mr. Romanowski and Mr. Murray was limited to $10 million.

2023 Fiscal Year – Performance Bonus

Chief Financial Officer – Mr. Wheat. During fiscal 2023, the Board of Directors and our Compensation Committee approved performance bonuses for Mr. Wheat on a semi-annual basis. For the first semi-annual period ended March 31, 2023, Mr. Wheat received a $1,000,000 bonus, and for the second semi-annual period ended September 30, 2023, he received a $2,000,000 bonus, for a total bonus of $3,000,000 in fiscal 2023.

In determining Mr. Wheat’s bonus, the Compensation Committee considered the Company’s financial and operating performance in fiscal 2023 and Mr. Wheat’s contribution and performance in his areas of responsibility across our operations. The Compensation Committee considered the review and recommendations of the Chairman and CEO in determining the amount of Mr. Wheat’s performance bonus.

Updates for Fiscal 2024

•  As noted above, in lieu of receiving a discretionary bonus as in prior years, effective in fiscal 2024, Mr. Wheat will be eligible for the PTI Bonus as indicated in the table above. The Compensation Committee believes that having Mr. Wheat participate in the PTI Bonus plan better aligns the pay structure within the executive team and ensures payouts in line with the creation of stockholder value.

Equity Compensation: Performance and Time-Based

Our Compensation Committee believes that our executive compensation plans should include performance and time-based equity awards as the primary long-term components. We believe long-term equity awards align the financial interests of our executive officers with the interests of our stockholders by focusing more on the long-term performance of the Company, with value realized by executives being aligned with stockholder value.

D.R. HORTON, INC. 2024 PROXY STATEMENT      35

EXECUTIVE COMPENSATION

Performance Equity. We grant our executive officers equity awards in the form of performance restricted stock units, which are earned by achieving four key performance goals over a three-year performance period. The primary purpose of these awards is to motivate our executives to achieve a superior level of performance for each of these performance metrics relative to our peer group which we believe will drive long-term value to our stockholders.

In fiscal 2022, based on feedback from our stockholders, the Compensation Committee increased the performance required for vesting under the ROI, SG&A and GP portions of the performance equity plan by increasing the relative performance ranking required for vesting at the threshold and target levels. The performance equity awards granted in fiscal 2022 and fiscal 2023 require a 6th rank out of 10 for vesting at threshold (from 9th rank in previous year incentives) and a 3rd rank out of 10 for vesting at target (from 5th rank in previous year incentives).

Time-Based Equity. We grant our executive officers equity awards in the form of restricted stock units that vest over a three- or five-year time period based on continued employment with the Company. The primary purpose of these awards is to align the interests of our executives with those of long-term stockholders as well as to retain the services of our executive officers who have significant experience and have demonstrated superior performance in the homebuilding industry.

The Compensation Committee took the following actions regarding Performance RSUs and Time-Based RSUs in fiscal 2023:

•

Performance RSUs determination. Each fiscal year, the Compensation Committee reviews the number and value of performance restricted stock units (“Performance RSUs”) to be awarded for a new three-year performance period. The Compensation Committee reviews the target number of Performance RSUs, the maximum number of Performance RSUs that could be earned and the expected value of such awards. The Compensation Committee also considers all other components of each executive’s compensation. In fiscal 2023, in line with its commitment to strengthening long-term alignment of interests with stockholders and the portion of overall target compensation that is equity based, the Compensation Committee increased the number of Performance RSUs granted to its executive officers compared to fiscal 2022. In fiscal 2023, Mr. Horton and Mr. Auld each received 200,000 target Performance RSUs with a grant date value of $15,994,000, Mr. Romanowski and Mr. Murray each received 75,000 target Performance RSUs with a grant date value of $5,997,750 and Mr. Wheat received 50,000 target Performance RSUs with a grant date value of $3,998,500.

•

Time-Based RSUs determination. In fiscal 2023, the Compensation Committee reviewed the number and value of time-based restricted stock units (“Time-Based RSUs”) to be awarded to its executives. In fiscal 2023, Mr. Horton and Mr. Auld each received 23,698 Time-Based RSUs with a grant date value of $2,483,313, Mr. Romanowski and Mr. Murray each received 11,850 Time-Based RSUs with a grant date value of $1,221,617 and Mr. Wheat received 7,900 Time-Based RSUs with a grant date fair value of $814,411. These equity awards vest ratably for Mr. Horton and Mr. Auld over three years and for Mr. Romanowski, Mr. Murray and Mr. Wheat vest ratably over five years. In determining the number of Time-Based RSUs to grant each year to our executives, the Compensation Committee takes into consideration the grant date value of these awards together with the grant value of the Performance RSUs.

2023 Fiscal Year – 2025 Performance Restricted Stock Units – Potential Vesting at September 30, 2025

Under our long-term incentive program, each of our named executive officers has the opportunity to earn incentive awards based on performance over a three-year period. By awarding a portion of compensation over a longer time period, the interests of these executives are aligned with the interests of our stockholders.

In fiscal 2023, the Compensation Committee awarded a target number of performance restricted stock units (the “2025 Performance RSUs”) to each of the named executive officers as follows:

Name	Target Number of 2025 Performance RSUs

Donald R. Horton	200,000

David V. Auld	200,000

Paul J. Romanowski	75,000

Michael J. Murray	75,000

Bill W. Wheat	50,000

The 2025 Performance RSUs include four performance goals of relative TSR, relative ROI, relative SG&A and relative GP, and will vest, if at all, based on the final performance rankings after the completion of the performance period, which is the three-year period of October 1, 2022 through September 30, 2025 (the “2025 Performance Period”). The four performance goals and weightings for each award are the same as those set forth on page 37 and are discussed in the tables and discussion on pages 37 through 38 . Likewise, the Company’s peer group for the 2025 Performance RSUs consists of the publicly traded homebuilding companies listed on page 41. Consistent with enhancements made to the 2024 Performance RSUs based on feedback from our stockholders, the 2025 Performance RSUs require a 6th rank out of 10 for vesting at threshold (from 9th rank in previous year incentives) and a 3rd rank out of 10 for vesting at target (from 5th rank in previous year incentives).

D.R. HORTON, INC. 2024 PROXY STATEMENT      36

EXECUTIVE COMPENSATION

The Compensation Committee used the relative TSR performance goal because TSR takes into account changes in our stock price plus dividends paid compared to the S&P 500 Index. By comparing our TSR to the S&P 500 Index, we have a goal that incentivizes our executives to achieve a return for our stockholders that is better than the return achieved by a broad-based index of companies. The three performance goals of relative ROI, relative SG&A and relative GP continue to reflect important internal operating metrics. ROI incentivizes our executives to achieve operating profitability relative to our total assets, which measures our efficiency at using our assets to generate pre-tax income. SG&A incentivizes our executives to control selling, general and administrative expenses. GP incentivizes our executives to maximize our profits on our homes by appropriately managing sales prices and incentives and controlling the cost of land, labor, materials and products used in building our homes.

In fiscal 2023, when determining the target number of 2025 Performance RSUs to award, the Compensation Committee reviewed the estimated annual compensation expense for these awards in relation to the Company’s consolidated revenue, pre-tax income and other operating results. The Compensation Committee chose to further incentivize these executive officers by retaining the maximum payout at two times the target amounts in the event that maximum performance is achieved on the four Performance Goals. When the 2025 Performance RSUs were granted, the target and maximum amounts were subjective determinations and not based on any formulaic method or benchmark. Additional information on the grant date fair value of the 2025 Performance RSUs is set forth in the “Summary Compensation Table” on page 44 and the “Grants of Plan-Based Awards” table on page 45.

Updates for Fiscal 2024
• Mr. Horton will no longer receive Performance RSUs.

2023 Performance Restricted Stock Units – Ranking Results and Vesting at September 30, 2023 Based on Actual Performance

In October 2023, the Compensation Committee reviewed the performance achieved for the Performance RSUs granted in November 2020 (the “2023 Performance RSUs”) to each of our then serving named executive officers. The 2023 Performance RSUs had a three-year performance period of October 1, 2020 through September 30, 2023 (the “2023 Performance Period”). The 2023 Performance RSUs vested based on achieving performance under the four performance goals (“Performance Goals”) in the table below. The number of shares earned and issued are set forth in the table under the heading “2023 Performance RSUs Final Results” on page 39.

Performance Goal	Performance Comparison	Weighting to Total Award

Relative TSR	S&P 500 Index TSR	25%

Relative ROI	Peer Group	25%

Relative SG&A	Peer Group	25%

Relative GP	Peer Group	25%

TSR:

means “total shareholder return” (stock price increases and decreases plus dividends) of the Company over the 2023 Performance Period as determined by Standard and Poor’s using the same methodology used by Standard and Poor’s in preparing the stock performance graph included each year in the Company’s Form 10-K.

ROI:	means “return on investment” which is consolidated pre-tax income or loss divided by average total assets over the 2023 Performance Period.

SG&A:	means consolidated “selling, general and administrative expense” (including corporate general and administrative expenses) as a percentage of consolidated revenues over the 2023 Performance Period.

GP:

means homebuilding segment “gross profit” defined as homebuilding revenues minus homebuilding cost of sales, including inventory and land option charges, divided by homebuilding revenues over the 2023 Performance Period.

The following tables set forth the number of 2023 Performance RSUs that could have been earned based on the final performance rankings of the Company.

TSR Portion of Award

(weighted 25% of target award)

Company TSR Relative to S&P 500 Index TSR	Percentage of Target Award		Donald R. Horton	David V. Auld	Michael J. Murray and Bill W. Wheat
			Number of Performance RSUs Earned
10 Percentage Points Below Index	Forfeited		Zero	Zero	Zero
9 Percentage Points Below Index	Threshold	10%	5,000	2,500	750
Equal to S&P 500 Index TSR	Target	100%	50,000	25,000	7,500
10 Percentage Points Above Index	Maximum	200%	100,000	50,000	15,000

D.R. HORTON, INC. 2024 PROXY STATEMENT      37

EXECUTIVE COMPENSATION

Each of the ROI, SG&A and GP Portions of Award

(each weighted 25% of target award)

Performance Level Compared to 10-Company Peer Group	Percentage of Target Award		Donald R. Horton	David V. Auld	Michael J. Murray and Bill W. Wheat
			Number of Performance RSUs Earned
10th Rank	Forfeited		Zero	Zero	Zero
9th Rank	Threshold	10%	5,000	2,500	750
5th Rank	Target	100%	50,000	25,000	7,500
1st Rank	Maximum	200%	100,000	50,000	15,000

As set forth in the tables above, the number of 2023 Performance RSUs could have been earned at a maximum of 400,000 for Mr. Horton, 200,000 for Mr. Auld, 60,000 for Mr. Murray and 60,000 for Mr. Wheat upon maximum achievement of each of the four Performance Goals and forfeited by each executive in the event of below threshold performance of each of the four Performance Goals. For the 2023 Performance RSUs, the Company’s peer group consisted of the following publicly traded homebuilding companies: KB Home, Lennar, M.D.C. Holdings, Meritage Homes, NVR, PulteGroup, Taylor Morrison, Toll Brothers, and Tri Pointe Homes. Each 2023 Performance RSU represented the contingent right to receive one share of common stock if vesting was satisfied. The 2023 Performance RSUs had no rights to dividends or voting prior to vesting and payout in common stock.

Vesting of the 2023 Performance RSUs with respect to the TSR Performance Goal was determined after the 2023 Performance Period based on a comparison of the Company’s TSR to the S&P 500 Index’s TSR as computed by Standard and Poor’s using their TSR methodology. Vesting of the 2023 Performance RSUs with respect to the ROI, SG&A and GP Performance Goals was determined after the 2023 Performance Period based on the relative ranking of the Company’s performance on each Performance Goal to each peer group company’s performance on each Performance Goal.

The hurdle or threshold for earning or vesting in any portion of the 2023 Performance RSUs with respect to the TSR goal was to perform better than nine percentage points below the S&P 500 Index. The hurdle or threshold for earning or vesting in any portion of the 2023 Performance RSUs with respect to the ROI, SG&A and GP Performance Goals was to rank ninth place or better.

The following tables set forth the final relative rankings for the TSR, ROI, SG&A and GP performance goals with respect to the 2023 Performance RSUs:

Final Relative Rankings

	Relative Total Shareholder Return
Company / Index Name	September 30, 2020	September 30, 2023

D.R. Horton, Inc.	100	146.46	*

S&P 500 Index	100	133.65

*

Final performance goal ranking attained by the Company on the TSR performance goal was 12.81 points above the S&P 500 Index for the three-year period ending September 30, 2023, as reflected in the table above.

	ROI, SG&A and GP Rankings
Performance Goal	10th Place	9th Place	8th Place	7th Place	6th Place	5th Place	4th Place	3rd Place	2nd Place		1st Place

Relative ROI	37.48%	37.91%	40.62%	41.82%	41.95%	48.71%	62.49%	66.80%	73.18	%*	97.87%

Relative SG&A	11.80%	10.70%	10.65%	10.27%	9.84%	9.83%	9.76%	9.15%	9.04	%*	6.32%

Relative GP	21.53%	22.43%	22.69%	23.68%	23.86%	24.71%	25.80%*	25.88%	26.71%		28.24%

*	Final performance goal ranking attained by the Company: 2nd place on ROI, 2nd place on SG&A and 4th place on GP.

D.R. HORTON, INC. 2024 PROXY STATEMENT      38

EXECUTIVE COMPENSATION

Final Results

The final payout was based on the three-year performance period ended September 30, 2023.

	Donald R. Horton		David V. Auld		Michael J. Murray and Bill W. Wheat
Final Company Performance Rankings	Target Number of RSUs Awarded	Number of RSUs Earned	Target Number of RSUs Awarded	Number of RSUs Earned	Target Number of RSUs Awarded	Number of RSUs Earned

TSR = 10+ Points Above	50,000 Units	100,000 Units	25,000 Units	50,000 Units	7,500 Units	15,000 Units

ROI = 2nd Place	50,000 Units	87,500 Units	25,000 Units	43,750 Units	7,500 Units	13,125 Units

SG&A = 2nd Place	50,000 Units	87,500 Units	25,000 Units	43,750 Units	7,500 Units	13,125 Units

GP = 4th Place	50,000 Units	62,500 Units	25,000 Units	31,250 Units	7,500 Units	9,375 Units

	200,000 Units	337,500 Units	100,000 Units	168,750 Units	30,000 Units	50,625 Units

After reviewing rankings for the 2023 Performance RSUs, on October 31, 2023, the Compensation Committee approved the issuance of 337,500, 168,750, 50,625 and 50,625 shares of common stock to Mr. Horton, Mr. Auld, Mr. Murray and Mr. Wheat, respectively, which reflected a final payout of 168.8% of target for these awards.

Retirement Benefits

Our executive officers do not participate in any qualified defined benefit plans, but they do participate in the retirement plans described below. We believe that it is important to offer these retirement plans to our executive officers as part of a competitive long-term compensation program that encourages saving for retirement and that promotes long-term retention.

Profit Sharing Plus Plan (401(k) plan). Our executive officers participate in our Company-wide 401(k) plan. Executive officers, like all other eligible employees, may contribute 1% to 75% of their earnings, on a pre-tax basis, into the 401(k) plan. For 2023, the maximum amount that could be contributed was $22,500 ($30,000 for participants 50 years or older). The Company makes a matching contribution to the participant’s account in an amount of $0.50 for each $1.00 contributed by the participant up to 6% of his or her salary. The matching contributions made by the Company on behalf of the executive officers for each applicable year are included in the “All Other Compensation” column in the “Summary Compensation Table” on page 44.

Deferred Compensation Plan. The Company also maintains the Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is a nonqualified deferred compensation plan maintained primarily to provide deferred compensation benefits in excess of IRS contribution limits for a select group of “management or highly compensated employees”. The Deferred Compensation Plan was adopted and approved by the Compensation Committee and ratified by the Board of Directors.

SERP 2. The Company also maintains the Amended and Restated Supplemental Executive Retirement Plan 2 (“SERP 2”), a nonqualified plan, to permit eligible participants, which include our executive officers, region presidents, division presidents and other key employees, to accrue supplemental Company benefits payable upon retirement, separation of service, death or disability. The SERP 2 provides that if the executive is employed by the Company on the last day of the fiscal year, the Company will establish a liability to such executive equal to 10% of his or her annual base salary as of the first day of such fiscal year. This liability will accrue earnings in future years at a rate established by the administrative committee for the SERP 2.

In fiscal 2023, the Compensation Committee reviewed the amounts listed in the column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the “Summary Compensation Table” on page 44. These amounts represent the above-market portion of earnings on outstanding SERP 2 balances for the named executive officers. As part of this analysis, we reviewed the data related to the dollar amounts disclosed in the same column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Tables for each of the CEOs or principal executive officers of each company in our peer group from their most recently filed proxy statements. For fiscal 2023, the amount for Mr. Horton was $409,168 and the amount for Mr. Auld was $196,287. We believe the amounts accrued for above-market earnings on SERP 2 balances are reasonable when compared to our peer group and reasonable relative to the total compensation packages offered to our named executive officers. Also, we considered other factors, including that the Company does not provide our named executive officers with employment agreements or severance agreements or other forms of guaranteed retirement benefits other than the 401(k) matching contribution discussed above. As a result, our SERP 2 program serves as a useful and reasonable fixed compensation component of our overall compensation package.

D.R. HORTON, INC. 2024 PROXY STATEMENT      39

EXECUTIVE COMPENSATION

Other Compensation and Stock Matters

Stock Ownership Guidelines. Historically, our executive officers have maintained significant ownership of our common stock. See “Beneficial Ownership of Common Stock” on pages 67 through 68. Our Board has adopted Stock Ownership Guidelines for directors and executive officers, which are available on our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section. Our stock ownership guidelines provide that no later than 5 years after the later of adoption of the guidelines or the date of election as a new director or appointment as an executive officer, such person shall maintain ownership of our common stock with a value equal to a multiple of (i) for non-employee directors, the annual cash board fee, and (ii) for executive officers, their annual base salary.

The multiples are as follows:

•	Chairman of the Board, 5x

•	Executive Vice Chair, 4x

•	Chief Executive Officer, 4x

•	Chief Operating Officer and Chief Financial Officer, 3x

•	Other Executive Officers, 2x

•	Non-Employee Directors, 3x

If after 4 years, the Nominating and Governance Committee determines a participant is not likely to satisfy the ownership requirements within the 5-year time frame, the Nominating and Governance Committee may require the participant to retain and hold 25% of the net shares received by the participant after taxes as compensation or fees from the Company until the ownership guidelines are satisfied.

As of November 30, 2023, each of our executive officers and non-employee directors satisfied the stock ownership requirements, or was within the applicable five-year compliance window, as set forth in the Company’s Stock Ownership Guidelines.

Double Trigger Acceleration of Vesting upon a Change in Control. The Compensation Committee provided that all grants of time-based equity awards to our executive officers beginning in fiscal 2020 must provide for the acceleration of vesting in the event of a change in control only if there occurs, both (i) a “change in control” and (ii) any deferred termination event (a “double trigger” vesting event). The double trigger vesting under outstanding time-based awards granted since fiscal 2022 provide that unvested time-based equity awards will vest if there is: (1) a change in control and (2) within 24 months after the change in control either (a) the Company or the acquirer terminates the executive officer without cause or (b) the executive officer terminates his or her employment with the Company or the acquirer for good reason.

Delinquent Section 16(a) Reports

Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons holding more than 10% of our common stock to report to the SEC initial ownership of our common stock and any subsequent changes. The SEC has set filing dates for reporting these changes and we are required to disclosure any filings that are not timely. Based on our review of forms filed with the SEC we believe that all required Section 16(a) reports were filed timely during fiscal 2023, except that Michael J. Murray had one Section 16(a) report related to a gift of securities in June 2023 that was not filed timely.

Process for Determining Compensation

Authority and Role of Compensation Committee

Our Compensation Committee evaluates performance, approves compensation for our Chairman, our CEO and our other named executive officers. The Compensation Committee also administers our equity compensation programs and our executive officer bonus plans. Our Compensation Committee has the authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee comprised of at least two members and, in certain other circumstances, to any other committee of directors of the Company. The duties of the Compensation Committee are summarized under the heading “Compensation Committee” on page 21 and are more fully set forth in the Compensation Committee Charter.

Roles of Chairman, Executive Vice Chair and Chief Executive Officer

Our Chairman, Executive Vice Chair and our CEO review and discuss salary and bonus compensation of our other named executive officers, and our Chairman makes recommendations to the Compensation Committee regarding the salaries and incentive bonus compensation of our Executive Vice Chair and CEO.

D.R. HORTON, INC. 2024 PROXY STATEMENT      40

EXECUTIVE COMPENSATION

Review of Compensation

We review the compensation of our executive officers on a regular basis. Our Compensation Committee met in each quarter of fiscal 2023. In addition, the Compensation Committee had discussions with management during the year regarding these matters. During fiscal 2023, the Committee engaged Meridian Compensation Partners to provide additional compensation data regarding other publicly traded companies. The Committee reviewed the compensation of executives of publicly traded companies, including our homebuilding peer group and other public companies within a range of our market capitalization and industrial classification code.

Use of Compensation Peer Group Data

Our Board of Directors and Compensation Committee believe providing a competitive pay program is important and a key factor to developing and retaining our leadership team and a fundamental reason for the success and performance of our company.

Our Compensation Committee considers factors such as market capitalization, competition in our markets and mergers, acquisitions and consolidations when determining our peer group. Although the Compensation Committee believes it important and will continue to consider general market compensation practices for companies of a similar size, at this time and primarily due to the extremely competitive nature of the homebuilding industry, the Compensation Committee believes using the below described Performance Peer Group as its primary compensation peer group is the best comparison set. As part of the review of the peer group, the Compensation Committee recognized that that the Company competes for talent not just within the homebuilding industry but also for executives with the requisite skills and experience who are employed at companies outside the homebuilding industry that are of comparable size and operate within the Company’s geographical footprint. As a result, for fiscal 2023, the Company also utilized a Benchmarking Peer Group to better evaluate and benchmark executive pay. As discussed above under “Review of Compensation,” the Compensation Committee engaged Meridian Compensation Partners to provide a comprehensive review of our executive compensation program as compared to the Performance Peer Group described below and to provide general insight on a broader set of S&P 500 companies’ compensation practices (focusing on companies with similar revenue and market capitalization to us).

The Compensation Committee utilizes compensation data from both our Performance and Benchmarking Peer groups of publicly traded companies to analyze compensation decisions. However, the Compensation Committee does not attempt to position compensation at any specified level or ranking within our Performance or Benchmarking Peer groups.

Our Performance Peer Group for fiscal 2023 remained unchanged from fiscal 2022 and consisted of the publicly traded homebuilding companies listed below that had market capitalizations ranging from approximately $2.7 billion to $31.2 billion at September 30, 2023. Our market capitalization on that date was $36.0 billion.

In fiscal 2023, Meridian Compensation Partners provided additional market analysis and executive compensation data to the Compensation Committee to aid it in reviewing and analyzing compensation data for our named executive officers. The market analysis provided by Meridian Compensation Partners included a broader set of S&P 500 companies of similar size, complexity and industry traits, from which the ten companies in the Benchmarking Peer Group table below were selected. When determining peer group averages, rankings and medians, we include our Company and each company in our Peer Group in the rankings and computations.

Performance Peer Group

KB Home	PulteGroup, Inc.
Lennar Corporation	Taylor Morrison Home Corporation
M.D.C. Holdings, Inc.	Toll Brothers, Inc.
Meritage Homes Corporation	Tri Pointe Homes, Inc.
NVR, Inc.

Benchmarking Peer Group

Builders FirstSource, Inc.	NIKE, Inc.
Carrier Global Corp.	The Home Depot, Inc.
Lowes Corporation	The Sherwin-Williams Company
Masco Corporation	Trane Technologies Plc
Mohawk Industries, Inc.	Whirlpool Corporation

D.R. HORTON, INC. 2024 PROXY STATEMENT      41

EXECUTIVE COMPENSATION

Compensation Risk Analysis

We have established short- and long-term compensation programs that we believe properly incentivize desired performance and mitigate inappropriate risk-taking. We believe the following compensation components help us achieve this balance:

Base Salary:

We set fixed base salaries in amounts that we believe are commensurate with the level of experience, responsibility and tenure of the applicable executive. We believe that providing an appropriate base salary mitigates inappropriate risk-taking by providing a fixed and certain level of semi-monthly income.

Annual Bonus Plan:

For fiscal 2023, we provided an annual incentive bonus opportunity to each named executive officer other than Mr. Wheat, based on the Company’s pre-tax income. Mr. Wheat was awarded an annual discretionary bonus based on his individual performance and the performance of the Company. The final amount of these annual awards is subject to the discretion of the Compensation Committee. Their discretion can be used to reduce the payout when the Committee believes levels achieved result in an inappropriate level of annual pay when balanced with the total compensation package and taking into consideration the Company’s and the executive’s performance. We believe we mitigate risk related to the annual performance goals through our approval process with respect to the final payout of these awards.

Long-Term Equity:

With respect to our named executive officers, we grant a combination of equity awards in the form of performance restricted stock units and time-based restricted stock units to incentivize performance related to the Company’s key operational and financial goals over a period longer than one fiscal year. We believe the long-term nature of these performance awards mitigates risk because the level of performance achieved is analyzed over a number of fiscal years (typically three), thereby allowing us to take into account any short-term or one-time events that may not be sustainable over a longer time period.

Restricted Stock Units:

We use restricted stock units as a component of long-term compensation to incentivize performance and to serve as a retention tool. We believe restricted stock units that vest over time are a valuable tool in promoting employee retention. We do not grant restricted stock units in coordination with the release of material non-public information. Further, we have several levels of review when restricted stock units are granted, including approval by the Compensation Committee and review by corporate legal, human resources and accounting personnel to ensure the terms of the restricted stock units approved match the terms of the restricted stock units issued.

Performance Goals:

The Compensation Committee has selected operating and financial performance goals to incentivize performance. The performance goals tied to the annual and long-term awards are the achievement of consolidated pre-tax income, relative return on investment, relative gross profit, relative selling, general and administrative expense and relative total stockholder return. The Company has established appropriate controls around the determination of the components that define these goals and the calculations of the ultimate payouts of these awards.

Discretion and Clawback:

We mitigate compensation risk by giving the Compensation Committee sole discretion to reduce the final payout on a portion of the total compensation awarded. The Compensation Committee maintains sole discretion to reduce the final payout of the PTI Bonus. The Compensation Committee does not have the discretion to reduce awarded compensation related to time-based equity awards and performance-based equity awards, except in a clawback situation.

Our executive officers are subject to the clawback provisions of the Sarbanes-Oxley Act. Effective October 2, 2023, the Board of Directors adopted a new Clawback Policy that complies with recently enacted rules and regulations of the NYSE and SEC. The Clawback Policy is posted on our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section.

Pledging/Hedging Company Securities:

Our directors and executive officers are prohibited from pledging or hedging transactions or engaging in other transactions designed to hedge or offset any decrease in the market value of our securities.

D.R. HORTON, INC. 2024 PROXY STATEMENT      42

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on our review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Annual Report on Form 10-K of D.R. Horton, Inc. for the fiscal year ended September 30, 2023 filed with the Securities and Exchange Commission.

Compensation Committee:

Barbara K. Allen, Committee Chair

Brad S. Anderson

Maribess L. Miller

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates the Compensation Committee Report by reference therein.

D.R. HORTON, INC. 2024 PROXY STATEMENT      43

EXECUTIVE COMPENSATION

Executive Compensation Tables

The following tables present the compensation we paid or awarded to our named executive officers during our fiscal years ended September 30, 2023, 2022 and 2021. Mr. Romanowski became a named executive officer in fiscal 2022.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Donald R. Horton(1) Chairman and Strategic Advisor	2023	$1,000,000	—	$24,791,961	$6,314,709	$409,168	$113,386	$32,629,224
	2022	$1,000,000	—	$21,987,160	$7,000,138	$483,758	$112,636	$30,583,692
	2021	$1,000,000	—	$16,834,391	$32,138,153	$469,139	$112,186	$50,553,869
David V. Auld(1) Executive Vice Chair	2023	$700,000	—	$24,791,961	$6,314,709	$196,287	$79,900	$32,082,857
	2022	$700,000	—	$21,987,160	$7,000,138	$230,414	$79,150	$29,996,862
	2021	$700,000	—	$8,145,841	$21,425,435	$221,620	$78,700	$30,571,596
Paul J. Romanowski(1) President and Chief Executive Officer	2023	$500,000	—	$7,219,367	$6,314,679	$95,396	$59,900	$14,189,342
	2022	$500,000	—	$5,447,599	$7,629,749	$110,780	$59,150	$13,747,278
Michael J. Murray Executive Vice President and Chief Operating Officer	2023	$500,000	—	$7,219,367	$6,314,679	$80,061	$59,900	$14,174,007
	2022	$500,000	—	$5,447,599	$7,629,749	$92,368	$59,150	$13,728,866
	2021	$500,000	—	$3,044,615	$8,034,538	$87,047	$58,700	$11,724,900
Bill W. Wheat Executive Vice President and Chief Financial Officer	2023	$500,000	$3,000,000	$4,812,911	—	$114,707	$59,900	$8,487,518
	2022	$500,000	$3,000,000	$3,363,589	—	$133,972	$59,150	$7,056,711
	2021	$500,000	$3,000,000	$3,044,615	—	$128,098	$58,700	$6,731,413

(1)

Effective October 1, 2023, Mr. Horton, who served as Executive Chairman during fiscal 2023, transitioned to the role of Chairman of the Board and Strategic Advisor and ceased serving as an executive officer of the Company at that time. Also effective October 1, 2023, Mr. Auld, who served as President and Chief Executive Officer during fiscal 2023, was appointed Executive Vice Chair, and Mr. Romanowski, who was previously Executive Vice President and Co-Chief Operating Officer was appointed President and Chief Executive Officer.

(2)	The amounts listed represent performance cash bonuses paid to Mr. Wheat.

(3)

For fiscal 2023, the amounts include the grant date fair value of both the time-vesting RSUs and the target number of 2025 Performance RSUs granted in fiscal 2023. For Mr. Horton and Mr. Auld the amounts also include the portion of their 2023 PTI Bonus paid in stock in fiscal 2023, or paid in stock in fiscal 2024 based on Company performance in fiscal 2023. Additional information on the PTI Bonus is discussed under the heading “2023 Fiscal Year — PTI Bonus Results and Payout” on page 35. The grant date fair value is determined in accordance with accounting guidance for share-based payments. If the maximum number of 2025 Performance RSUs was used rather than the target number, the total grant date fair value of the 2023 stock awards would be $31,988,000 for each of Mr. Horton and Mr. Auld, $11,995,500 for each of Mr. Murray and Mr. Romanowski, and $7,997,000 for Mr. Wheat. Additional information regarding the 2025 Performance RSUs and the time-vesting RSUs are set forth in footnotes 2 and 3 to the “Grants of Plan-Based Awards” table on page 45. Additional information regarding the assumptions underlying these calculations is available in Note K to the Company’s consolidated financial statements filed with the Company’s Form 10-K for the fiscal year ended September 30, 2023.

For fiscal 2022, the amounts include the grant date fair value of both the time-vesting RSUs and the target number of 2024 Performance RSUs granted in fiscal 2022. For Mr. Horton and Mr. Auld the amounts also include the portion of their PTI Bonus paid in stock for fiscal 2022. The grant date fair value is determined in accordance with accounting guidance for share-based payments. If the maximum number of 2024 Performance RSUs was used rather than the target number, the total grant date fair value of the 2022 stock awards would be $24,174,000 for each of Mr. Horton and Mr. Auld, $8,058,000 for each of Mr. Romanowski and Mr. Murray, and $4,834,800 for Mr. Wheat.

For fiscal 2021, the amounts include the grant date fair value of both the time-vesting RSUs and the target number of 2023 Performance RSUs granted in fiscal 2021. The grant date fair value is determined in accordance with accounting guidance for share-based payments. If the maximum number of 2023 Performance RSUs was used rather than the target number, the total grant date fair value of the 2021 stock awards would be $28,240,000 for Mr. Horton, $14,120,000 for Mr. Auld and $4,236,000 for each of Mr. Murray and Mr. Wheat.

(4)	Amounts reflect the performance bonuses earned under the Company’s PTI Bonus.

Mr. Horton and Mr. Auld. For fiscal 2023, the Compensation Committee determined that 50% of the PTI Bonus for Mr. Horton and Mr. Auld was to be paid in cash and 50% was to be paid in stock. Based on the Company’s performance in fiscal 2023, $6.3 million of the 2023 PTI Bonus was paid in cash and $6.3 million was paid in common stock. The portion of the PTI Bonus otherwise payable in stock, but for which a full share could not be purchased, was paid in cash and is reported in this column. The PTI Bonus paid in common stock is subject to a two-year holding period. Additional information on the PTI Bonus is discussed under the heading “2023 Fiscal Year — PTI Bonus Results and Payout” on page 35.

Mr. Horton and Mr. Auld. For fiscal 2022, the Compensation Committee determined that 50% of the PTI Bonus for Mr. Horton and Mr. Auld was to be paid in cash and 50% was to be paid in stock. Therefore, $7 million was paid in cash and $7 million was paid in common stock. The portion of the PTI Bonus otherwise payable in stock, but for which a full share could not be purchased, was paid in cash and is reported in this column. The PTI Bonus paid in common stock is subject to a two-year holding period.

Mr. Horton and Mr. Auld. For fiscal 2021, the Compensation Committee limited the amount of the PTI Bonus that could be paid in cash to $10 million. Therefore, $10 million was paid in cash to each of Mr. Horton and Mr. Auld, and $22,138,153 and $11,425,435 was paid in common stock to Mr. Horton and Mr. Auld, respectively. The PTI Bonus paid in common stock was subject to a holding period that ended on September 30, 2023.

D.R. HORTON, INC. 2024 PROXY STATEMENT      44

EXECUTIVE COMPENSATION

(5)	Amounts reflect the above-market portion of earnings on each named executive officer’s outstanding balance under the SERP 2. This amount is further discussed under the heading “SERP 2” on page 39.

(6)	For fiscal 2023, the amounts under “All Other Compensation” include the following components:

(a)	Credits made by the Company of $100,000, $70,000, $50,000, $50,000 and $50,000 to the respective accounts of Mr. Horton, Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat under the SERP 2 plan.

(b)	Matching contributions of $9,900 to the respective accounts of Mr. Horton, Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat under the D.R. Horton 401(k) plan.

(c)	The participant’s portion of group health plan premiums of $3,486 paid by the Company for the benefit of Mr. Horton.

Grants of Plan-Based Awards in Fiscal 2023

								All Other Stock Awards: Number of Securities Underlying Stock Awards(3)	Grant Date Fair Value of Stock Awards ($)(2)(3)
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Donald R. Horton	11/1/2022	—	—	$7,000,000	—	—	61,008	—	$6,314,648
	11/1/2022	—	—	—	80,000	200,000	400,000	—	$15,994,000
	4/20/2023	—	—	—	—	—	—	23,698	$2,483,313
David V. Auld	11/1/2022	—	—	$7,000,000	—	—	61,008	—	$6,314,648
	11/1/2022	—	—	—	80,000	200,000	400,000	—	$15,994,000
	4/20/2023	—	—	—	—	—	—	23,698	$2,483,313
Paul J. Romanowski	11/1/2022	—	—	$10,000,000	—	—	—	—	—
	11/1/2022	—	—	—	30,000	75,000	150,000	—	$5,997,750
	4/20/2023	—	—	—	—	—	—	11,850	$1,221,617
Michael J. Murray	11/1/2022	—	—	$10,000,000	—	—	—	—	—
	11/1/2022	—	—	—	30,000	75,000	150,000	—	$5,997,750
	4/20/2023	—	—	—	—	—	—	11,850	$1,221,617
Bill W. Wheat	11/1/2022	—	—	—	20,000	50,000	100,000	—	$3,998,500
	4/20/2023	—	—	—	—	—	—	7,900	$814,411

(1)

Represents the maximum value of the cash portion of the performance bonuses that can be paid under the PTI Bonus program approved on November 1, 2022. Additional information related to the award is discussed under the heading “2023 Fiscal Year – PTI Bonus Results and Payout” on page 35. The actual earned payouts under the PTI Bonus program are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” on page 44.

(2)

The 61,008 shares for each of Mr. Horton and Mr. Auld represent the portion of their performance bonuses under the PTI Bonus program paid in stock. Such shares were issued on April 18, 2023 (24,589 shares each) and on October 31, 2023 (36,419 shares each). Additional information related to the award is discussed under the heading “2023 Fiscal Year – PTI Bonus Results and Payout” on page 35.

Mr. Horton, Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat were awarded a target number of 2025 Performance RSUs on November 1, 2022. The threshold, target and maximum amounts reflect the number of 2025 Performance RSUs each executive could earn based on the level of performance attained with respect to four performance goals ranked against the performance of our peer group or the S&P 500 Index, as applicable, at the end of the three-year performance period.

The grant date fair value of the 2025 Performance RSUs is $79.97 per unit and was determined in accordance with accounting guidance for share-based payments. These 2025 Performance RSUs are discussed under the heading “2023 Fiscal Year – Award of 2025 Performance Restricted Stock Units – Potential Vesting at September 30, 2025” on page 36 and the related grant date fair value is reflected in the “Stock Awards” column in the “Summary Compensation Table” on page 44.

(3)

On April 20, 2023, Mr. Horton, Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat were awarded 23,698, 23,698, 11,850, 11,850 and 7,900 time-vesting RSUs, respectively. The RSUs for Mr. Horton and Mr. Auld vest in three equal annual installments on each anniversary of the grant date. The RSUs for Mr. Romanowski, Mr. Murray and Mr. Wheat vest in five equal annual installments on each anniversary of the grant date.

The grant date fair value of the April 20, 2023 RSUs vesting in three years is $104.79 per unit and $103.09 per unit for the RSUs vesting in five years. The grant date fair values were determined in accordance with accounting guidance for share-based payments. The grant date fair values of these awards are included in the “Stock Awards” column in the “Summary Compensation Table” on page 44.

D.R. HORTON, INC. 2024 PROXY STATEMENT      45

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table shows information about outstanding equity awards at September 30, 2023.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Shares of Stock That Have Not Vested
Donald R. Horton	4/20/2023	23,698	(1)	—		$2,546,824	(1)
	11/1/2022	—		400,000	(2)	$42,988,000	(2)
	3/23/2022	24,040	(1)	—		$2,583,579	(1)
	3/23/2022	—		300,000	(3)	$32,241,000	(3)
	3/17/2021	9,498	(1)	—		$1,020,750	(1)
David V. Auld	4/20/2023	23,698	(1)	—		$2,546,824	(1)
	11/1/2022	—		400,000	(2)	$42,988,000	(2)
	3/23/2022	24,040	(1)	—		$2,583,579	(1)
	3/23/2022	—		300,000	(3)	$32,241,000	(3)
	3/17/2021	3,800	(1)	—		$408,386	(1)
Paul J. Romanowski	4/20/2023	11,850	(1)	—		$1,273,520	(1)
	11/1/2022	—		150,000	(2)	$16,120,500	(2)
	3/23/2022	15,278	(1)	—		$1,641,927	(1)
	3/23/2022	—		100,000	(3)	$10,747,000	(3)
	3/17/2021	5,202	(1)	—		$559,059	(1)
	3/12/2020	7,692	(1)	—		$826,659	(1)
	11/26/2018	4,000	(1)	—		$429,880	(1)
Michael J. Murray	4/20/2023	11,850	(1)	—		$1,273,520	(1)
	11/1/2022	—		150,000	(2)	$16,120,500	(2)
	3/23/2022	15,278	(1)	—		$1,641,927	(1)
	3/23/2022	—		100,000	(3)	$10,747,000	(3)
	3/17/2021	6,696	(1)	—		$719,619	(1)
	3/12/2020	9,898	(1)	—		$1,063,738	(1)
	11/26/2018	5,930	(1)	—		$637,297	(1)
Bill W. Wheat	4/20/2023	7,900	(1)	—		$849,013	(1)
	11/1/2022	—		100,000	(2)	$10,747,000	(2)
	3/30/2022	10,140	(1)	—		$1,089,746	(1)
	3/23/2022	—		60,000	(3)	$6,448,200	(3)
	3/17/2021	6,696	(1)	—		$719,619	(1)
	3/12/2020	9,898	(1)	—		$1,063,738	(1)
	11/26/2018	5,930	(1)	—		$637,297	(1)

(1)

Represents the time-vesting RSUs granted to our named executive officers. The value of the time-vesting RSUs is based on the closing price of our common stock on September 29, 2023, the last trading day of fiscal 2023, of $107.47. Mr. Horton’s and Mr. Auld’s awards vest in three equal annual installments on each of the first three anniversaries of the grant date. Mr. Romanowski’s, Mr. Murray’s and Mr. Wheat’s awards vest in five equal annual installments on each of the first five anniversaries of the grant date.

(2)

Represents the potential maximum number of 2025 Performance RSUs that may be earned. The target number of 2025 Performance RSUs is 200,000 for each of Mr. Horton and Mr. Auld, 75,000 for each of Mr. Romanowski and Mr. Murray and 50,000 for Mr. Wheat. The 2025 Performance RSUs are described under “2023 Fiscal Year — Award of 2025 Performance Restricted Stock Units — Potential Vesting at September 30, 2025” on page 36, and vest subject to attainment of applicable performance criteria following completion of a three-year performance period on September 30, 2025. The value of the 2025 Performance RSUs is based on the closing price of our common stock on September 29, 2023, the last trading day of fiscal 2023, of $107.47.

(3)

Represents the potential maximum number of 2024 Performance RSUs that may be earned. The target number of 2024 Performance RSUs is 150,000 for each of Mr. Horton and Mr. Auld, 50,000 for each of Mr. Romanowski and Mr. Murray and 30,000 for Mr. Wheat. The 2024 Performance RSUs vest subject to attainment of applicable performance criteria following completion of a three-year performance period on September 30, 2024. The value of the 2024 Performance RSUs is based on the closing price of our common stock on September 29, 2023, the last trading day of fiscal 2023, of $107.47.

D.R. HORTON, INC. 2024 PROXY STATEMENT      46

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table shows information about option exercises and stock vested during our fiscal year ended September 30, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
Donald R. Horton	—	$—	444,423	$45,923,182
David V. Auld	—	$—	256,972	$26,524,485
Paul J. Romanowski	70,000	$5,508,554	17,400	$1,598,899
Michael J. Murray	60,000	$5,177,752	72,156	$7,253,076
Bill W. Wheat	60,000	$5,651,354	70,871	$7,126,695

(1)	Amounts represent the difference in the aggregate market value and the aggregate exercise price of the shares on the date of exercise.

(2)

Number of shares under Stock Awards includes vesting of time-based RSUs for each person, Performance RSUs for each person except Mr. Romanowski, and for Mr. Horton and Mr. Auld includes the portion of their fiscal 2023 PTI Bonus paid in stock.

(3)	Value reflects the closing stock price on the applicable vesting date multiplied by the number of shares vested.

Nonqualified Deferred Compensation Plans

D.R. Horton has established the following nonqualified deferred compensation plans:

Deferred Compensation Plan. The Deferred Compensation Plan permits participants, including D.R. Horton’s executive officers and directors, to voluntarily defer receipt of up to 100% of cash bonuses or director fee compensation and up to 90% of base salary. The participants earn a rate of return on their deferred amounts based on their selection from a variety of independently managed funds. The Company does not provide a guaranteed rate of return on these deferred amounts. The rate of return realized depends on the participant’s fund selections and market performance of these funds. Pursuant to his or her annual election, a participant’s Deferred Compensation Plan benefit will be paid, or commence to be paid, upon separation from service or on a fixed date. Specified employees, as defined in Code Section 409A, generally cannot be paid until six months after separation from service (or, if earlier, upon a change in control). Payment may also be made upon death, disability or an unforeseeable emergency. The participants, at their election, may choose to have the deferred amounts paid out through scheduled in-service distributions (in a lump sum or annual installments of between two and five years) or following the later of termination of employment or director service or attaining the age of 62. Amounts payable under the plan are not secured or held in trust, and the plan participants’ rights to enforce payment are the same as a general unsecured creditor. However, upon a change in control (as defined in the Deferred Compensation Plan), all plan benefits will be fully funded through an irrevocable grantor trust (also known as a “Rabbi trust”). The Deferred Compensation Plan was adopted and approved by the Compensation Committee and ratified by the Board of Directors.

SERP 2. Under the Company’s SERP 2 plan, the Company credits an amount to each participant’s account each year. Pursuant to the SERP 2, if the executive is employed by the Company on the last day of a fiscal year, then the Company will establish a liability to such executive equal to 10% of his or her annual base salary as of the first day of such fiscal year. This liability will accrue earnings in future years at a rate established by the administrative committee for the SERP 2. Amounts payable under the SERP 2 are not secured or held in trust, and the plan participants’ rights to enforce payment are the same as a general unsecured creditor. Amounts deferred under the SERP 2 are payable within 60 days following the retirement or termination of employment of the participant, the death or disability of the participant or a change in control of the Company; provided however, specified employees, as defined in Code Section 409A, generally cannot be paid until six months after separation from service (or, if earlier, upon a change in control). The form of distribution may be in a lump sum, or in quarterly installments over a period not to exceed five years, as elected by the participant.

D.R. HORTON, INC. 2024 PROXY STATEMENT      47

EXECUTIVE COMPENSATION

The following table shows, for each named executive officer, aggregate contributions, earnings and withdrawals/distributions during fiscal 2023 and outstanding balances as of September 30, 2023 under both of our nonqualified deferred compensation plans.

Nonqualified Deferred Compensation

	Contributions in Fiscal 2023		Aggregate Earnings in Fiscal 2023			Aggregate Balance at September 30, 2023
Name	Executive Contributions to Deferred Compensation Plan	Company Contributions to SERP 2(1)	Deferred Compensation Plan(2)	SERP 2(3)	Aggregate Withdrawals/ Distributions in Fiscal 2023	Deferred Compensation Plan	SERP 2
Donald R. Horton	—	$100,000	$1,030,659	$678,647	—	$11,736,671	$7,315,864
David V. Auld	—	$70,000	$—	$325,562	—	$—	$3,531,606
Paul J. Romanowski	—	$50,000	$5,547,679	$158,224	—	$24,718,230	$1,732,346
Michael J. Murray	—	$50,000	$11,028	$132,789	—	$85,956	$1,461,905
Bill W. Wheat	—	$50,000	$—	$190,261	—	$—	$2,072,986

(1)

Represents the amount of unfunded, unsecured liabilities credited by the Company on behalf of each participant in fiscal 2023 under the SERP 2. Such amount is also included in the “All Other Compensation” column of the “Summary Compensation Table” on page 44.

(2)	Represents the net amount of earnings resulting from the performance of a variety of independently managed funds available to and selected by each participant under the Deferred Compensation Plan.

(3)

Represents the amount of earnings related to the SERP 2. The rate is determined by the SERP 2 plan administrative committee and is typically 10% per annum. The portion of earnings considered above-market are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table” on page 44. The above-market portion of earnings for each of the above individuals for fiscal 2023 was: Mr. Horton: $409,168; Mr. Auld: $196,287; Mr. Romanowski: $95,396; Mr. Murray: $80,061; and Mr. Wheat: $114,707.

Potential Payments Upon Termination or Change in Control

None of our named executive officers has employment or change in control agreements with us specifically providing for payments upon involuntary termination of their employment. However, certain of our benefit and incentive plans contain various provisions regarding termination of employment or a change in control. Any additional severance payments would be at the discretion of the Compensation Committee and determined at the time of termination. The following is a summary of the treatment of benefits under our benefit plans for various types of terminations, including upon a change in control.

Generally, our benefit plans define “cause” as a violation of the standards of employee conduct set forth in our employee manual and “change in control” as the occurrence of any of the following events:

(i) Our merger, consolidation or reorganization into another entity if our stockholders immediately before such transaction do not, immediately after such transaction, own more than 50% of the combined voting power of the outstanding voting securities resulting from such transaction and in substantially the same proportion as their stock ownership prior to the transaction;

(ii) We sell all or substantially all of our assets to another entity or we completely liquidate or dissolve;

(iii) A person (as defined by Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) becomes the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then outstanding voting securities (except that the threshold for amounts deposited under our SERP 2 plan on or after January 1, 2005 is 50% or 35% acquired in a single transaction or series of transactions in any 12-month period); or

(iv) During any two-year period, a majority of the members of the Board is replaced by members of the Board who are not nominated and approved by the Board.

2018 Incentive Bonus Plan

Our D.R. Horton, Inc. 2018 Incentive Bonus Plan, under which our PTI Bonus program is administered, provides that the Compensation Committee, in its sole discretion may determine the effect of a participant’s termination of employment, death or disability prior to the payment of an award. In the event of a change in control of the Company, plan participants will become entitled to an amount equal to (i) the award the participant would have earned for the relevant performance period, assuming continued achievement of the relevant performance goals at the rate achieved as of the end of the calendar month immediately prior to the calendar month in which the change in control occurs, multiplied by (ii) a fraction, the numerator of which is the number of days in the applicable performance period which have elapsed as of the change in control, and the denominator of which is the number of days in the performance period. Such earned bonuses are payable within 15 days following such change in control and may not be subject to any downward discretion.

D.R. HORTON, INC. 2024 PROXY STATEMENT      48

EXECUTIVE COMPENSATION

2006 Stock Incentive Plan

Our D.R. Horton 2006 Stock Incentive Plan, which has been our primary equity compensation plan through fiscal 2023, allows or provides for accelerated vesting of all outstanding unvested restricted stock units and options granted under the plan in the event of a change in control of the Company or in the event of a participant’s death, disability or retirement at the retirement age specified in the plan. The participant or his or her beneficiary, as applicable, will be entitled to exercise such options for a period of one year in the event of retirement or two years in the event of death or disability. In the event the participant’s employment is terminated by the Company without cause or by the participant voluntarily, the participant will be entitled to exercise any options vested as of the date of termination for a period of three months following such termination. If the participant is terminated by the Company for cause, all options will immediately terminate and the participant will forfeit all vested options. As noted above, our Compensation Committee has adopted double trigger equity acceleration for time-vesting RSUs granted to our executive officers commencing with grants made in fiscal 2020.

Amended and Restated Supplemental Executive Retirement Plan No. 2 (“SERP 2”)

Under the SERP 2, all amounts deferred will be paid (either in a lump sum or in quarterly installments as elected by the participant) within 60 days following the date of the participant’s retirement or termination of employment without cause, disability, death or change in control of the Company; provided, however, “specified employees,” as such term is defined in Section 409A of the Internal Revenue Code, must generally wait six months following termination of employment before payments accrued on or after January 1, 2005 can be made. In the event the Company terminates a participant for cause, all benefits under the SERP 2 will be forfeited and no payments will be made to the participant. In the event of a change in control, all amounts deferred will be paid (in accordance with the participant’s election) within 60 days following the date of the change in control.

Notwithstanding the foregoing, a participant’s election as to form of payment (lump sum or installment) must have been made at least 12 months prior to distribution. If a termination event occurs and no election has been made, the distributions of pre-2005 accruals will be made on the first day of the 13th month following the date of election, and the distribution of post-2004 accruals will be made in a lump sum upon termination of employment (or six months later for specified employees).

Table – Potential Payments Upon Termination or Change in Control

The following table reflects amounts of compensation to be paid to each of the named executive officers in the event of termination of employment or change in control. Because neither the Company nor any of its plans currently provides for additional benefits related to a change in control termination, if such a termination is triggered, the payments would be as set forth under the applicable column under Termination of Employment, except with respect to the acceleration of time-vesting RSUs granted prior to fiscal 2020 or unless the Compensation Committee determined to award additional severance amounts.

The amounts in the table assume a termination date of September 30, 2023, the last day of our fiscal year, and, if applicable, are based on the closing price of our common stock of $107.47 on September 29, 2023, the last trading day of fiscal 2023. Because Mr. Horton and Mr. Auld had reached the normal retirement age (65 years old) before September 30, 2023, we included amounts payable upon retirement only for them. These amounts are estimates of payments to executives upon termination of employment or a change in control. Actual amounts can only be determined at the time of such executive’s actual separation from the Company or change in control. Factors that could affect these amounts include the timing during the year of any such event, the company’s stock price and the executive’s age. Amounts to be provided to an executive under arrangements that do not discriminate in scope, terms or operation in favor of our executive officers and are available to all salaried employees are not included in the following table in accordance with SEC regulations.

In addition to the amounts set forth below, each of the named executive officers would be entitled to receive, upon certain termination events or a change in control, a distribution of his or her outstanding balance of compensation earned and reported in prior years and deferred, at the executive officer’s option, under our Deferred Compensation Plan. The balances of such accounts as of September 30, 2023 are set forth and explained in the “Nonqualified Deferred Compensation” table on page 48.

D.R. HORTON, INC. 2024 PROXY STATEMENT      49

EXECUTIVE COMPENSATION

The table reflects compensation that would have been paid based on the listed events if such events had occurred on September 30, 2023.

Potential Payments Upon Termination or Change in Control

		Termination of Employment
Name	Payments and Benefits	Voluntary ($)	Normal Retirement ($)(5)	Without Cause ($)	With Cause ($)	Death or Disability ($)	Change in Control ($)
Donald R. Horton	PTI Bonus:(1)
	Cash and Stock	7,604,305	7,604,305	7,604,305	—	7,604,305	7,604,305
	2024 Performance RSUs(2)	10,747,000	10,747,000	10,747,000	—	10,747,000	10,747,000
	2025 Performance RSUs(3)	7,164,702	7,164,702	7,164,702	—	7,164,702	7,164,702
	Vesting of Equity Awards: Time-Vesting Restricted Stock Units(4)	—	6,151,153	—	—	6,151,153	—
	Payments of SERP 2 Contributions	7,315,864	7,315,864	7,315,864	—	7,315,864	7,315,864
	Total	32,831,871	38,983,024	32,831,871	—	38,983,024	32,831,871
David V. Auld	PTI Bonus:(1)
	Cash and Stock	7,604,305	7,604,305	7,604,305	—	7,604,305	7,604,305
	2024 Performance RSUs(2)	10,747,000	10,747,000	10,747,000	—	10,747,000	10,747,000
	2025 Performance RSUs(3)	7,164,702	7,164,702	7,164,702	—	7,164,702	7,164,702
	Vesting of Equity Awards: Time-Vesting Restricted Stock Units(4)	—	5,538,789	—	—	5,538,789	—
	Payments of SERP 2 Contributions	3,531,606	3,531,606	3,531,606	—	3,531,606	3,531,606
	Total	29,047,613	34,586,402	29,047,613	—	34,586,402	29,047,613
Paul J. Romanowski	PTI Bonus:(1)
	Cash	3,802,153	—	3,802,153	—	3,802,153	3,802,153
	2024 Performance RSUs(3)	3,582,298	—	3,582,298	—	3,582,298	3,582,298
	2025 Performance RSUs(3)	2,686,750	—	2,686,750	—	2,686,750	2,686,750
	Vesting of Equity Awards: Time-Vesting Restricted Stock Units(4)	—	—	—	—	4,731,044	429,880
	Payments of SERP 2 Contributions	1,732,346	—	1,732,346	—	1,732,346	1,732,346
	Total	11,803,547	—	11,803,547	—	16,534,591	12,233,427
Michael J. Murray	PTI Bonus:(1)
	Cash	3,802,153	—	3,802,153	—	3,802,153	3,802,153
	2024 Performance RSUs(2)	3,582,298	—	3,582,298	—	3,582,298	3,582,298
	2025 Performance RSUs(3)	2,686,750	—	2,686,750	—	2,686,750	2,686,750
	Vesting of Equity Awards: Time-Vesting Restricted Stock Units(4)	—	—	—	—	5,336,100	637,297
	Payments of SERP 2 Contributions	1,461,905	—	1,461,905	—	1,461,905	1,461,905
	Total	11,533,106	—	11,533,106	—	16,869,206	12,170,403
Bill W. Wheat	2024 Performance RSUs(2)	2,149,400	—	2,149,400	—	2,149,400	2,149,400
	2025 Performance RSUs(3)	1,791,202	—	1,791,202	—	1,791,202	1,791,202
	Vesting of Equity Awards: Time-Vesting Restricted Stock Units(4)	—	—	—	—	4,359,413	637,297
	Payments of SERP 2 Contributions	2,072,986	—	2,072,986	—	2,072,986	2,072,986
	Total	6,013,588	—	6,013,588	—	10,373,001	6,650,885

D.R. HORTON, INC. 2024 PROXY STATEMENT      50

EXECUTIVE COMPENSATION

(1)

This amount represents the portion of the PTI Bonus earned for the six months ended September 30, 2023, and is included in the “Non-Equity Incentive Plan Compensation” and “Stock Awards” columns in the “Summary Compensation Table” on page 44. These amounts have been earned and paid as discussed on page 35.

(2)

Mr. Horton, Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat were awarded a target number of 150,000, 150,000, 50,000, 50,000 and 30,000 2024 Performance RSUs, respectively, for the performance period of October 1, 2021 through September 30, 2024. Pro-rata vesting may occur based on the number of months served from October 1, 2021 in the event of voluntary termination, normal retirement or without cause termination after completion of the performance period. With respect to death or disability, the 2024 Performance RSUs vest pro-rata based on time passed. Upon a change in control, the Committee may accelerate vesting of part or all of the 2024 Performance RSUs. With respect to an event of voluntary termination, normal retirement, without cause termination, death, disability or a change in control, the 2024 Performance RSUs are valued at $107.47 per unit, the closing price of our stock on September 29, 2023. The value in the table reflects pro-rata vesting (two of three years completed) based on time passed as if an event of voluntary termination, normal retirement, without cause termination, death, disability or a change in control had occurred on September 30, 2023.

(3)

Mr. Horton, Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat were awarded a target number of 200,000, 200,000, 75,000, 75,000 and 50,000 2025 Performance RSUs, respectively, for the performance period of October 1, 2022 through September 30, 2025. Pro-rata vesting may occur based on the number of months served from October 1, 2022 in the event of voluntary termination, normal retirement or without cause termination after completion of the performance period. With respect to death or disability, the 2025 Performance RSUs vest pro-rata based on time passed. Upon a change in control, the Committee may accelerate vesting of part or all of the 2025 Performance RSUs. With respect to an event of voluntary termination, normal retirement, without cause termination, death, disability or a change in control, the 2025 Performance RSUs are valued at $107.47 per unit, the closing price of our stock on September 29, 2023. The value in the table reflects pro-rata vesting (one of three years completed) based on time passed as if an event of voluntary termination, normal retirement, without cause termination, death, disability or a change in control had occurred on September 30, 2023. The 2025 Performance RSUs are discussed in more detail under the heading “2023 Fiscal Year –Award of 2025 Performance Restricted Stock Units – Potential Vesting at September 30, 2025” on page 36.

(4)

For Mr. Horton, Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat, the time-vesting RSU amounts represent each officer’s unvested portion of RSUs, as shown in the “Number of Shares or Units of Stock That Have Not Vested” column of the “Outstanding Equity Awards at Fiscal Year-End” table on page 46, valued at $107.47 per unit, the closing price of our stock on September 29, 2023 . The value in the table reflects accelerated vesting if an event of voluntary termination, normal retirement, termination without cause, death or disability, or change in control had occurred on September 30, 2023. Accelerated vesting in a Change of Control does not apply to time-vesting RSUs granted in April 2023, March 2022, March 2021 and March 2020 due to a double-trigger provision requirement for all time-vesting awards in or after fiscal 2020. Additional information on the time-vesting RSUs granted in fiscal 2023 is set forth in footnote 3 to the “Grants of Plan-Based Awards” table on page 45.

(5)

Because Mr. Horton and Mr. Auld had reached the normal retirement age (65 years old) under our applicable plans on September 30, 2023, we included amounts under the “Normal Retirement” column only for them.

D.R. HORTON, INC. 2024 PROXY STATEMENT      51

CEO PAY RATIO

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our median compensated employee and the total annual compensation of Mr. Auld, who was our President and Chief Executive Officer for fiscal 2023.

To identify the median compensated employee, we used the following methodology:

•

We used September 30, 2023 as the date to determine the median employee. At that date, we had approximately 13,334 employees consisting of full-time, part-time and temporary employees. Other than Mr. Auld, all employees as of such date were included in our population.

•

To identify the median employee from our employee population, we obtained a listing of total compensation paid to each employee during fiscal 2023. For this purpose, total compensation included salary or wages, as applicable, commissions, bonuses, equity awards that vested or were exercised during the year, and any other cash compensation paid during the fiscal year. Such amounts were obtained from our payroll records. We annualized the salaries and wages of our full and part-time employees who were not employed for the entire fiscal year. The above-described compensation measure was consistently applied to all employees. As we had an even number of employees, the methodology resulted in the identification of two median employees. We selected the employee whom we believed had annual total compensation that was more representative of our general compensation practices.

Once we identified our median employee, we calculated the employee’s total annual compensation using the same methodology used to calculate the total compensation of our CEO in the “Summary Compensation Table” on page 44. In addition to the amounts required to be reported as compensation in the Summary Compensation Table, we included the dollar value of employer paid non-discriminatory health insurance benefits in the total annual compensation of our median employee and of Mr. Auld to better reflect our employee compensation practices.

For the fiscal year ended September 30, 2023:

•	The total compensation of our median employee was $116,043.

•	The total compensation of Mr. Auld was $32,106,000.

Accordingly, for fiscal 2023, the ratio of the total compensation of Mr. Auld to the total compensation of the median compensation of all employees (excluding Mr. Auld), was 277 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to the pay ratio disclosures reported by other companies.

D.R. HORTON, INC. 2024 PROXY STATEMENT      52

PAY VERSUS PERFORMANCE

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” (as defined under SEC rules) and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis section beginning on page 27.
The following table sets forth information regarding the compensation of our former President and Chief Executive Officer, David Auld, and the average compensation of our other named executive officers (NEOs) for the years listed, as well as certain financial performance measures of the Company for the three most recently completed fiscal years. Mr. Auld was our principal executive officer (“PEO”) in the years presented.

Year	Summary Compensation Table Total for Mr. Auld (1)	Compensation Actually Paid to Mr. Auld (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (7) (in millions)	Pre-Tax Income (8) (in millions)
					Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)

2023	$32,082,857	$47,028,337	$17,370,023	$26,652,166	$146.46	$145.19	$4,795.2	$6,314.7

2022	$29,996,862	$26,181,129	$16,279,137	$13,299,571	$90.89	$88.95	$5,895.6	$7,629.7

2021	$30,571,596	$51,287,681	$23,003,394	$35,128,198	$112.08	$112.30	$4,191.2	$5,356.3

(1)
David V. Auld was our President and Chief Executive Officer in each of the fiscal years presented and currently serves as Executive Vice Chair. The dollar amounts in this column are the amounts reported for Mr. Auld for each of the corresponding fiscal years in the “Total” column in the Summary Compensation Table on page 4
4
.

(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Auld, as computed in accordance with Item 402(v) of Regulation
S-K,
and do not reflect the total compensation actually realized or received by Mr. Auld. In accordance with these rules, these amounts reflect the “Total” as set forth in the Summary Compensation Table for each fiscal year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to Mr. Auld	2023	2022	2021

Summary Compensation Table (SCT) total compensation	$32,082,857	$29,996,862	$30,571,596

Less: value of stock awards reported in SCT for the fiscal year	(24,791,961)	(21,987,160)	(8,145,841)

Plus: year-end fair value of outstanding and unvested stock awards granted in the fiscal year	17,771,741	15,200,693	13,673,255

Plus: fair value as of the vesting date of stock awards granted and vested in the fiscal year	6,314,648	6,999,862	11,425,435

Plus (or less, if negative): change in fair value from prior fiscal year end to the applicable fiscal year end of outstanding and unvested stock awards granted in prior fiscal years	8,639,441	(2,773,163)	1,555,460

Plus (or less, if negative): change in fair value from prior fiscal year end to vesting date of stock awards granted in prior fiscal years that vested in the fiscal year	7,011,611	(1,255,965)	2,207,776

Less: prior year-end fair value of any stock awards forfeited during the fiscal year	—	—	—

Compensation actually paid to David V. Auld	$47,028,337	$26,181,129	$51,287,681

(3)
The dollar amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Auld)
(Non-PEO
NEOs) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. The
Non-PEO
NEOs for the fiscal years presented were as follows:

2023	2022	2021

Donald R. Horton	Donald R. Horton	Donald R. Horton

Michael J. Murray	Michael J. Murray	Michael J. Murray

Paul J. Romanowski	Paul J. Romanowski	Bill W. Wheat

Bill W. Wheat	Bill W. Wheat

D.R. HORTON, INC. 2024 PROXY STATEMENT
53

PAY VERSUS PERFORMANCE

(4)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the
Non-PEO
NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with these rules, these amounts reflect the “Total” as set forth in the Summary Compensation Table for each fiscal year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Average Compensation Actually Paid to Non-PEO NEOs	2023	2022	2021

Average Summary Compensation Table (SCT) total compensation	$17,370,023	$16,279,137	$23,003,394

Less: average value of stock awards reported in SCT for the fiscal year	(11,010,902)	(9,061,487)	(7,641,207)

Plus: average year-end fair value of outstanding and unvested stock awards granted in the fiscal year	9,098,177	7,392,807	12,438,896

Plus: average fair value as of the vesting date of stock awards granted and vested in the fiscal year	1,578,662	1,749,966	3,808,478

Plus (or less, if negative): average change in fair value from prior fiscal year end to the applicable fiscal year end of outstanding and unvested stock awards granted in prior fiscal years	4,876,345	(2,252,841)	1,616,589

Plus (or less, if negative): average change in fair value from prior fiscal year end to vesting date of stock awards granted in prior fiscal years that vested in the fiscal year	4,739,861	(808,011)	1,902,048

Less: prior year-end fair value of any stock awards forfeited during the fiscal year	—	—	—

Average compensation actually paid to Non-PEO NEOs	$26,652,166	$13,299,571	$35,128,198

(5)	Total shareholder return (“TSR”) is calculated by assuming that a $100 investment was made on September 30, 2020 and all dividends were reinvested until the last day of each reported fiscal year.

(6)
For purposes of this peer group TSR disclosure, we have used the S&P 1500 Homebuilding Index, which is the peer group used in the Company’s stock performance graph in our annual report on Form
10-K
for the 2023 fiscal year.

(7)	The dollar amounts reported in this column are the net income reflected in the Company’s audited financial statements for the applicable fiscal year.

(8)
The dollar amounts reported in this column are the amount of pre-tax
income reflected in the Company’s audited financial statements for the applicable fiscal year. We selected pre-tax
income as our company-selected financial measure because this is the key annual performance metric employed under our executive compensation program.

D.R. HORTON, INC. 2024 PROXY STATEMENT
54

PAY VERSUS PERFORMANCE

Relationship Between Compensation Actually Paid and Performance
As described in more detail in the Compensation Discussion and Analysis section, the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as defined under SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following graphs to show the relationships between information presented in the Pay versus Performance table.

Financial Performance Measures
The most important financial performance measures used by the Company to link NEO compensation actually paid for the most recently completed fiscal year to the Company’s performance are as follows:

•	Pre-tax income

•	Total shareholder return relative to the S&P 500 Index

•	Return on investment relative to our performance peer group

•	SG&A expense as a percentage of consolidated revenues relative to our performance peer group

•	Gross profit relative to our performance peer group

•	Company stock price

D.R. HORTON, INC. 2024 PROXY STATEMENT
55

PROPOSAL FOUR – APPROVAL OF THE D.R. HORTON, INC. 2024 STOCK INCENTIVE PLAN

Proposal Four – Approval of the D.R. Horton, Inc.

2024 Stock Incentive Plan

Overview

At the 2024 Annual Meeting, stockholders will be presented with a proposal to approve the D.R. Horton, Inc. 2024 Stock Incentive Plan (the “2024 Plan”). Our Board approved the 2024 Plan on December 12, 2023, subject to stockholder approval. If approved, the 2024 Plan will replace the current D.R. Horton, Inc. 2006 Stock Incentive Plan, as amended (the “2006 Plan”) effective as of the date of such approval (such date, the “Effective Date”), and no further awards will be made under the 2006 Plan after the Effective Date. If the 2024 Plan is not approved by the Company’s stockholders, the 2006 Plan will continue to operate according to its terms.

The following table sets forth certain information about the 2006 Plan and the 2024 Plan. The Company also maintains an Employee Stock Purchase Plan, under which 2,406,583 shares were available for issuance as of November 30, 2023.

Number of new shares being authorized under the 2024 Plan	18,900,000

Number of shares available for future awards as of November 30, 2023 under the 2006 Plan(1)	226,454

Number of shares underlying outstanding awards of restricted stock and restricted stock units as of November 30, 2023 under the 2006 Plan(2)	5,449,575

Number of shares underlying outstanding stock options as of November 30, 2023 under the 2006 Plan	196,418

Weighted average remaining term of outstanding options	0.2 years

Weighted average exercise price of outstanding options	$23.86

(1)

The 2006 Plan includes a 1:1.50 fungible share counting provision, meaning that awards of options and SARs count against the 2006 Plan reserve on a 1 for 1 basis and full value awards count against the 2006 Plan reserve on a 1 for 1.50 basis. Assuming all future grants were in the form of full value awards, only 150,969 shares would be available for grant under the 2006 Plan. Upon stockholder approval of the 2024 Plan, no future awards will be made under the 2006 Plan and the 2024 Plan will become the Company’s active stock incentive plan.

(2)	Assumes maximum payout of outstanding performance-based awards.

On November 30, 2023, the closing price of a share of the Company’s common stock as reported on the New York Stock Exchange was $127.67.

Historical Burn Rate and Dilution

The Company oversees its long-term dilution goals by managing the number of shares subject to equity awards that it grants annually, commonly referred to as the burn rate (calculated by dividing all shares subject to equity awards granted during the fiscal year by the weighted-average number of outstanding shares at the end of the fiscal year). The burn rate shows how rapidly a company is depleting its shares reserved for future issuance under its equity compensation plans. We have calculated our burn rate under the 2006 Plan for the past three years, as set forth in the following table:

Year	Weighted Common Shares Outstanding	Restricted Stock Units Granted	Performance-Based Restricted Stock Units Granted (at Target)	Performance-Based Restricted Stock Units Earned	Annualized Burn Rate

2023	334,848,565	877,131	600,000	607,500	0.44%

2022	343,953,023	1,153,124	430,000	585,000	0.51%

2021	356,015,843	856,615	360,000	630,000	0.42%

3-Year Average Burn Rate					0.46%

As set forth in the table above, over the past three fiscal years, the Company’s burn rate has averaged 0.46%, while the industry group burn rate over the last three years averaged 0.49%. Our burn rate was 0.44% in fiscal 2023 and our industry group burn rate was 0.43% in 2022, the most recent completed year for our industry average. We believe our lower burn rate compared to our industry group’s burn rate over the last three years show we have effectively managed our dilution in terms of burn rate compared to our industry.

An additional metric we use to measure dilution is overhang (the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted, divided by the total number of shares of Company common stock outstanding at the end of the year). If the 2024 Plan is approved, the Company’s overhang will increase from approximately 1.75% as of November 30, 2023 to approximately 7.4%. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the 2024 Plan while minimizing stockholder dilution.

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PROPOSAL FOUR – APPROVAL OF THE D.R. HORTON, INC. 2024 STOCK INCENTIVE PLAN

Best Practices

We have incorporated a number of provisions in the 2024 Plan that reflect corporate governance best practices, including the following:

•

No Repricing of Options or SARs and No Reload Options: The 2024 Plan prohibits, other than in connection with a change in the Company’s capitalization, amending the terms of outstanding awards to (a) reduce the exercise price of outstanding options and stock appreciation rights (“SARs”) or take any other action that is treated as a re-pricing under generally accepted accounting principles, or (b) at any time when the exercise price of an option or SAR is above the market value of a share of the Company’s common stock, cancel, exchange, buyout or surrender outstanding options in exchange for cash, other Awards or options or SARs with an exercise price that is less than the exercise price of the original options, without stockholder approval. Reload options are also prohibited under the 2024 Plan.

•

No Share Recycling on Options or SARs: Shares delivered to the Company or withheld to satisfy the exercise price or any withholding taxes on a stock option or SAR, shares not issued in the net settlement of a stock-settled SAR, and shares repurchased on the open market with the proceeds of a stock option will not again be made available for grant under the 2024 Plan.

•

No Dividends or Dividend Equivalents Paid on Unvested Awards: Any dividends and dividend equivalents on awards granted under the 2024 Plan will be subject to the same underlying vesting conditions as the award to which they relate.

•

Clawback Provision: Awards under the 2024 Plan are subject to the Company’s clawback policy. In addition, under the 2024 Plan the Administrator may impose such other clawback, recovery or recoupment provisions in an Award agreement as the Administrator determines necessary or appropriate.

•

Term and Exercise Price of Options and SARs: Options and SARs granted under the 2024 Plan are subject to a maximum term of 10 years, and may not be issued with an exercise price below the fair market value of a share of the Company’s common stock on the date of grant.

•

Minimum Vesting Provision. Subject to limited exceptions, the 2024 Plan generally requires that 95% or more of the shares subject to equity-based Awards granted under the 2024 Plan have a one-year minimum vesting period.

•

Limit on Non-Employee Director Compensation: The 2024 Plan contains an annual limit on cash and equity-based compensation that may be paid or granted, whether under the 2024 Plan or otherwise, to non-employee directors of $1,000,000 (or $1,500,000 in the fiscal year that the non-employee director first joins the Board or the board of directors of a subsidiary or any fiscal year in which a non-employee director is designated as chairman or lead director of the Board the board of directors of a subsidiary).

Plan Summary

The following summary of the material terms of the 2024 Plan is qualified in its entirety by reference to the full text of the 2024 Plan, which is set forth in Appendix A to this Proxy Statement.

Purpose

The 2024 Plan is intended to advance the interests of the Company by stimulating the efforts of employees, officers and non-employee directors and certain other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company and its subsidiaries. To this end, the 2024 Plan provides for the grant of stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be performance-based, as well as performance-based incentive bonuses (each, an “Award”).

Administration

The 2024 Plan is administered by the Compensation Committee of the Board, or, if we do not have a Compensation Committee at any particular time, by the full Board (in either case, the “Administrator”). The Administrator may delegate its duties to one or more authorized individuals, and for all purposes under the 2024 Plan such individual will be treated as the Administrator. Any such delegation must specify the total number of shares subject to any Awards the delegate may award and no delegate may designate himself or herself or any executive officer or director of the Company as a recipient of any Awards granted under authority delegated to such individual. The Administrator may also delegate aspects of the day-to-day administration of the 2024 Plan to one or more officers or employees of the Company or any of its subsidiaries or to one or more agents.

The Administrator has the authority to interpret and administer the 2024 Plan to carry out the purposes of the 2024 Plan. The Administrator has the authority to determine those persons eligible to receive Awards and to establish and interpret the terms and conditions of any Awards. The Administrator may also make exceptions to the provisions of any Awards, subject to the limitations set forth in the 2024 Plan. All determinations of the Administrator are final and binding.

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PROPOSAL FOUR – APPROVAL OF THE D.R. HORTON, INC. 2024 STOCK INCENTIVE PLAN

Eligibility

Awards may be granted under the 2024 Plan to any current or prospective officer or employee (including to any director who is also an employee) or certain current or prospective consultants or advisors of the Company or any of its subsidiaries, as well as to non-employee directors of the Company or any of its subsidiaries. As of November 30, 2023, there were approximately 13,765 individuals eligible to participate in the 2024 Plan, including our five NEOs and five non-employee directors. The number of eligible participants may increase over time if the Company experiences growth.

Shares Subject to the Plan

Subject to adjustment for certain changes in the Company’s capitalization, the aggregate number of shares of common stock issuable under the 2024 Plan will be equal to (i) 18,900,000 less (ii) the number of shares of common stock subject to Awards granted under the 2006 Plan between November 30, 2023 and the Effective Date plus (iii) any shares of common stock that remain available for issuance under the 2006 Plan as of the Effective Date (not including shares of common stock that were subject to outstanding awards under the 2006 Plan as of the Effective Date) and (iv) any shares of common stock subject to outstanding awards under the 2006 Plan as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in nonforfeitable shares of common stock).

The aggregate number of shares of common stock issued under the 2024 Plan at any time will equal only the number of shares of common stock actually issued upon exercise of settlement of an Award. Shares of common stock subject to an Award that have been cancelled, expired, forfeited or otherwise not issued under the Award and shares subject to an Award settled in cash instead of shares will again become available for grants of Awards under the 2024 Plan. However, shares of common stock that (i) are used to pay the exercise price of a stock option or SAR, (ii) are delivered or withheld to pay withholding taxes related to a stock option or SAR, (iii) were subject to a stock-settled SAR but not issued in such settlement or (iv) repurchased on the open market with the proceeds of an option exercise will be counted against the total number of shares of common stock issuable under the 2024 Plan.

The shares to be delivered under the 2024 Plan may consist of, in whole or in part, shares of common stock that are authorized but unissued or shares that were reacquired by the Company, including, without limitation, shares purchased in the open market.

Types of Awards

The 2024 Plan provides for grants of stock options, SARs, restricted stock, restricted stock units, and incentive bonuses, any of which may be performance-based.

Options & Stock Appreciation Rights. An option is the right to purchase shares of common stock at a future date at a specified exercise price. The Administrator may grant both nonqualified stock options and incentive stock options under the 2024 Plan, although incentive stock options may only be granted to employees of the Company or any of its subsidiaries. The per share exercise price will be determined by the Administrator, but must be at least equal to the fair market value of the underlying shares of common stock on the date of grant, provided that the exercise price may be less than the fair market value of the underlying shares for certain options granted as Substitute Awards (as defined and described below). Subject to the minimum vesting period described below, the Administrator determines the date after which options may become vested and exercisable in whole or in part (which may be based on, without limitation, continued employment or performance conditions) and the expiration date of each option, which cannot be more than ten years from the date of grant; provided that the term of an option (other than an incentive stock option) will be automatically extended if, at the time of its scheduled expiration, the participant holding such option is prohibited by law or the Company’s insider trading policy from exercising the option, which extension will expire on the 30th day following the date such prohibition no longer applies. In the case of an incentive stock option granted to a participant who holds more than 10% of the voting power of the Company, the exercise price must be at least 110% of the fair market value of the underlying shares of common stock on the date of grant and the expiration date cannot be more than five years from the date of grant. Reload options are prohibited under the 2024 Plan.

A stock appreciation right (“SAR”) is a contractual right granted to the participant to receive, in cash, shares of common stock or a combination thereof, an amount equal to the appreciation of one share of common stock from the date of grant. SARs may be granted as freestanding Awards, or in tandem with other types of Awards. Unless otherwise determined by the Administrator, if a stock appreciation right is granted in tandem with another Award, the exercise price, vesting, exercisability, forfeiture and termination provisions applicable to the stock appreciation right will be identical to the exercise price, vesting, exercisability, forfeiture and termination provisions applicable to the other Award. All freestanding SARs will be granted subject to the same terms and conditions applicable to options, as described above.

Without stockholder approval, the terms of outstanding options and SARs may not be amended to reduce the exercise price or to take any other action that is treated as re-pricing under generally accepted accounting principles, or to, at any time when the exercise price is above the market value of a share of Company common stock, cancel, exchange, buyout or surrender outstanding options or SARs in exchange for

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PROPOSAL FOUR – APPROVAL OF THE D.R. HORTON, INC. 2024 STOCK INCENTIVE PLAN

cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original Awards, in each case other than in connection with a change in the Company’s capitalization or other event or transaction as described below in “Change in Capitalization.” Participants will not have any rights as a stockholder, including voting rights and will not have rights to receive dividends or dividend equivalents in respect of a SAR, an option or any shares subject to a SAR or an option until the participant becomes the holder of record of such shares.

Restricted Stock & Restricted Stock Units. A restricted stock award involves an immediate transfer of a fixed number of shares of common stock to the participant, although the shares are subject to a risk of forfeiture or to other conditions or restrictions during specified periods of time (including, without limitation, continued employment or performance conditions). The participant may be entitled to voting, dividend, distribution and other ownership rights in such shares at the discretion of the Administrator although dividends, distributions or dividend equivalents, if any, will be subject to the same vesting conditions as the underlying shares.

A restricted stock unit is an award denominated in units of shares of common stock that is subject to such terms and conditions (including, without limitation, continued employment, service or performance conditions) as the Administrator deems appropriate. For each restricted stock unit, a participant will be entitled to receive (assuming all terms and conditions are met) either shares of common stock or a cash amount calculated with reference to the value of a share of common stock. Shares underlying restricted stock units will be entitled to dividend or dividend equivalents only to the extent provided by the Administrator, and such dividends, distributions or dividend equivalents, if any, will be subject to the same vesting conditions as the underlying Award. Participants will not have any voting rights in respect of shares underlying restricted share units until the participant becomes the holder of record of such shares.

Incentive Bonuses. An incentive bonus is a bonus opportunity to earn a right to a future payment, which may be made in cash or in shares of common stock, based on the satisfaction of performance criteria during a designated performance period, in each case established by the Administrator and included in an Award agreement along with any other terms and conditions determined by the Administrator with respect to the incentive bonus. The amount paid under an incentive bonus on account of the satisfaction of performance criteria may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

Substitute Awards

If the Company or any of its subsidiaries acquires or merges or combines with another entity, the Company may grant Awards in assumption of, or in substitution or exchange for, awards previously granted or promised (“Substitute Awards”). Substitute Awards will not reduce the number of shares of common stock authorized for issuance under the 2024 Plan. The exercise price of a Substitute Award may be less than the fair market value of the underlying shares of common stock on the date of grant if the exercise price is based on a formula contained in the original option agreement or the purchase or merger agreement. In addition, if the entity acquired by the Company or any of its subsidiaries or with which the Company or any of its subsidiaries merges or combines has shares available under a pre-existing plan approved by its stockholders, the Company may grant awards to individuals who were employees, directors, consultants or advisors of the other entity under such other entity’s pre-existing plan and such grants of awards will not reduce the amount of shares of common stock available for issuance under the 2024 Plan.

Award Limitations

•

Minimum Vesting Requirement. Awards granted under the 2024 Plan will be subject to a minimum vesting period of one year from the date of grant. Notwithstanding the foregoing, (i) such minimum vesting provision will shall not apply to the accelerated vesting of an Award in the event of a participant’s death, disability, retirement or the occurrence of a change in control of the Company, and (ii) the Administrator may grant Awards covering 5% or fewer of the total number of shares of common stock authorized for issuance under the 2024 Plan without regard to the above-described minimum vesting requirements. In addition, with respect to Awards made to non-employee directors, the vesting of such Awards will be deemed to satisfy the one-year minimum vesting requirement to the extent that the Awards vest no sooner than the earlier of the one-year anniversary of the date of grant and the next regular annual meeting of the Company’s stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.

•

Limit on Non-Employee Director Compensation: The aggregate dollar value of equity-based (based on the grant date fair value of equity-based Awards) and cash compensation granted under the 2024 Plan or otherwise during any fiscal to any one non-employee director of the Company or its subsidiaries will not exceed $1,000,000, with up to $1,500,000 to be permitted for a non-employee director in the fiscal year he or she first joins the Board or the board of directors of a subsidiary or is designated as chairman or lead director of the Board or of the board of directors of a subsidiary;

•

Limit on Incentive Stock Options: The aggregate number of shares of common stock that may be issued pursuant to the exercise of incentive stock options granted under the 2024 Plan may not exceed 18,900,000; and

•	Term Limit: Awards may not be granted under the 2024 Plan after December 12, 2033.

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PROPOSAL FOUR – APPROVAL OF THE D.R. HORTON, INC. 2024 STOCK INCENTIVE PLAN

Transferability Restrictions

Except as otherwise permitted by the Administrator, participants generally may not sell, transfer, pledge, assign or otherwise alienate or hypothecate Awards granted under the 2024 Plan other than by will or the laws of descent and distribution, and each option and SAR is generally exercisable only by a participant during his or her lifetime, and thereafter by the legal representative of the Participant’s estate or the individual to whom such Award was transferred by the participant’s will or the laws of descent and distribution.

Change in Capitalization

The Administrator has discretion to adjust the number and kind of shares available for issuance under the 2024 Plan in the event of a reorganization, reclassification, combination or exchange of shares, repurchase of shares, stock split, reverse stock split, spin-off, dividend or other distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of the Company outstanding. The Administrator may also adjust the exercise price, number or kind of shares subject to individual Awards and other terms to reflect the foregoing events.

In the event of a change in capitalization caused by a change of control, merger, consolidation or otherwise, the Administrator has discretion to determine the appropriate adjustment, if any, to be effected with respect to any outstanding Awards. For example, the Administrator has discretion to (i) provide for the assumption or substitution of such Awards by the successor or surviving company, or a parent or subsidiary thereof, (ii) provide for the adjustment to the number and type of shares (or other security or property) subject to such Award and the terms and conditions thereof (including any exercise price); (iii) accelerate the vesting of, or termination of any restrictions on, outstanding Awards, (iv) provide for cancellation of accelerated Awards that are not exercised within a time period prescribed by the Administrator or (v) provide for the cancellation of any such Awards in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the participant’s rights, then such Award may be terminated by the Company without payment).

No fractional shares will be issued in connection with a change in capitalization. Instead, the number of shares of common stock subject to an Award will be rounded down to the next lowest whole share.

Clawback and Recoupment

Awards granted under the 2024 Plan will be subject to recoupment in accordance with the Company’s clawback policy. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award agreement as the Administrator determines necessary or appropriate, including a reacquisition right in respect of previously issued shares, the proceeds received from any sale of such shares, or any other cash or property upon the occurrence of misconduct.

Amendment or Termination of the 2024 Plan

The Board or Compensation Committee may amend, alter or discontinue the 2024 Plan, and the Administrator may amend or alter any Award agreement. However, other than in connection with a change in the Company’s capitalization, no amendment may be made without stockholder approval if such amendment would:

•	increase the maximum number of shares of common stock for which Awards may be granted under the 2024 Plan;

•

reduce the exercise price of outstanding options or take any other action that is treated as re-pricing under generally accepted accounting principles or, at any time when the exercise price of an option is above the market value of a share of Company common stock, cancel, exchange, buyout or surrender outstanding options in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options;

•	extend the term of the 2024 Plan;

•	change the class of persons eligible to be participants in the 2024 Plan;

•	otherwise amend the 2024 Plan in any way that would require stockholder approval by law or under the New York Stock Exchange listing requirements; or

•	increase the compensation limitations for non-employee directors described in “Award Limitations”.

U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to the Company and to recipients of Awards under the 2024 Plan. The summary is based on the United States Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of

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PROPOSAL FOUR – APPROVAL OF THE D.R. HORTON, INC. 2024 STOCK INCENTIVE PLAN

Treasury regulations promulgated under the Code in effect as of the date of this proxy statement, all of which are subject to change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of Awards under the 2024 Plan. The laws governing the tax aspects of these awards are highly technical, and such laws are subject to change. Different tax rules may apply to specific participants and transactions under the 2024 Plan, particularly in jurisdictions outside the United States. As such, we recommend that all participants consult their own tax advisor concerning the tax implications of Awards granted under the 2024 Plan.

Nonqualified Stock Options and Stock Appreciation Rights

The recipient will not recognize any taxable income at the time a nonqualified stock option or an SAR is granted nor will the Company be entitled to a deduction at that time. When a nonqualified option is exercised, the optionee generally will recognize ordinary income (whether the option price is paid in cash or by delivery or surrender of shares of common stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option exercise price. When an SAR is exercised, the holder will recognize ordinary income equal to (i) the excess of the sum of (a) the gross cash proceeds payable and (b) the fair market value on the exercise date of any shares received over (ii) the SAR exercise price. The Company will be entitled to a corresponding deduction with respect to a nonqualified stock option or SAR equal to the ordinary income recognized by the optionee or holder of the SAR, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Code.

Incentive Stock Options (“ISOs”)

A recipient will not recognize any taxable income at the time an ISO is granted or recognize ordinary taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option exercise price will be a preference item that could create an alternative minimum tax liability for the optionee. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of the ISO with which to pay such tax. If the optionee disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the optionee (i.e., the excess of the proceeds received over the option exercise price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. Conversely, if the optionee disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option exercise price and (ii) the excess of the amount received upon such disposition of the shares over the option exercise price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held. The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. However, if the optionee recognizes ordinary income as a result of a disqualifying disposition, the Company will be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the optionee, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Code.

Restricted Stock

A participant will not recognize taxable income upon the grant of restricted stock. If the participant makes an election under Section 83(b) of the Code within 30 days after receiving the shares of restricted stock, however, he or she will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of such shares (determined without regard to the restrictions imposed by the 2024 Plan) at the time of transfer over any amount paid by the participant therefor. Then, upon the sale of such stock, the difference between the fair market value at the time of transfer and the net proceeds of sale will generally be taxed as capital gain or loss (long-term or short-term, depending on the holding period). If a participant makes a Section 83(b) election with respect to shares of common stock that are subsequently forfeited, he or she will not be entitled to deduct any amount previously included in taxable income by reason of such election. If a participant does not make a Section 83(b) election, the participant will recognize ordinary income in the year or years in which the Award of restricted stock vests and the restrictions imposed by the 2024 Plan on the Award terminate, in an amount equal to the excess, if any, of the fair market value of such shares on the date the restrictions expire or are removed over any amount paid by the participant. If a Section 83(b) election has not been made, any dividends accrued with respect to shares of common stock subject to restrictions will be treated as additional compensation income and not as dividend income.

Restricted Stock Units

A participant generally will not recognize taxable income upon the grant of an Award of restricted stock units. Unless the participant has made a deferral election that satisfies the requirements of Section 409A (as defined and described below), the participant will recognize ordinary income in the year or years in which the restricted stock units vest and settle in an amount equal to (i) the fair market value of the shares of common stock on the date of issuance or (ii) the cash received in settlement of the Award. If a valid deferral election has been made, the participant will recognize ordinary income in the subsequent year the restricted stock unit is paid to him, in an amount equal to (a) the fair market value of the shares of common stock on the date of issuance or (ii) the cash received in settlement of the Award.

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PROPOSAL FOUR – APPROVAL OF THE D.R. HORTON, INC. 2024 STOCK INCENTIVE PLAN

Incentive Bonuses

A participant generally will not recognize taxable income upon the grant of an Award of an incentive bonus. The participant will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any shares of common stock received.

Withholding Taxes

Generally, the Company will be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with Awards granted under the 2024 Plan. The Administrator may permit a participant to pay withholding taxes through the mandatory or elective sale of shares of common stock, by electing to have the Company withhold a portion of the shares or cash that would otherwise be issued upon exercise of an option or SAR or the settlement of an Award, by tendering shares already owned by the participant or by such other means as the Administrator deems appropriate.

Section 409A

Certain types of Awards under the 2024 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code (“Section 409A”). Unless certain requirements set forth in Section 409A are complied with, holders of such Awards could be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). The Company will have no liability to a participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant.

Deductibility of Executive Compensation and Impact of Section 280G

The Company will generally be entitled to a tax deduction corresponding in amount and time to the participant’s recognition of ordinary income in the circumstances described above, provided, among other things, that such deduction meets the test of reasonableness and is an ordinary and necessary business expense. However, Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m) of the Code, the term “covered employee” includes any individual who serves as chief executive officer, chief financial officer or one of the other three most highly compensated executive officers for 2017 or any subsequent calendar year. It is expected that compensation deductions for any covered employee with respect to awards under the 2024 Plan will be subject to the $1 million annual deduction limitation.

Additionally, in connection with a change in control of the Company, and depending upon the terms and conditions of Awards granted under the 2024 Plan and upon the individual circumstances of the participants, certain amounts with respect to Awards granted under the 2024 Plan may constitute “excess parachute payments” under the “golden parachute” provisions of Section 280G of the Code. Under these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payment” and the Company will be denied any deduction with respect to such payment.

New Plan Benefits

The benefits or amounts that will be awarded or paid in the future under the 2024 Plan are not currently determinable, as such Awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future Awards or who might receive them.

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PROPOSAL FOUR – APPROVAL OF THE D.R. HORTON, INC. 2024 STOCK INCENTIVE PLAN

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes our equity compensation plans as of September 30, 2023 (i.e., the below does not take into account the proposed 2024 Plan):

Plan Category	(a) Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by stockholders	4,576,588	(1)	$23.86	(2)	6,983,171	(3)

Equity compensation plans not approved by stockholders	—		n/a		—

Total	4,576,588		$23.86		6,983,171

(1)	Amount includes outstanding stock option and restricted stock unit awards. The number of outstanding performance-based restricted stock unit awards is based on the target number of units granted.

(2)	Amount reflects the weighted average exercise price with respect to outstanding stock options and does not take into account outstanding restricted stock units, which do not have an exercise price.

(3)

Amount includes 2,406,583 shares reserved for issuance under the Company’s Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, employees purchased 143,960 shares of common stock in fiscal 2023.

Securities Registration

We intend to register the shares of common stock available for issuance under the 2024 Plan under a Registration Statement on Form S-8 to be filed with the SEC following approval of the 2024 Plan by our stockholders.

The Board of Directors Unanimously Recommends that Stockholders Vote “FOR” Approval of the D.R. Horton, Inc. 2024 Stock Incentive Plan.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Independent Registered Public Accountants

Ernst & Young LLP has been engaged by the Audit Committee to serve through our fiscal year ending September 30, 2024. A representative of Ernst & Young LLP will be present in person or by conference call at the 2024 Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

Audit Fees and All Other Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for the last two fiscal years.

	Fiscal Year Ended September 30,
Fees	2023	2022(4)

Audit fees(1)	$2,987,363	$3,081,088

Audit-related fees	—	—

Tax fees(2)	6,440	6,440

All other fees	—	—

Total(3)	$2,993,803	$3,087,528

(1)

Includes audit fees of $815,111 and $817,966 incurred by Forestar Group Inc. in fiscal 2023 and 2022, respectively, for which Ernst & Young LLP also serves as the independent registered public accounting firm.

(2)	Tax fees are related to tax compliance services for the preparation of partnership tax returns.

(3)	The amounts listed above were approved by the Audit Committee, and therefore, none were approved based on waiver of pre-approval under Rule 2-01(c)(7)(i)(C) of Regulation S-X.

(4)	The amounts shown for fiscal 2022 have been revised to reflect additional fees paid for audit services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has responsibility for appointing, approving fees and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve audit and permissible non-audit services provided by the independent auditor.

In connection with the engagement of the independent auditor for fiscal 2024, the Audit Committee pre-approved the services listed below by category of service, including the pre-approval of fee limits. The Audit Committee’s pre-approval process by category of service also includes a review of specific services to be performed and fees expected to be incurred within each category of service. The term of any pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. During fiscal 2024, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor.

The services pre-approved by the Audit Committee, which may be performed by the independent auditor during fiscal 2024, include the following:

Audit Services include audit work performed related to the Company’s financial statements (including quarterly reviews), as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

Audit-Related Services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

Tax Services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

All Other Fees are those associated with permitted services not included in the other categories.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not otherwise delegate its responsibilities to pre-approve services performed by the independent auditor to management.

D.R. HORTON, INC. 2024 PROXY STATEMENT      64

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Audit Committee Report

The Audit Committee has reviewed and discussed with management D.R. Horton’s audited consolidated financial statements for the fiscal year ended September 30, 2023. Further, the Audit Committee has discussed with D.R. Horton’s independent auditor the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and SEC, including D.R. Horton’s audited consolidated financial statements for the fiscal year ended September 30, 2023, the auditor’s responsibility under generally accepted auditing standards, significant accounting policies, management’s judgments and accounting estimates, any audit adjustments, other information in documents containing audited financial statements and other matters. Finally, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed the auditor’s independence with the auditor.

Based on its review and discussion described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for fiscal 2023 be included in D.R. Horton’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023. Further, the Audit Committee approved the engagement of Ernst & Young LLP as D.R. Horton’s independent auditor for the fiscal year ending September 30, 2024.

Audit Committee:

Maribess L. Miller, Committee Chair

Brad S. Anderson

Benjamin S. Carson, Sr.

D.R. HORTON, INC. 2024 PROXY STATEMENT      65

PROPOSAL FIVE – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Five – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending September 30, 2024. During fiscal 2023, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax services, as further discussed above under the heading “Audit Fees and All Other Fees” on page 64. A representative of Ernst & Young LLP is expected to be present in person or by conference call at the 2024 Annual Meeting, and to be available to respond to appropriate questions and, if he or she desires, make a statement.

Although we are not required to do so, we are seeking stockholder ratification of Ernst & Young LLP’s appointment as our independent registered public accounting firm. If Ernst & Young LLP’s appointment is not ratified, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

The Board of Directors Unanimously Recommends that Stockholders Vote “FOR” the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending September 30, 2024.

D.R. HORTON, INC. 2024 PROXY STATEMENT      66

BENEFICIAL OWNERSHIP OF COMMON STOCK

Beneficial Ownership of Common Stock

Management

The following table shows the beneficial ownership of the common stock of D.R. Horton as of November 30, 2023 by (i) each director, (ii) each named executive officer, and (iii) all directors and executive officers as a group. Unless stated otherwise, the shares are owned directly and the named beneficial owners possess sole voting and investment power with respect to the shares set forth in the table. The address for each beneficial owner in the table below is c/o D.R. Horton, Inc., 1341 Horton Circle, Arlington, Texas 76011.

	Amount and Nature of Common Stock Beneficially Owned(1)

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(2)

Donald R. Horton†	4,288,247	(3)	*

Barbara K. Allen	7,398		*

Brad S. Anderson	41,956		*

David V. Auld†	820,157	(4)	*

Michael R. Buchanan	2,688	(5)	*

Benjamin S. Carson, Sr.	4,808		*

Maribess L. Miller	17,473		*

Michael J. Murray†	283,594	(6)	*

Paul J. Romanowski†	86,694		*

Bill W. Wheat†	253,415		*

All directors and executive officers as a group (10 persons)	5,806,430		1.74%

*	Less than 1%.

†	A named executive officer for our fiscal year ended September 30, 2023.

(1)

Beneficial ownership includes the following restricted stock units that vest on or within 60 days after November 30, 2023: Ms. Allen: 1,748; Mr. Anderson: 1,748; Mr. Buchanan: 1,748; Dr. Carson: 1,748 and Ms. Miller: 1,748.

For all directors and executive officers as a group, these restricted stock units represent an aggregate of 8,740 shares.

(2)

The percentages are calculated based on 332,999,691 outstanding shares on November 30, 2023. For each person, separately, his or her percentage was calculated by including his or her restricted stock units set forth in note (1) in both the numerator and denominator, and for the group, the percentage was calculated by including the 8,740 restricted stock units set forth in note (1) in both the numerator and denominator.

(3)	These shares are indirectly beneficially owned by Mr. Horton and are held by The Horton Family Revocable Trust in which Mr. Horton and his wife are the trustees and beneficiaries.

(4)	These shares do not include 211,200 shares held in trusts for the benefit of Mr. Auld’s adult children.

(5)	These shares do not include 8,136 shares held in trust by Mr. Buchanan’s wife.

(6)	These shares do not include 29,057 shares held in a Foundation controlled by Mr. Murray and members of his immediate family.

D.R. HORTON, INC. 2024 PROXY STATEMENT      67

BENEFICIAL OWNERSHIP OF COMMON STOCK

Certain Other Beneficial Owners

Based on Schedule 13G filings under the Exchange Act, available as of November 30, 2023, the only known beneficial owners of more than 5% of D.R. Horton’s outstanding common stock were the following.

	Shares Beneficially Owned

Name and Address of Beneficial Owner	Number	Percent(8)

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	34,846,932	10.46%

Horton Family Limited Partnership and Affiliates(2) 1501 Alta Drive Fort Worth, Texas 76107	23,371,769	7.02%

Donald Ryan Horton(3) 1501 Alta Drive Fort Worth, Texas 76107	4,169,351	1.25%

Douglas Reagan Horton(4) 1501 Alta Drive Fort Worth, Texas 76107	4,139,376	1.25%

Capital Research Global Investors(5) 333 South Hope Street, 55th Floor Los Angeles, California 90071	30,592,657	9.19%

BlackRock, Inc.(6) 55 East 52nd Street New York, New York 10055	25,622,815	7.69%

Capital World Investors(7) 333 South Hope Street, 55th Floor Los Angeles, California 90071	19,674,108	5.91%

(1)

Based solely upon information contained in the most recently filed Schedule 13G/A of The Vanguard Group, filed with the SEC on February 9, 2023. According to this Schedule 13G/A, The Vanguard Group reported the following beneficial ownership in shares of the Company’s common stock: sole voting power 0 shares; shared voting power 440,580 shares; sole dispositive power 33,586,089 shares and shared dispositive power 1,260,843 shares.

(2)

Based upon information contained in the most recently filed Schedule 13G/A with the SEC on February 14, 2023 and Form 4 filed with the SEC on August 15, 2023, reporting the following beneficial ownership in the Company’s common stock: (i) Horton Family Limited Partnership and Horton Family GP, L.L.C.: sole voting power 0 shares; shared voting power 19,435,892 shares; sole dispositive power 0 shares and shared dispositive power 19,435,892 shares and (ii) Horton Family Limited Partnership II and Double R GP, L.L.C.: sole voting power 0 shares; shared voting power 3,935,877 shares; sole dispositive power 0 shares and shared dispositive power 3,935,877 shares.

(3)

Based upon information contained in the most recently filed Schedule 13G/A with the SEC on February 14, 2023 and Form 4 filed with the SEC on August 15, 2023, Donald Ryan Horton reported sole voting power and sole dispositive power over 4,169,351 shares. Donald Ryan also has shared voting power and shared dispositive power over 26,239,758 shares. The 23,371,769 shares listed in footnote 2 are included in the 26,239,758 shares in this footnote and the 26,239,758 shares in footnote 4. If the 26,239,758 shares are included in Donald Ryan’s beneficial ownership, his shares beneficially owned would be 30,409,109 shares or 9.13%.

(4)

Based upon information contained in the most recently filed Schedule 13G/A with the SEC on February 14, 2023 and Form 4 filed with the SEC on August 15, 2023, Douglas Reagan Horton reported sole voting power and sole dispositive power over 4,139,376 shares. Douglas Reagan also has shared voting power and shared dispositive power over 26,239,758 shares. The 23,371,769 shares listed in footnote 2 are included in the 26,239,758 shares in this footnote and included in the 26,239,758 shares in footnote 3. If the 26,239,758 shares are included in Douglas Reagan’s beneficial ownership, his shares beneficially owned would be 30,379,134 shares or 9.13%.

(5)

Based solely upon information contained in the most recently filed Schedule 13G of Capital Research Global Investors, filed with the SEC on February 13, 2023. According to this Schedule 13G, Capital Research Global Investors reported the following beneficial ownership in shares of the Company’s common stock: sole voting power 30,591,499 shares; shared voting power 0 shares; sole dispositive power 30,592,657 shares and shared dispositive power 0 shares.

(6)

Based solely upon information contained in the most recently filed Schedule 13G/A of BlackRock, Inc., filed with the SEC on January 31, 2023. According to this Schedule 13G/A, BlackRock, Inc. reported the following beneficial ownership in the Company’s common stock: sole voting power 23,500,778 shares; shared voting power 0 shares; sole dispositive power 25,622,815 shares and shared dispositive power 0 shares.

(7)

Based solely upon information contained in the most recently filed Schedule 13G/A of Capital World Investors, filed with the SEC on October 10, 2023. According to this Schedule 13G/A, Capital World Investors reported the following beneficial ownership in shares of the Company’s common stock: sole voting power 19,664,939 shares; shared voting power 0 shares; sole dispositive power 19,674,108 shares and shared dispositive power 0 shares.

(8)	The percentages are calculated based on 332,999,691 outstanding shares at November 30, 2023.

D.R. HORTON, INC. 2024 PROXY STATEMENT      68

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions

We have a Related Party Transaction Policy to govern the Company’s practices related to reviewing and approving Related Party Transactions. Our Related Party Transaction Policy is available on our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section. The SEC requires the Company to disclose Related Party Transactions in its proxy statement.

Related Party Transactions and Related Parties. Our Related Party Transaction Policy provides that Related Party Transactions will be reviewed for consideration of approval or ratification by our Nominating and Governance Committee of the Board (“Governance Committee”), which is composed of independent directors of the Board. If a member of the Nominating and Governance Committee has an interest in a Related Party Transaction, he or she will abstain in voting on such transaction. Related Party Transactions occur when any Related Party has a direct or indirect material interest in a transaction with the Company exceeding $120,000. A Related Party includes:

•	any of our Directors or executive officers;

•	any 5% or more beneficial stockholder of the Company;

•	any immediate family member of such persons; and

•	any entity controlled by such persons.

“Immediate family member” means a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer, nominee for director or beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee for director or beneficial owner. A Related Party also includes anyone who was a director (or director nominee), executive officer, or immediate family member of the forgoing at any time since the beginning of the Company’s last fiscal year.

Procedures for Review of Related Party Transactions. All Related Party Transactions subject to the Related Party Transaction Policy will be reviewed in accordance with the Related Party Transaction Policy to determine if approval or ratification is appropriate.

•	Notification to the Company. A Related Party shall inform a designated compliance person of any potential Related Party Transaction.

•	Information Regarding the Related Party Transaction. A designated compliance person shall be provided the following information:

•	the Related Party’s relationship to the Company and such person’s interest in the Related Party Transaction;

•	approximate dollar value of the Related Party Transaction;

•	material terms of the Related Party Transaction; and

•	benefits to the Company of the Related Party Transaction.

Determination of Related Party Transaction and Submission to the Governance Committee. A designated compliance person shall determine if the proposed transaction is a Related Party Transaction under the Related Party Transaction Policy. If it is, the Related Party Transaction shall be submitted to the Governance Committee for review and consideration of approval or ratification as set forth in the Related Party Transaction Policy.

Governance Committee Considerations. The applicable compliance person will submit potential Related Party Transactions to the Governance Committee for approval or ratification. Our Governance Committee shall take into consideration the following items:

•

whether the Company and the Governance Committee reasonably believe the Related Party Transaction is in the best interest of the Company and its stockholders at the time of review, taking into account the facts and circumstances of the Related Party Transaction;

•	whether the Company has business reasons to enter into the Related Party Transaction; and

•	applicable requirements under the rules, regulations, listing standards or statues of the SEC, NYSE and Delaware General Corporation Law Section 144.

Approval or Disapproval of Related Party Transactions. A Related Party Transaction requires an approval or ratification by a majority vote of disinterested members of the Governance Committee (or Board, if applicable) where a quorum is present or by unanimous written consent of the Governance Committee, if applicable. If the Related Party Transaction is approved or ratified by the Governance Committee, the Company may proceed in accordance with the Related Party Transaction’s terms, conditions, schedule and practices. If the approved or ratified Related Party Transaction involves one or more phases or installments, a series of transactional steps or if it is of an ongoing nature, no further approval is required for each subsequent phase or installment, series of transactional steps or ongoing dealings, provided that the terms or conditions have not materially changed from those previously approved by the Governance Committee. If the terms or conditions impacting a Related Party Transaction have materially changed, the Governance Committee shall review the new material changes to the terms or conditions for approval or ratification.

D.R. HORTON, INC. 2024 PROXY STATEMENT      69

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

If a Related Party Transaction is entered into by the Company without any prior review or approval required by the Related Party Transaction Policy, the transaction shall not be deemed to violate the Related Party Transaction Policy or be deemed to be void, invalid or unenforceable, provided that such Related Party Transaction is submitted to the Governance Committee for review as promptly as reasonably practicable after it is entered into or after it becomes reasonably apparent that such transaction is covered by the Policy. The Governance Committee may consider all alternatives including approving, ratifying, terminating or amending such Related Party Transaction.

Other Related Party Transactions – Delegation to Executive Officers. Authority to approve or ratify the following transactions has been delegated to any Executive Officer of the Company who is disinterested in the transaction. If any of the following transactions approved or ratified by an Executive Officer exceeds $120,000 and involves a Related Party, the Company will comply with Item 404 of Regulation S-K and disclose such transaction in the Company’s proxy statement.

•

Home Purchase. Home purchases or construction services with the Company under the Company’s home purchase program, which is available to all employees of the Company. Actual pricing is determined in each local market where the home is located and is determined based on the market conditions and other facts and circumstances related to the transaction by the Company’s manager overseeing the project.

•	Employment. Employment by the Company of an Executive Officer or any “immediate family member” who is a Related Party.

•

Other Transactions. Transactions or services involving the Company and a Related Party that are valued at $120,000 or less, provided that if the Related Party is an independent director such transaction or services would not impair the independence of the director.

Related Party Transactions – Land Transactions

The Company’s homebuilding operations require significant investment in land and lots each year. During fiscal 2023, the Company purchased $5.4 billion of land and finished lots. At September 30, 2023, the remaining purchase price of lots controlled through land and lot purchase contracts was $21.1 billion. The Company routinely enters into contracts to purchase land or developed residential lots at predetermined prices on a defined schedule commensurate with planned development or anticipated housing demand. During the due diligence period prior to purchasing undeveloped land, the Company determines if the land has received, or will likely soon receive, all significant entitlements or approvals for the land to be used as residential lots for home construction. The Company does not generally purchase undeveloped land without these entitlements or approvals in place or soon to be in place.

The Company also evaluates the expected financial performance of a planned development project during the due diligence period prior to the purchase of the land to determine whether it meets the Company’s investment criteria. The projected financial performance of the development project must meet minimum thresholds for profitability, return on investment and recovery of the Company’s initial cash investment in land and development costs.

The Company routinely utilizes third-party lot developers and land bankers as part of its land purchasing strategies to allow the Company to retain control of land parcels that have not received all significant entitlements or are too large to meet the Company’s investment criteria if purchased in whole. The Company typically assigns, in part or whole, its land purchase contracts to its third-party developers and land bankers, who then purchase the land from the original land seller. The Company enters into a purchase contract with the developer or land banker to purchase the land or lots after the necessary entitlements have been obtained, or are likely soon to be obtained, at predetermined pricing and timing that allow the development project to meet the Company’s investment criteria. Generally, terms of a land purchase contract involving a land seller or land banker depend on the location of the land, size of the parcel, status of entitlements, duration of the due diligence period, term of the contract, willingness of a land banker to commit investment capital to buy and hold large parcels of unentitled land, and the availability of a land banker with capital capacity.

The Company has a strategic relationship with Ryan Horton and Reagan Horton and entities controlled by them (collectively, referred to herein as “R&R”) where R&R has served as a land seller and a land banker to the Company. Ryan and Reagan Horton are the adult sons of Donald R. Horton, the Company’s Chairman, and Martha Elizabeth Horton. Donald R. Horton and Martha Elizabeth Horton are referred to herein as the “Hortons.” The relationship between the Company and R&R provides an advantage to the Company compared to other relationships with third-party land sellers, lot developers and land bankers. R&R has the capital capacity and has demonstrated the willingness and ability to purchase and hold large tracts of unentitled land or land that does not currently meet the Company’s investment criteria, to a greater extent than many of the Company’s other relationships with third-party land sellers, land developers and land bankers. The Company typically enters into a contract with R&R to purchase the land in phases on a defined future schedule after the land has been entitled and on terms that meet the Company’s investment criteria.

The following Related Party Transactions between the Company and R&R involve land purchase contracts for the purchase of land by the Company to be used primarily in the Company’s homebuilding business. Each of these Related Party Transactions was approved by the Governance Committee, composed of disinterested and independent directors of the Board, in accordance with our Related Party Transaction Policy.

D.R. HORTON, INC. 2024 PROXY STATEMENT      70

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The land contract dates, acreage, purchase prices, purchases in fiscal 2023 and fiscal 2024 (to date) and remaining acres to be purchased in each transaction are summarized below.

			Total Contract Amounts		Fiscal 2023 and Fiscal 2024 Purchases		Remaining to be Purchased

Project Name	Approval Date	Location	Number of Acres	Land Purchase Price	Number of Acres	Purchase Price	Number of Acres	Purchase Price

Silverthorne(1)*	December 2021	Conroe, TX	1,127	$40,018,000	—	—	1,127	$40,018,000

Prairie Lakes(2)	October 2021	Kyle, TX	612	$6,605,000	—	—	612	$6,605,000

Lone Star at Liberty Trails(3)*	October 2022	Fort Worth, TX	495	$31,190,000	—	—	341	$19,917,000

Breckenridge Forest East(4)*	April 2023	Spring, TX	181	$23,657,000	181	$23,657,000	—	—

Frontier Pointe(5)*	April 2023	Princeton, TX	95	$7,964,000	95	$7,964,000	—	—

Legends Ranch(6)*	April 2023	Denton, TX	389	$23,299,000	—	—	389	$23,299,000

Tamarron(7)*	October 2023	Fulshear, TX	245	$24,696,000	—	—	245	$24,696,000

Crossmill(8)*	December 2023	Princeton, TX	310	$21,749,000	—	—	310	$21,749,000

(1)

Silverthorne—Conroe, TX. In December 2021, the Company assigned its contractual rights to purchase 1,127 acres of unentitled land in Conroe, Texas to R&R. R&R then purchased the land from a third-party land seller for $40.0 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the land from R&R for $40.0 million plus a fee of approximately 14.81% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a four year period.

(2)

Prairie Lakes—Kyle, TX. In October 2021, the Company assigned its contractual rights to purchase 612 acres of unentitled land in Kyle, Texas to R&R. R&R then purchased the land from a third-party land seller for $6.6 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the land from R&R for $6.6 million plus a fee of approximately 12% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a four year period.

(3)

Lone Star at Liberty Trails—Fort Worth, TX. In October 2022, the Company assigned its contractual rights to purchase 495 acres of unentitled land in Fort Worth, Texas to R&R. R&R then purchased the land from two third-party land sellers for approximately $31.2 million, as provided in the terms of the assigned contracts. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the 495 acres from R&R for $31.2 million plus a fee of approximately 14.81% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a four year period. In December 2023, the Company assigned its contractual right to purchase 154 acres of the land to Forestar Group Inc., the Company’s subsidiary, which is in the business of land and lot development. Forestar is expected to purchase the 154 acres from R&R and develop the land into residential lots for future purchase by the Company.

(4)

Breckenridge Forest East—Spring, TX. In August 2021, the Company assigned its contractual rights to purchase 181 acres of unentitled land to R&R. R&R then purchased the land for approximately $18.9 million from a third-party land seller. In April 2023, the Company entered into a contract with R&R to purchase 181 acres of land owned by R&R for $ 23.7 million, which included a fee of approximately 14.81% annually on R&R’s purchase price balance of the land from August 2021. The land was purchased by the Company in April 2023.

(5)

Frontier Pointe—Princeton, TX. In May 2021, the Company assigned its contractual rights to purchase 95 acres of unentitled land to R&R. R&R then purchased the land for $5.4 million from a third-party land seller. In April 2023, the Company entered into a contract with R&R to purchase 95 acres of land for approximately $7.96 million, which included a fee of approximately 14.81% annually on R&R’s purchase price balance of the land from May 2021. The land was purchased by the Company in April 2023.

(6)

Legends Ranch—Denton, TX. In April 2023, the Company assigned its contractual rights to purchase 389 acres of unentitled land in Denton, Texas to R&R. R&R then purchased the land from a third-party land seller for approximately $23.3 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the 389 acres from R&R for $23.3 million plus a fee of approximately 14.81% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a six year period.

(7)

Tamarron—Fulshear, TX. In October 2023, the Company assigned its contractual rights to purchase 245 acres of unentitled land in Fulshear, Texas to R&R. R&R then purchased the land from a third-party land seller for approximately $24.7 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the 245 acres from R&R for $24.7 million plus a fee of approximately 14.81% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a four year period.

(8)

Crossmill—Princeton, TX. In December 2023, the Company assigned its contractual rights to purchase 310 acres of unentitled land in Princeton, Texas to R&R. R&R then purchased the land from a third-party land seller for approximately $21.7 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the 310 acres from R&R for $21.7 million plus a fee of approximately 14.81% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a seven year period.

*

The purchase of the land was financed by R&R from the Horton Family Limited Partnership II (“HFLP II”). R&R will pay HFLP II an annual financing fee of 1.35% on the outstanding balance. The Horton’s are 99.9% limited partners in HFLP II and the general partner is controlled by R&R.

Other Land Transactions

In January 2023, the Company entered into a contract to purchase 17 acres of land for a purchase price of approximately $8.5 million from David V. Auld and his siblings for the purpose of multi-family residential development. This contract was approved in accordance with our Related Party Transaction Policy. In November 2023, the Company terminated this contract and is no longer under contract to purchase this land.

Other Related Party Transactions

Strategic Advisor. On October 31, 2023, the Company’s Compensation Committee approved a strategic advisor fee for Donald R. Horton, the Company’s non-executive Chairman of the Board. Effective September 30, 2023, Mr. Horton resigned as an executive officer of the Company and he continues to serve as the Company’s Chairman and as a Strategic Advisor. The approved strategic advisor fee for fiscal 2024 consists of an annual cash fee of $3,875,000 and 95,435 restricted stock units with a dollar value of $11,625,000 as of the grant date with a three-year vesting period.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Employment. John Auld, adult son of David V. Auld, the Company’s Executive Vice Chair, is employed by the Company as a Division President at the Orlando East Division. In fiscal 2023, John Auld earned cash compensation of $4,362,752 and equity compensation valued at $214,691. His compensation is consistent with the compensation provided to other employees of the same level with similar responsibilities. John Auld’s employment complied with our Related Party Transaction Policy.

Employment. Laura Brown, sister of Michael J. Murray, the Company’s Chief Operating Officer, is employed by the Company at its Corporate office. In fiscal 2023, Laura Brown earned cash compensation of $127,391 and equity compensation valued at $78,489. Her compensation is consistent with the compensation provided to other employees of the same level with similar responsibilities. Laura Brown’s employment complied with our Related Party Transaction Policy.

D.R. HORTON, INC. 2024 PROXY STATEMENT      72

GENERAL INFORMATION

General Information

Time, Place and Purposes of Meeting

Our 2024 Annual Meeting of Stockholders will be held on Wednesday, January 17, 2024, at 10:00 a.m. Central Time, at our corporate offices located at 1341 Horton Circle, Arlington, Texas. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. If you require directions to our meeting, please call (817) 390-8200 and ask for our Investor Relations department. The purposes of the 2024 Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is attached.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of D.R. Horton. D.R. Horton expects that this Proxy Statement and the accompanying form of proxy will first be released to our stockholders of record on or about December 15, 2023. The cost of this solicitation will be paid by D.R. Horton. The solicitation of proxies will be made primarily by use of the mail. In addition, directors, officers and regular employees of D.R. Horton may make solicitations without special compensation by telephone, facsimile, e-mail or personal interview. They may request banks, brokers, fiduciaries and other persons holding stock in their names, or in the names of their nominees, to forward proxies and proxy materials to their principals and obtain authorization for the execution and return of such proxies to management. D.R. Horton will reimburse such banks, brokers and fiduciaries for their reasonable out-of-pocket expenses for this service. D.R. Horton has engaged Innisfree to act as D.R. Horton’s proxy solicitor in connection with the proposals to be acted upon at the 2024 Annual Meeting. Pursuant to D.R. Horton’s agreement with Innisfree, it will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from D.R. Horton’s stockholders on D.R. Horton’s behalf in connection with the 2024 Annual Meeting. For these services, D.R. Horton will pay a fee estimated to be $30,000, plus expenses.

Revocation and Voting of Proxies

Stockholders may vote by marking, signing and dating each proxy card received and returning it in the prepaid envelope, by telephone or electronically through the Internet by following the instructions included on the enclosed proxy card or by casting votes in person at the meeting. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which are designed to comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Stockholders who hold shares in “street name” through a broker or other nominee may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution.

Any proxy given may be revoked by a stockholder at any time before it is exercised by filing with D.R. Horton a notice in writing revoking it, by duly executing and returning a proxy bearing a later date or by voting by telephone or Internet. Proxies also may be revoked by any stockholder present at the 2024 Annual Meeting who expresses a desire to vote his or her shares in person. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies duly executed and received prior to or at the time of the 2024 Annual Meeting will be voted in accordance with the specifications of the proxies. If no specification is made, proxies will be voted as follows: (i) FOR each of the nominees for election of directors (see Proposal One on page 6), (ii) FOR the adoption of the advisory resolution on executive compensation (see Proposal Two on page 23), (iii) FOR an annual basis as the recommended frequency of future advisory votes on executive compensation (see Proposal Three on page 24), (iv) FOR the approval of the D.R. Horton, Inc. 2024 Stock Incentive Plan (see Proposal Four on page 56) and (v) FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (see Proposal Five on page 66), and at the discretion of the proxy holders on all other matters properly brought before the 2024 Annual Meeting or any adjournment or postponement thereof.

Outstanding Shares and Voting Rights

November 30, 2023 has been set as the record date for the purpose of determining stockholders entitled to notice of and to vote at the 2024 Annual Meeting. There were 332,999,691 shares of D.R. Horton’s common stock, $.01 par value, issued and outstanding on the record date. On any matter submitted to a stockholder vote, each holder of common stock will be entitled to one vote, in person or by proxy, for each issued and outstanding share of common stock registered in his or her name on the books of D.R. Horton as of the record date. A list of such stockholders will be available for examination by any stockholder at the offices of D.R. Horton set forth above for at least ten days before the 2024 Annual Meeting. If you would like to view the stockholder list, please email Thomas B. Montaño, our Corporate Secretary, at tbmontano@drhorton.com.

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GENERAL INFORMATION

Quorum Requirement

The D.R. Horton Bylaws provide that there will be a quorum if the holders of a majority of the issued and outstanding shares of common stock entitled to vote are present in person or represented by proxy. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the 2024 Annual Meeting, whether those stockholders vote for, against or abstain from voting on any matter, will be counted for purposes of determining whether a quorum exists. Broker non-votes, which are described below under “Vote Required,” will be considered present for purposes of determining whether a quorum exists.

Vote Required

NOTICE: Brokers and banks are not permitted to vote on certain non-routine proposals without instructions from the beneficial owner, as discussed in more detail below. Therefore, if your shares are held through a broker, bank or other nominee, your shares will not be voted on non-routine proposals unless you provide voting instructions to your broker or bank as described herein.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If a broker or bank holds your shares, you may have received this Proxy Statement directly from them, together with instructions as to how to direct the broker or bank to vote your shares. If you intend to have your vote counted, it is important that you return your voting instructions to your broker or bank. Under the rules of the New York Stock Exchange (“NYSE”), a broker or bank has the authority to vote on certain “routine” proposals without voting instructions from the beneficial owner. A “broker non-vote” occurs when the broker or bank is unable to vote on a “non-routine” proposal because it does not have discretionary authority and the beneficial owner has not provided voting instructions.

The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the meeting:

Proposal	Vote Required	Effect of Broker Non-Votes, if any, and Abstentions

(1) Election of Directors	(1) The number of shares voted “for” a director must exceed the number of shares voted “against” that director	(1) Broker non-votes have no effect Abstentions have no effect

(2) Advisory vote on the approval of executive compensation	(2) An affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and entitled to vote	(2) Broker non-votes have no effect Abstentions have the same effect as a vote against the proposal

(3) Advisory vote on the frequency of future advisory votes on executive compensation

(3)   The frequency option receiving an affirmative vote of the majority of our common stock which has voting power present in person or represented by proxy and entitled to vote will be the option selected by the stockholders on this advisory vote. If none of the alternative receives a majority vote, then the frequency option receiving a plurality of the votes cast will be deemed the preferred option on this advisory vote

(3)   Broker non-votes have no effect Abstentions will be counted toward the vote total but will not be counted as a vote in favor of any of the frequency options, and thus will have the effect of reducing the likelihood that any frequency receives a majority vote

(4) Approval of the D.R. Horton, Inc. 2024 Stock Incentive Plan	(4) An affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and entitled to vote	(4) Broker non-votes have no effect Abstentions have the same effect as a vote against the proposal

(5) Ratification of Ernst & Young LLP as our independent registered public accounting firm	(5) An affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and entitled to vote	(5) Broker non-votes have no effect Abstentions have the same effect as a vote against the proposal

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GENERAL INFORMATION

Stockholders Sharing the Same Address

The broker, bank or other nominee of any stockholder who is a beneficial owner, but not the record holder, of the Company’s common stock may deliver only one copy of this Proxy Statement and our Annual Report to multiple stockholders sharing an address, unless the broker, bank or nominee has received contrary instructions from one or more of the stockholders.

In addition, with respect to record holders, in some cases, only one copy of this Proxy Statement and our Annual Report will be delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. Upon written or oral request, the Company will deliver promptly free of charge a separate copy of this Proxy Statement and our Annual Report to a stockholder at a shared address to which a single copy was delivered. You can notify your broker, bank or other nominee (if you are not the record holder) or the Company (if you are the record holder) that you wish to receive a separate copy of our proxy statements and annual reports in the future, or alternatively, that you wish to receive a single copy of the materials instead of multiple copies. The Company’s contact information for these purposes is: D.R. Horton, Inc., Attention: Jessica Hansen, Senior Vice President and Head of Investor Relations, 1341 Horton Circle, Arlington, Texas 76011, telephone number: (817) 390-8200 or e-mail: InvestorRelations@drhorton.com.

Future Stockholder Communications through the Internet

Stockholders may elect to receive future notices of meetings, proxy materials and annual reports electronically through the Internet. The consent of stockholders who have previously consented to electronic delivery will remain in effect until withdrawn. To consent to electronic delivery:

•

stockholders whose shares are registered in their own name, and not in “street name” through a broker or other nominee, may simply log in to www.proxyvote.com, the Internet site maintained by Broadridge Financial Solutions, Inc. and follow the step-by-step instructions; and

•

stockholders whose shares are registered in “street name” through a broker or other nominee must first vote their shares using the Internet at: www.proxyvote.com, the Internet site maintained by Broadridge Financial Solutions, Inc., and immediately after voting, fill out the consent form that appears on-screen at the end of the Internet voting procedure.

The consent to receive stockholder communications through the Internet may be withdrawn at any time to resume receiving stockholder communications in printed form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD JANUARY 17, 2024

The Notice, Proxy Statement and Annual Report on Form 10-K are available at

https://materials.proxyvote.com/23331A

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STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Stockholder Proposals for 2025 Annual Meeting

Any stockholder who intends to present a proposal for action at D.R. Horton’s 2025 Annual Meeting of Stockholders and to have D.R. Horton include such proposal in its proxy soliciting materials pursuant to Rule 14a-8 under the Exchange Act must deliver a copy of the proposal to the Corporate Secretary of D.R. Horton at 1341 Horton Circle, Arlington, Texas 76011 not later than the close of business on August 17, 2024. Further, all proposals submitted for inclusion in D.R. Horton’s proxy soliciting materials relating to the 2025 Annual Meeting must comply with all of the requirements of Rule 14a-8 of the Exchange Act.

In addition, apart from the Rule 14a-8 process and director nominations made pursuant to the proxy access process, the Bylaws of D.R. Horton provide that any stockholder intending to propose any business at our 2025 Annual Meeting must submit written notice of that proposal in a timely manner to Corporate Secretary of D.R. Horton for such proposal to be acted upon at the meeting of stockholders. To be timely, a stockholder’s notice for our 2025 Annual Meeting must be delivered to the principal executive offices of D.R. Horton not later than the close of business on October 19, 2024 and not earlier than the close of business on September 19, 2024. In the event that the date of the 2025 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the 2024 Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such meeting and not later than the close of business on the later of the 90th calendar day prior to such meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is made. In no event shall public disclosure of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The notice must include the information specified in our Bylaws, including information concerning the nominee or the proposal, and the stockholder and the beneficial owner, as the case may be. We will not entertain any such proposals at the annual meeting that do not meet the requirements set forth in our Bylaws.

Pursuant to the proxy access provision in our Bylaws, in order for a stockholder or group of stockholders to nominate a director candidate to be included in the Company’s proxy statement for the 2025 Annual Meeting, proper written notice of the nomination must be delivered to the Corporate Secretary of D.R. Horton not later than the close of business on August 17, 2024 and not earlier than the close of business on July 18, 2024, and the nomination must otherwise comply with our Bylaws. In the event that the date of the 2025 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the 2024 Annual Meeting, notice by the stockholder(s) to be timely must be so delivered not earlier than the close of business on the 150th calendar day prior to such meeting and not later than the close of business on the later of the 120th calendar day prior to such meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is made.

In addition to satisfying the deadlines in our Bylaws, a stockholder or group of stockholders who intend to solicit proxies in support of nominees other than our nominees must provide the notice required under SEC Rule 14a-19 to the Corporate Secretary of D.R. Horton no later than November 18, 2024. In the event that the date of the 2025 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the 2024 Annual Meeting, then notice must be provided not later than 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public disclosure of the date of the 2025 Annual Meeting is first made by the Company. The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws as described above.

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REQUESTING DOCUMENTS FROM THE COMPANY

Requesting Documents from the Company

On our website at investor.drhorton.com under the Policy & ESG Documents link within the ESG section, you will find the following: (i) Corporate Governance Principles, (ii) Audit Committee Charter, (iii) Compensation Committee Charter, (iv) Nominating and Governance Committee Charter, (v) Code of Ethical Conduct for the CEO, CFO, and Senior Financial Officers, (vi) Complaint Procedures for Accounting, Internal Control, Auditing and Financial Matters and Complaint Procedures for Employee Matters, (vii) Corporate Code of Business Conduct and Ethics for Employees and Directors, (viii) Human Rights Policy, (ix) Related Party Transaction Policy, (x) Stock Ownership Guidelines, (xi) Political Contributions Policy Statement and (xii) Clawback Policy. You may obtain a copy of any of these documents at no charge through our website or by contacting us for a printed set. In addition, a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, including the financial statements and the financial statement schedules included therein, is available without charge. The exhibits of the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction. You may contact us for these purposes at: Attention: Thomas B. Montaño, Senior Vice President and Corporate Secretary, D.R. Horton, Inc., 1341 Horton Circle, Arlington, Texas 76011, (817) 390-8200 or e-mail: tbmontano@drhorton.com.

Other Matters

Management knows of no other matters to be voted upon at the 2024 Annual Meeting. If any other matter is properly brought before the 2024 Annual Meeting, it is the intention of the persons named as proxies in the form of proxy to vote in their discretion upon such matters in accordance with their judgment. The persons named as proxies are Donald R. Horton, Chairman, and Paul J. Romanowski, President and Chief Executive Officer.

You are urged to sign, date and return the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed from within the United States. If you subsequently decide to attend the 2024 Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

By Order of the Board of Directors,

THOMAS B. MONTAÑO

Senior Vice President and Corporate Secretary

Arlington, Texas

December 15, 2023

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APPENDIX A

D.R. HORTON, INC.

2024 STOCK INCENTIVE PLAN

1.    Purpose

The purpose of the D.R. Horton, Inc. 2024 Stock Incentive Plan (the “Plan”) is to advance the interests of D.R. Horton, Inc. (the “Company”) and its Subsidiaries by stimulating the efforts of employees, officers, Nonemployee Directors and certain other Service Providers, in each case who are selected to be Participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company. The Plan supersedes the Company’s 2006 Stock Incentive Plan with respect to future awards, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Incentive Bonuses, any of which may be performance-based.

2.    Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)    “Administrator” means the Administrator of the Plan in accordance with Section 16.

(b)    “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan.

(c)    “Award Agreement” means a written agreement or other instrument, which may be transmitted electronically, as may be approved from time to time by the Administrator implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Change in Control” means the occurrence of any of the following events:

(i)    The consummation of a merger, consolidation or reorganization of the Company into or with another corporation or other legal person if the stockholders of the Company, immediately before such merger, consolidation or reorganization, do not, immediately following such merger, consolidation or reorganization, then own directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the corporation or other legal person resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership of Voting Securities (as hereinafter defined) immediately prior to such merger, consolidation or reorganization;

(ii)    The Company sells all or substantially all of its assets to another corporation or other legal person, or there is a complete liquidation or dissolution of the Company;

(iii)    Any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding voting securities of the Company (“Voting Securities”) (computed in accordance with the standards for the computation of total percentage ownership for the purposes of Schedule 13D or Schedule 14D-l or any successor schedule, form or report)); excluding, however, the following: any acquisition by the Company, any Subsidiary or an employee benefit plan or related trust of the Company or any Subsidiary; or

(iv)    During any two year period, a majority of the members of the Board serving as of the Effective Date is replaced by members of the Board who are not nominated and approved by the Board.

(f)    “Code” means the Internal Revenue Code of 1986, as amended, and the rulings and regulations issued thereunder.

(g)    “Company” means D.R. Horton, Inc., a Delaware corporation.

(h)    “Disability” means, except as otherwise provided in an Award Agreement, the Participant is either: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan maintained or offered by the Company or a Subsidiary.

D.R. HORTON, INC. 2024 PROXY STATEMENT      A-1

APPENDIX A

(i)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)    “Incentive Bonus” means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance or other criteria as are specified in the Award Agreement.

(k)    “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(l)    “Nonemployee Director” means each person who is, or is elected to be, a member of the Board or of the board of directors of a Subsidiary and who is not an employee of the Company or any Subsidiary.

(m)    “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(n)    “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6.

(o)    “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

(p)    “Plan” means the D.R. Horton, Inc. 2024 Stock Incentive Plan, as set forth herein and as amended from time to time.

(q)    “Prior Plan” means the D.R. Horton, Inc. 2006 Stock Incentive Plan, as amended and restated on December 11, 2014.

(r)    “Restricted Stock” means Shares granted pursuant to Section 8.

(s)    “Restricted Stock Unit” means an Award granted pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(t)    “Retirement” means, except as otherwise provided in an Award Agreement, a voluntary Termination of Employment on or after the date on which the Participant has attained age 65.

(u)    “Securities Act” means the Securities Act of 1933, as amended.

(v)    “Service Provider” means a consultant or advisor to the Company or any Subsidiary who (i) is a natural person, (ii) provides bona fide services to the Company or any Subsidiary, (iii) provides services other than in connection with the offer or sale of securities in a capital-raising transaction, and (iv) does not directly or indirectly promote or maintain a market for the Company’s securities, in each case, within the meaning of the General Instructions to Form S-8 under the Securities Act.

(w)    “Share” means a share of the Company’s common stock, par value $0.01, subject to adjustment as provided in Section 12.

(x)    “Stock Appreciation Right” means a right granted pursuant to Section 7 that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

(y)    “Subsidiary” means (i) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) other than with respect to Incentive Stock Options, any limited liability company, limited partnership, general partnership or other entity, the majority of the equity or ownership interests in which are owned, directly or indirectly, by the Company, and (iii) if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, any entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(z)    “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a person or entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges or combines.

(aa)    “Termination of Employment” means ceasing to serve as a full-time employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or other Service Provider, ceasing to serve as such for the Company and its Subsidiaries, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine, subject to Section 6(e), that an approved leave of absence or approved employment on a less than full-time basis is not considered a “Termination of Employment,” (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “Termination of Employment,” (iii) service as a member of the Board shall

D.R. HORTON, INC. 2024 PROXY STATEMENT      A-2

APPENDIX A

constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee, (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board, and (v) the Administrator may determine that a transition from employee to Service Provider or from Service Provider to employee is not considered a “Termination of Employment”. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Awards, and the Administrator’s decision shall be final and binding. Unless determined otherwise by the Administrator, a “Termination of Employment” will be interpreted consistent with the definition of a “separation from service” under the Code Section 409A Regulations.

3.    Eligibility

Any person who is a current or prospective officer or employee (including, without limitation, any director who is also an employee, in his or her capacity as such) or a current or prospective Service Provider of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. To the extent provided by Section 5(d), any Nonemployee Director shall be eligible for the grant of Awards hereunder as determined by the Administrator. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of Section 424(f) the Code, as selected by the Administrator.

4.    Effective Date and Termination of Plan

This Plan was adopted by the Board on December 12, 2023 and shall become effective upon approval by the Company’s stockholders (the “Effective Date”). The Plan shall remain available for the grant of Awards until December 12, 2033. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board or the Compensation Committee of the Board may determine. Termination or expiration of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards previously granted and then in effect.

5.    Shares Subject to the Plan; Award Limitations

(a)    Aggregate Limits. The aggregate number of Shares issuable under the Plan shall be equal to (i) 18,900,000 less (ii) the number of Shares subject to awards granted under the Prior Plan between November 30, 2023 and the Effective Date plus (iii) any Shares that remain available for issuance under the Prior Plan as of the Effective Date (not including any Shares subject to outstanding awards under the Prior Plan as of the Effective Date) and plus (iv) any Shares subject to outstanding awards under the Prior Plan as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such Awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in nonforfeitable Shares). The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 18,900,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including, without limitation, shares purchased in the open market.

(b)    Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right (or stock appreciation right under the Prior Plan) and were not issued upon the net settlement or net exercise of such Stock Appreciation Right (or stock appreciation right under the Prior Plan), (ii) Shares delivered to or withheld by the Company to pay the exercise price of a Stock Option (or stock option under the Prior Plan), (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to a Stock Option or a Stock Appreciation Right (or stock option or stock appreciation right under the Prior Plan), or (iv) Shares repurchased on the open market with the proceeds of a Stock Option (or option under the Prior Plan) exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan.

(c)    Substitute Awards. Substitute Awards shall not reduce the Shares authorized for issuance under the Plan. In addition, in the event that a person or entity acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary merges or combines, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition, merger or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition, merger or combination to determine the

D.R. HORTON, INC. 2024 PROXY STATEMENT      A-3

APPENDIX A

consideration payable to the holders of common stock of the entities party to such transaction) may be used for Awards under the Plan and, notwithstanding any other provision hereof, shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition, merger or combination, and shall only be made to individuals who were employees, directors or Service Providers of such acquired, merged or combined company before such acquisition, merger or combination.

(d)    Nonemployee Director Compensation Limit. The aggregate dollar value of equity-based (based on the grant date fair market value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any fiscal year to any Nonemployee Director in respect of such individual’s service as a Nonemployee Director shall not exceed $1,000,000; provided, however, that in the calendar year in which a Nonemployee Director first joins the Board or the board of directors of a Subsidiary or during any fiscal in which a Nonemployee Director is designated as chairman or lead director of the Board or of the board of directors of a Subsidiary, such limit shall be increased to $1,500,000.

(e)    Minimum Vesting. Except as otherwise provided in this Section 5(e), Awards granted under the Plan shall be subject to a minimum vesting period of one year from the date of grant of such Award. Notwithstanding the foregoing, (i) such minimum vesting provision shall not apply to the accelerated vesting of an Award in the event of a Participant’s death, Disability, Retirement or the occurrence of a Change in Control, and (ii) the Administrator may grant Awards covering 5% or fewer of the total number of Shares authorized for issuance under the Plan as set forth in Section 5(a) without regard to the above-described minimum vesting requirements. In addition, with respect to Awards made to Nonemployee Directors, the vesting of such Awards will be deemed to satisfy the one-year minimum vesting requirement to the extent that the Awards vest no sooner than the earlier of the one-year anniversary of the date of grant and the next regular annual meeting of the Company’s stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.

(f)    Effect on Prior Plan. From and after the Effective Date, no further grants or awards are permitted to be made under the Prior Plan. Grants and awards made, or Substitute Awards assumed, under the Prior Plan before the Effective Date, however, shall continue in effect in accordance with their terms.

6.    Options

(a)    Option Awards. Options may be granted to Participants from time to time as determined by the Administrator. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b)    Price. The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the fair market value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted as a Substitute Award may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including, without limitation, an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares deliverable upon exercise.

(c)    No Repricing. Other than in connection with a change in the Company’s capitalization or other event or transaction described in Section 12, the terms of outstanding Awards may not be amended to (i) reduce the exercise price of outstanding Options or take any other action that is treated as a re-pricing under generally accepted accounting principles (“GAAP”), or (ii) at any time when the exercise price of an Option is above the market value of a Share, cancel, exchange, buyout or surrender outstanding Options in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options, in each case without stockholder approval.

(d)    No Reload Grants. Options shall not be granted under the Plan in consideration for, and shall not be conditioned upon the delivery of, Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(e)    Provisions Applicable to Options. Subject to Section 5(e) above, the date on which Options become vested and exercisable (which may be based on, without limitation, continued employment or performance conditions) shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Administrator determines that an approved leave of absence or employment on a less than full-time basis is not a Termination of Employment, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

(f)    Term of Options and Termination of Employment. The Administrator shall establish the term of each Option, which in no case shall exceed a period of 10 years from the date of grant; provided, however, the term of an Option (other than an Incentive Stock Option) shall be

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automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law or the Company’s insider trading policy from exercising the Option, which extension shall expire on the 30th day following the date such prohibition no longer applies. In addition, the Award Agreement evidencing the grant of each Option shall set forth the terms and conditions applicable to such Option upon a Participant’s Termination of Employment.

(g)    Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110% of the fair market value of the Shares on the date of grant and the Option must expire within a period of not more than five years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (A) the aggregate fair market value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (B) such Options otherwise remain exercisable but are not exercised within three months of Termination of Employment (or such other period of time provided in Section 422 of the Code).

(h)    No Stockholder Rights. Participants shall have no rights as a stockholder, including voting rights and will have no rights to receive dividends or dividend equivalents in respect of an Option or any Shares subject to an Option until the Participant has become the holder of record of such Shares.

(i)    Adjustments. Notwithstanding the satisfaction of any performance goals, the number of Options granted, retainable, and/or vested and exercisable under an Award of Options on account of the attainment of performance objectives may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

7.    Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 (including, without limitation, the maximum term thereof) and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement. Other than in connection with a change in the Company’s capitalization or other event or transaction described in Section 12, the terms of outstanding Awards may not be amended to (a) reduce the exercise price of outstanding Stock Appreciation Rights or take any other action that is treated as a re-pricing under GAAP, or (b) at any time when the exercise price of an SAR is above the market value of a Share, cancel, exchange, buyout or surrender outstanding Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Rights, in each case without stockholder approval. Participants shall have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of an Award of Stock Appreciation Rights or any Shares subject to an Award of Stock Appreciation Rights until the Participant has become the holder of record of such Shares. The Award Agreement evidencing the grant of an Award of Stock Appreciation Rights shall set forth the terms and conditions applicable to such Award upon a Participant’s Termination of Employment.

8.    Restricted Stock and Restricted Stock Units

(a)    Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted to Participants from time to time as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including, without limitation, continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares (or a corresponding cash amount) is subject to such conditions (including, without limitation, continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and

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Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b)    Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

(c)    Vesting Criteria; Termination of Employment. Subject to Section 5(e) above, the grant, issuance, retention, vesting and/or, subject to Section 10, settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include performance conditions. The Award Agreement evidencing the grant of an Award of Restricted Stock or Restricted Stock Units shall set forth the terms and conditions applicable to such Award upon a Participant’s Termination of Employment.

(e)    Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until the Participant has become the holder of record of such Shares.

(f)    Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to accrue all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock or whether such dividends or distributions will accrue in cash. Such dividends or distributions will be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator. Notwithstanding the foregoing, any dividends, distributions or dividend equivalents on Awards granted under the Plan shall be subject to the same vesting criteria and other restrictions on transferability as the underlying Award with respect to which they were paid or distributed.

(g)    Adjustments. Notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of the attainment of performance objectives may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

9.    Incentive Bonuses

(a)    General. Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement of one or more performance criteria established for a performance period designated by the Administrator.

(b)    Incentive Bonus Document. The terms of any Incentive Bonus will be set forth in an Award Agreement. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target (and any threshold or maximum) amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(c)    Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance, strategic or operational objectives, and/or personal performance evaluations.

(d)    Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator.

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(e)    Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of the attainment of performance objectives may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

10.    Deferral of Awards

The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares or cash upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon a separation from service (as defined for purposes of Section 409A of the Code) before the date that is six months after the specified employee’s separation form service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

11.    Conditions and Restrictions Upon Securities Subject to Awards

The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including, without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including, without limitation, the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including, without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (d) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

12.    Adjustment of and Changes in the Stock

The number and kind of Shares available for issuance under this Plan (including, without limitation, under any Awards then outstanding) shall be equitably adjusted by the Administrator as it determines appropriate to reflect any reorganization, reclassification, combination or exchange of shares, repurchase of shares, stock split, reverse stock split, spin-off, dividend or other distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares of the Company outstanding. Such adjustment may be designed to comply with Section 425 of the Code or may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.

In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Administrator shall, in its sole discretion, determine the appropriate and equitable adjustment, if any, to be effected with respect to outstanding Awards. Without limiting the generality of the foregoing, in the event of any such change described in this paragraph, the Administrator may, in its sole discretion, (i) provide for the assumption or substitution of such Awards by the successor or surviving company, or a parent or subsidiary thereof, (ii) provide for the adjustment to the number and type of Shares (or other security or property) subject to such Award and the terms and conditions thereof (including any exercise price); (iii) accelerate the vesting of and terminate any restrictions on outstanding Awards; (iv) provide for cancellation of accelerated Awards that are not exercised within a time

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prescribed by the Administrator; or (v) provide for the cancellation of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment).

No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

13.    Transferability

Unless the Administrator specifies otherwise to the extent permitted under the General Instructions to Form S-8 under the Securities Act an Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime, and thereafter by the legal representative of the Participant’s estate or the individual to whom such Award was transferred by the Participant’s will or the laws of descent and distribution.

14.    Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who resides, is employed or is providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual or adopt one or more sub-plans to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

15.    Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares or cash that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, by tendering Shares previously acquired, or by such other means as the Administrator determines appropriate.

16.    Administration of the Plan

(a)    Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board or, in the absence of a Compensation Committee, the Board itself; provided, however, that with respect to Awards to Nonemployee Directors, the Administrator shall be the full Board. Any power of the Administrator may also be exercised by the Board, except to the extent

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that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Administrator may by resolution authorize one or more individuals to do or perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such individuals shall be treated as the Administrator; provided, however, that such resolution shall specify the total number of Shares subject to any Awards such individual may award pursuant to such delegated authority. No such individual shall designate himself or herself or any executive officer or director of the Company as a recipient of any Awards granted under authority delegated to such individual. In addition, the Administrator may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b)    Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including, without limitation, the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including, without limitation, events which the Board or the Administrator determine constitute a Change in Control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 12; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of the circumstances and for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any Award; (ix) subject to any limitations otherwise set forth in Section 17, waive, settle or adjust the terms of any Award so as to avoid unanticipated consequences, to implement the intent of the Award, or address unanticipated events (including, but not limited to, any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe); and (x) to make all other determinations deemed necessary or advisable for the administration of this Plan. Except as set forth in Section 6(c) or Section 7 above (with regard to adjustments to the exercise price or re-pricings of Options and SARs), the Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting vesting of an Award or exercise after Termination of Employment and, except as otherwise provided herein, adjust any of the other terms of any Award.

(c)    Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d)    Liability of Administrator. No member of the Board and no Administrator shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as the Administrator nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of Board and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s Certificate of Incorporation and Bylaws (as each may be amended from time to time), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(e) Subsidiary Awards. In the case of a grant of an Award to any Participant employed or engaged by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

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17.    Amendment of the Plan or Awards

The Board or the Compensation Committee of the Board may amend, alter or discontinue this Plan, and the Administrator may amend or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the stockholders of the Company:

(a)    increase the maximum number of Shares for which Awards may be granted under this Plan;

(b)    other than in connection with a change in the Company’s capitalization or other event or transaction described in Section 12, amend the terms of outstanding Awards to (i) reduce the exercise price of outstanding Options or Stock Appreciation Rights or take any other action that is treated as a re-pricing under GAAP, or (ii) at any time when the exercise price of an Option or SAR is greater than the market value of a Share, cancel, exchange, buyout or surrender outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights;

(c)    extend the term of this Plan;

(d)    change the class of persons eligible to be Participants;

(e)    otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements; or

(f)    increase the Nonemployee Director compensation limits in Section 5(d).

No amendment or alteration to the Plan or an Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if (i) the Administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or stock exchange listing requirement or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Administrator determines in its sole discretion that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

18.    No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

19.    Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of cash or equity-based compensation awards otherwise than under this Plan.

20.    Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

21.    No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not

D.R. HORTON, INC. 2024 PROXY STATEMENT      A-10

APPENDIX A

prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

22.    Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

23.    Clawback

Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed, including those promulgated pursuant to Rule 10D-1 under the Exchange Act, or as is otherwise required by applicable law. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including a reacquisition right in respect of previously issued Shares, the proceeds received from any sale of such Shares, or any other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company or any Subsidiary.

D.R. HORTON, INC. 2024 PROXY STATEMENT      A-11

1341 Horton Circle

Arlington, Texas 76011

(817) 390-8200

www.drhorton.com

D.R. HORTON, INC. 1341 HORTON CIRCLE ARLINGTON, TEXAS 76011	VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                                                                                          V25324-P99963                            KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

D.R. HORTON, INC.
Vote on Directors
The Board of Directors recommends a vote FOR each Nominee for Director.
1.	Proposal One: Election of directors.
	Nominees:		For	Against	Abstain

	1a. Donald R. Horton 1b. Barbara K. Allen 1c. Brad S. Anderson 1d. David V. Auld 1e. Michael R. Buchanan 1f. Benjamin S. Carson, Sr. 1g. Maribess L. Miller 1h. Paul J. Romanowski		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

Vote on Other Company Proposals

The Board of Directors recommends a vote FOR Proposal Two as proposed below.

2.  Proposal Two: Approval of the advisory resolution on executive compensation.

The Board of Directors recommends a vote of ONE YEAR on Proposal Three.

3.  Proposal Three: Advisory vote as to the frequency of future advisory votes on executive compensation.

The Board of Directors recommends a vote FOR Proposals Four and Five as proposed below.

4.  Proposal Four: Approval of our 2024 Stock Incentive Plan.

5.  Proposal Five: Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

								For ☐ 1 Year 2 Years ☐ ☐ For ☐ ☐	Against ☐ 3 Years ☐ Against ☐ ☐	Abstain ☐ Abstain ☐ Abstain ☐ ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Note:  Please sign exactly as name(s) appear(s) herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be held January 17, 2024:

The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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V25325-P99963

D.R. HORTON, INC.
2024 ANNUAL MEETING OF STOCKHOLDERS 1341 Horton Circle, Arlington, Texas 76011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints Donald R. Horton and Paul J. Romanowski, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all shares of Common Stock of D.R. Horton, Inc. (the “Company”) held of record by the undersigned at the close of business on November 30, 2023 at the 2024 Annual Meeting of Stockholders to be held on January 17, 2024 at 10:00 a.m. central time, or any adjournment thereof.

The Board of Directors recommends a vote FOR all the nominees listed in Proposal One, FOR Proposals Two, Four and Five, and a vote of ONE YEAR on Proposal Three. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted as recommended by the Board of Directors in this paragraph. The proxy holders are authorized to vote, in accordance with their discretion, on all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting or any adjournment or postponement thereof, subject to compliance with Rule 14a-4(c) of the Securities Act of 1934, as amended.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and the proxy statement accompanying said notice.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.